UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

SELF STORAGE GROUP, INC.
(Exact name of Company as specified in its charter)

Maryland	13-3926714
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Self Storage Group, Inc.
11 Hanover Square, 12th Floor
New York, NY 10005
(212) 785-0900
(Address, including zip code, and telephone number, including area code, of Company's principal executive offices)

John F. Ramírez, Esq.
Self Storage Group, Inc.
11 Hanover Square, 12th Floor
New York, NY 10005
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:
None

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of a "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The Exhibit Index for this Report is on page 90.

Table of Contents

INFORMATION REQUIRED IN REGISTRATION STATEMENT

EXPLANATORY NOTE

Self Storage Group, Inc. (the "Company" or "SELF") has applied to the Securities and Exchange Commission ("SEC") to deregister as a closed end fund under the Investment Company Act of 1940, as amended (the "1940 Act").  The Company is seeking to register as a smaller reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and list its shares of common stock on NASDAQ Capital Market simultaneous with the effectiveness of deregistration under the 1940 Act.

FORWARD LOOKING STATEMENTS

This registration statement contains certain "forward looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will," and similar expressions identify forward looking statements, which generally are not historical in nature. Forward looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Company's historical experience and its current expectations or projections indicated in any forward looking statements. These risks include, but are not limited to, equity securities risk, credit risk, interest rate risk, leverage and borrowing risk, additional risks of certain securities or other assets (including real estate) in which the Company invests, market discount from net asset value, distribution policy risk, management risk, the risks described in Item 1.A hereof and other risks discussed in the Company's filings with the SEC. You should not place undue reliance on forward looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise any forward looking statements made herein.

Item 1.                                        Business.

Background

The Company is currently a non-diversified, closed-end management investment company registered under the 1940 Act.  As such, the Company files reports with the SEC as required by the 1940 Act and other applicable securities laws including, among others, Form N-2, Form N-CSR, Form N-SAR, Form N-Q, Form N-PX, and Schedule 14A.  As a smaller reporting company under the Exchange Act, the Company would be subject to the reporting obligations of the Exchange Act, including the requirements to file an annual report on Form 10-K and quarterly reports on Form 10-Q, each of which requires the filing of full financial statements, and current reports on Form 8-K. The public may read and copy any materials the Company has filed with the SEC at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Additional information about the Company, not contained in this form or made a part hereof, may be found at www.selfstoragegroupinc.com.

The Company was incorporated on December 12, 1996 under the laws of the state of Maryland, and from that date through the date of this registration statement, the Company has been a corporation duly qualified and in good standing in that state.

From September 1, 1983 to February 7, 1997, the Company was a diversified series of shares of Bull & Bear Incorporated, an open-end management investment company. On January 23, 1997, the Company (formerly known as Global Income Fund, Inc.) filed a Form N-8A Notification of Registration pursuant to Section 8(a) of the Act, registering the Company as an investment company thereunder, and a Registration Statement on Form N-2 for closed-end investment companies.  The Company commenced operations as a closed-end management investment company on February 7, 1997.  The Company's fiscal/taxable year ends December 31.

The Company is currently authorized to issue twenty million (20,000,000) shares of common stock, with a par value of ($.01) per share. As of June 30, 2015, 7,416,766 shares of common stock of the Company were outstanding.  These shares are quoted over the counter with Pink OTC Markets Inc. under the ticker symbol "SELF" and, as of June 30, 2015, are held by 34 stockholders of record.  In connection with the adoption of a stockholder rights plan, the Company's Board of Directors (the "Board") declared a special dividend distribution of one non-transferrable right for each outstanding share of the Company's common stock, par value $.01 per share, to stockholders of record at the close of business on July 28, 2015. Each right entitles the registered holder to purchase from the Company one share of its common stock, par value $.01 per share, subject to adjustment.  The rights will expire on November 25, 2015 unless earlier redeemed or exchanged by the Company.  The Company does not have any other securities outstanding.

Prior to 2012, the Company operated as a non-diversified management investment company with a primary investment objective to provide stockholders with a high level of income, with capital appreciation as a secondary objective.  At a special meeting of stockholders held on December 15, 2011 and adjourned to February 29, 2012 (the "Special Meeting"), the Company's stockholders approved a proposal to change the Company's business from an investment company investing primarily in closed-end funds that invest significantly in income producing securities and a global portfolio of investment grade fixed income securities to an operating company that would own, operate, manage, acquire, develop and redevelop professionally managed self storage facilities and would seek to qualify as a real estate investment trust ("REIT") for federal tax purposes (the "Business Proposal").  A professionally managed self storage facility refers to a type of real property that offers storage space rental, generally on a month-to-month basis, for personal or business use. The Company's self storage facilities are managed by a professional staff with significant experience in managing and operating self storage facilities. The Company has hired, and intends to continue to hire, qualified personnel with significant experience in managing and operating self storage facilities to manage the Company's properties. By doing so, the Company seeks to differentiate itself from others in the self storage industry, which is predominantly fragmented with non-professional ownership. The Company manages and operates each of its self storage facilities described below using its own personnel and does not intend to retain third party management for any of its self storage facilities.

Following stockholder approval of the Business Proposal, the Company's management has implemented the Business Proposal by terminating its investment management agreement, purchasing real property self storage facilities through wholly owned subsidiaries, engaging in a strategy to convert from an investment company to an operating company, filing to register under the Exchange Act, and applying to list its common stock on NASDAQ Capital Market.  Registration as an investment company and compliance with the 1940 Act limits certain of the Company's business activities.  By design, the 1940 Act is not intended to regulate operating companies and, as such, contains many proscriptions and limitations with respect to activities normally within the scope of an operating company's business, operations, and financial viability.  Examples include a general prohibition on the granting of warrants, and requirements to obtain stockholder approval prior to issuing securities at less than the net asset value per share.  In addition, the limitations imposed by Section 18 of the 1940 Act on the Company's capital structure constrain the Company's ability to borrow and otherwise manage its capital structure in ways that the Company's Board of Directors believes are prudent and reasonable for an operating company but are prohibited for a registered investment company.  Such restrictions present significant obstacles to capital raising activities in which the Company would otherwise participate if it were not for its status as a registered investment company.  Further, the prohibitions of Section 17 of the 1940 Act on transactions with affiliates, together with Section 23(a) of the 1940 Act, also present an obstacle to the Company by effectively prohibiting many types of incentive based compensation the Company's Board of Directors considers to be reasonable and necessary to attract and retain the best qualified persons to manage the Company's business.

Principal Business Activities

The Company currently has 20 total employees (10 full-time) and owns, operates and manages, through its wholly owned subsidiaries, seven self storage facilities located in New York, Pennsylvania, Illinois, Indiana and South Carolina, comprising more than 80% of its net assets. All together, as of June 30, 2015, these facilities total 486,169 net leasable square feet and offer 3,815 storage units. In addition to traditional and climate-controlled units, many of the facilities feature both covered and outside auto/RV/boat storage.

The following table presents all of the Company's purchases of real property self storage facilities through its wholly owned subsidiaries:

Subsidiary	Acquisition Date	Cost
SSG Bolingbrook LLC	6/27/13	$5,700,000
SSG Dolton LLC	6/27/13	5,100,000
SSG Merrillville LLC	6/27/13	4,825,000
SSG Rochester LLC	12/5/12	3,750,000
SSG Sadsbury LLC	12/24/12	4,300,000
SSG Summerville I LLC	7/12/13	2,300,000
SSG Summerville II LLC	8/20/13	1,300,000
Total		$27,275,000

We have registered the trademark and developed the brand "Global Self Storage." Each of the Company's self storage facilities have been renamed and re-branded to "Global Self Storage." Upon deregistration as an investment company, the Company intends to change its name to Global Self Storage, Inc. and we intend to convert all future property acquisitions to the "Global Self Storage" brand. We have developed the corporate logo (as displayed on the prior page) and have incorporated it on all of our on-site signage, advertising and other marketing materials. This branding process has included the creation and development of the www.GlobalSelfStorage.us website, whereby prospective customers can click through and read and learn about the features of any of our self storage facilities in their various locations. Existing self storage customers may also pay their storage unit rent on-line through www.GlobalSelfStorage.us. We are continuing to develop the Global Self Storage web presence through selected internet advertising and search engine optimization work. Concomitantly, we continue to solicit reviews from our customers for posting on the "Testimonials" section of our website. We have found that our most reliable source of new tenants is from our roster of current tenants through referrals. In all of our marketing efforts, nothing seems to be as productive as asking happy, satisfied tenants to recommend Global Self Storage to their family, friends, colleagues and others. All of our property managers' attention to detail – maintaining security, cleanliness and attentive customer service – can reap long term benefits for the Company in attracting more and longer-lived self storage tenants.

Each of the Global Self Storage facilities features a 24/7 Rental and Payment Center Kiosk where prospective tenants may rent a unit at any hour of the day and current tenants may pay their rent. All of our facilities have on-site property managers who are committed to delivering the finest customer service. Our customer call center handles telephone inquiries from current and prospective tenants whenever our property managers are not available, can respond to questions about our facilities and storage features, and can take storage unit reservations. We are committed to delivering convenience and care to our storage customers as well as maintaining clean and secure self storage facilities at all times.

Acquisitions and Financing

The Company currently intends to use cash, cash equivalents, and/or proceeds from sales of its remaining portfolio of investment securities to acquire and operate additional self storage facilities.  For future acquisitions, the Company may use various financing and capital raising alternatives including, but not limited to, debt and/or equity offerings, credit facilities, mortgage financing, and joint ventures with third parties.

Item 1A.                          Risk Factors.

Stockholders should note that there are a number of risks related to the Company's business in connection with the implementation of the Business Proposal. Additionally, there are risks related to the operating performance of the Company's self storage facilities and the Company's performance is subject to risks associated with the real estate industry. There are also risks related to the Company's organization and structure and risks related to the Company's tax status as a REIT. These risks may adversely affect the Company's financial condition, yield on investment, results of operations, cash flow, per share trading price of its common stock and ability to satisfy debt service obligations, if any, and to make cash distributions to its shareholders.  Whether the Company is a registered investment company or an operating company, an investment in the Company, like an investment in any other public company, is subject to investment risk, including the possible loss of your investment.

The Company's investments are subject to concentration risk.  The Company is subject to specific risks attributable to the concentration of its investments in the real estate sector and the self storage business, which are described further below.  As is generally true for most companies that concentrate their holdings in a particular industry or industries, the Company may be more susceptible to economic, political, and regulatory developments than is the case for companies with investments in a broader range of industries.

Risks Related to the Company's Self Storage Facility Operations

The Company's performance is subject to risks associated with operation of self storage facilities.  The following factors, among others, may adversely affect the operating performance of the Company's self storage facilities:

•	Perceptions by prospective tenants of the Company's self storage properties of the safety, convenience, and attractiveness of such properties and the areas in which they are located.

•	A general decline in rental rates or an increase in tenant defaults.

•
Vacancies or inability to rent storage space on favorable terms. If the Company is unable to promptly re-let its units or if the rates upon such re-letting are significantly lower than expected, then its business and results of operations would be adversely affected. Any delay in re-letting units as vacancies arise would reduce the Company's revenues and harm the Company's operating results. In addition, lower than expected rental rates upon re-letting could adversely affect the Company's revenues and impede the Company's growth.

•
Increases in operating costs. Increases in operating costs, including insurance costs, labor costs, utilities, capital improvements, real estate assessments and other taxes and costs of compliance with REIT Requirements and with other laws, regulations and governmental policies could adversely affect the Company's results of operation and cash flow.  The Company is required to pay state and local taxes on its properties. Increases in property or other taxes generally are not passed through to tenants under leases and may reduce the Company's results of operations and cash flow.

•	Actual or perceived oversupply or declining demand of self storage in a particular area.

•
Difficulties in hiring, training and maintaining skilled field personnel. The Company will depend upon its on-site personnel to maximize tenant satisfaction at each of its properties, and any difficulties the Company encounters in hiring, training and maintaining skilled field personnel may harm its operating performance.  The general professionalism of a site's managers and staff are contributing factors to a site's ability to successfully secure rentals and retain tenants. If the Company is unable to successfully recruit, train and retain qualified field personnel, the quality of service could be adversely affected, which could lead to decreased occupancy levels and reduced operating performance.

•
Competition from other self storage facilities which may adversely impact the markets in which the Company invests and in which the Company's self storage companies operate. Increased competition in the self storage business has led to both pricing and discount pressure. The increased competition could limit the Company's ability to increase revenues in many markets in which it may operate. While some markets may be able to absorb the increase in self storage facilities due to superior demographics and density, other markets may not be able to absorb the additional facilities and not perform as well.

•	Industry slowdowns, relocation of business and changing demographics may adversely impact the markets in which the Company invests and in which the Company's self storage companies operate.

The Company invests in a limited number of self storage facilities. As a result, the potential effect on the Company's financial condition, results of operations, and cash available for distribution to shareholders, resulting from poor performance at one or more of its self storage facilities could be more pronounced than if the Company had a more diversified portfolio of properties.

The Company's performance is subject to risks associated with the real estate industry.   An investment in the Company is closely linked to the performance of the real estate markets in which the Company invests and subject to the risks associated with the direct ownership of real estate, including fluctuations in interest rates, inflation or deflation; declines in the value of real estate; and competition from other real estate investors with significant capital.  Prevailing economic conditions may adversely affect the Company's business, financial condition and results of operations.

The Company may be unable to complete acquisitions that would grow its business.  The Company expects to make future acquisitions of self storage properties.  The Company may not be successful in identifying and consummating suitable acquisitions that meet its criteria, which may impede the Company's growth.  The Company may encounter competition when it seeks to acquire properties, especially for brokered portfolios.  Aggressive bidding practices by prospective acquirers have been commonplace and this competition also may be a challenge for the Company's growth strategy.  Should the Company pay higher prices for self storage properties or other assets, its profitability may be reduced.  The Company's ability to acquire properties on favorable terms may be constrained by the following additional risks:

•	The inability to achieve satisfactory completion of due diligence investigations and other customary closing conditions.

•
The consideration paid for properties may exceed their value. Due to competition for the properties the Company seeks to acquire or otherwise, the consideration paid for certain properties may exceed their value.

•	The Company may spend more than the time and amounts budgeted to make necessary improvements or renovations to acquired properties.

•
The Company may acquire properties subject to liabilities. The Company may acquire properties subject to liabilities without any recourse, or with only limited recourse, with respect to unknown liabilities such as liabilities for clean-up of undisclosed environmental contamination, claims by persons dealing with the former owners of the properties and claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

•
The Company may encounter delays in the selection, acquisition, development or redevelopment of self storage properties which could adversely affect returns to shareholders.  Shareholders could suffer delays in the distribution of cash dividends attributable to any such properties.

The Company's investments in development and redevelopment projects may not yield anticipated returns. In deciding whether to develop or redevelop a particular property, the Company makes certain assumptions regarding the expected future performance of that property.  To the extent that the Company engages in development and redevelopment activities, it is subject to the following risks:

•
The Company may not complete development projects on schedule or within projected budgeted amounts. The Company may underestimate the costs necessary to bring the property up to the standards established for its intended market position. Any substantial unanticipated delays or expenses could adversely affect the investment returns from these development or redevelopment projects.

•	The Company may encounter delays or refusals in obtaining all necessary zoning, land use, building, occupancy and other required governmental permits and authorizations.

•
The Company may be unable to increase occupancy at a newly acquired property as quickly as expected or at all. Occupancy rates and rents at newly developed or redeveloped properties may fluctuate depending on a number of factors, including market and economic conditions, and may result in the Company's investment not being profitable.

•	The Company may be unable to obtain financing for these projects on favorable terms or at all.

•
The Company may fail to successfully integrate and operate acquired properties. When the Company acquires any self storage properties, it will be required to integrate them into its then existing portfolio.  The acquired properties may turn out to be less compatible with the Company's growth strategy than originally anticipated, may cause disruptions in its operations or may divert management's attention away from day-to-day operations, which could impair the Company's results of operations.

Regulatory compliance costs will reduce the Company's income. The Company's real estate investments also are subject to risks related to changes in, and changes in enforcement of, federal, state and local laws, regulations and governmental policies, including fire and safety requirements,  health, zoning and tax laws, governmental fiscal policies and the Americans with Disabilities Act of 1990 ("ADA").  Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers may restrict the Company's use of its properties and may require the Company to obtain approval from local officials or community standards organizations at any time with respect to its properties, including prior to acquiring a property or when undertaking renovations of any of its existing properties.  Further, compliance with the ADA and other regulations may require the Company to make unanticipated expenditures that could significantly reduce cash available for distribution to shareholders.  A failure to comply with the ADA or similar state laws could lead to government imposed fines on the Company and/or litigation, which could also involve an award of damages to individuals affected by the noncompliance.  Such noncompliance also could result in an order to correct any noncomplying feature, which could result in substantial capital expenditures.

In addition, the extensive environmental regulation to which the Company is subject creates uncertainty regarding future environmental expenditures and liabilities.  Under environmental regulations such as the federal Comprehensive Environmental Response and Compensation Liability Act, owners and operators of real estate may be liable for the costs of investigating and remediating certain hazardous substances or other regulated materials on or in such property. Such laws often impose liability, without regard to knowledge or fault, for removal or remediation of hazardous substances or other regulated materials upon owners and operators of contaminated property, even after they no longer own or operate the property. Moreover, the past or present owner or operator of a property from which a release emanates could be liable for any personal injuries or property damages that may result from such releases, as well as any damages to natural resources that may arise from such releases.  The presence of such substances or materials, or the failure to properly remediate such substances, may adversely affect the owner's or operator's ability to lease, sell or rent such property or to borrow using such property as collateral.

The Company may incur liability from tenant and employment-related claims and litigation. From time to time the Company may be required to resolve tenant claims and litigation and employment-related claims and litigation by corporate level and field personnel which could result in substantial liabilities to the Company.  There have been an increasing number of claims and litigation against owners and managers of rental properties relating to moisture infiltration, which can result in mold or other property damage.

 Uninsured losses or losses in excess of the Company's insurance coverage could adversely affect its financial condition and cash flow. The Company maintains comprehensive liability, fire, flood, earthquake, wind, extended coverage and rental loss insurance (as deemed necessary or as required by Company lenders, if any) with respect to its properties.  Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to earthquakes, hurricanes, tornadoes, riots, acts of war or terrorism. Should an uninsured loss occur, the Company could lose both its investment in and anticipated profits and cash flow from a property.  In addition, if any such loss is insured, the Company may be required to pay significant amounts on any claim for recovery of such a loss prior to its insurer being obligated to reimburse the Company for the loss, or the amount of the loss may exceed the Company's coverage for the loss.

 Perceptions of the self storage industry may affect the Company. To the extent that the investing public has a negative perception of the self storage industry, the value of the Company's securities may be negatively impacted.

 The Company's investments are relatively illiquid.  The Company may be unable to promptly sell one or more properties in response to changing economic, financial and investment conditions. The Company cannot predict whether it will be able to sell any property for the price or on the terms set by it or whether any price or other terms offered by a prospective purchaser would be acceptable to it. The Company may be required to expend funds to correct defects or to make improvements before a property can be sold. The Company cannot give assurances that it will have funds available to correct those defects or to make those improvements. In acquiring a property, the Company may agree to transfer restrictions that materially restrict it from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These transfer restrictions may impede the Company's ability to sell a property even if it deems it necessary or appropriate. The Company may also have joint venture investments in certain of its properties and, consequently, its ability to control decisions relating to such properties may be limited.

To the extent the Company invests in publicly traded REITs, the Company's performance may be subject to the risks of investment in such securities.  The value of the Company's investments in REITs may fluctuate, sometimes rapidly and unpredictably.  Because REITs concentrate their assets in the real estate industry, the performance of REITs is closely linked to the performance of the real estate markets.  Property values may fall due to increasing vacancies or declining rents resulting from economic, legal, cultural or technological developments, rising interest rates, and rising capitalization rates.  REIT prices also may drop because of the failure of borrowers to pay their loans and poor management.  In addition, there are specific risks associated with particular sectors of real estate investments such as self storage, retail, office, hotel, healthcare, and multi-family properties.  Many REITs utilize leverage, which increases investment risk and could adversely affect a REIT's operations and market value in periods of rising interest rates as well as risks normally associated with debt financing.  In addition, a REIT's failure to qualify for conduit income tax treatment under the IRC or failure to maintain exemption from registration under the 1940 Act could adversely affect its operations. The failure of these investments to perform as expected may have a significant effect on the Company's performance and its ability to make distributions to shareholders.

The Company may be unable to maintain its current level of distributions or increase distributions over time.  There are many factors that can affect the availability and timing of cash distributions to shareholders. Cash distributions will be based principally on cash available from the Company's operations. The amount of cash available for distributions is affected by many factors, such as the Company's ability to purchase or develop self storage facilities, rental income from such properties and the Company's operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. The Company cannot assure shareholders that it will be able to maintain its current level of distributions or that distributions will increase over time. The Company may not have sufficient available cash from operations to make a distribution required to qualify for or maintain its REIT status.  The Company may be required to borrow or make distributions that would constitute a return of capital which may reduce the amount of capital it invests in self storage facilities.

Risks Related to the Company's Organization and Structure

Management has limited prior experience operating a REIT and complying with the income, asset and other limitations imposed by the REIT provisions of the IRC. Those provisions are complex and the failure to comply with those provisions in a timely manner could cause the Company to fail to qualify as a REIT or could force the Company to pay unexpected taxes and penalties. Managing a portfolio of self storage facilities under such constraints may hinder the Company's ability to achieve its objectives.  The Company qualified as a REIT in 2013 and 2014 and anticipates qualifying as a REIT in 2015.  Management of the Company has been the same since 2013.

The Board may revoke or otherwise terminate the Company's REIT election without the approval of shareholders if it determines that it is no longer in the Company's best interests to continue to qualify as a REIT.  If the Company ceases to qualify as a REIT, it would become subject to federal income tax on its taxable income and would no longer be required to distribute most of its net taxable income to shareholders, which may have adverse consequences on the total return to the Company's shareholders.

The Company's business could be harmed if key personnel with business experience in the self storage industry terminate their employment with the Company.  The Company's proposed executive officers have experience in the self storage industry and the Company's success will depend, to a significant extent, on their services.  There is no guarantee that any of them will remain employed with the Company.  The Company does not generally maintain key person life insurance.  The loss of services of one or more members of the Company's senior management could harm the Company's business.

There may be conflicts of interest resulting from the relationships among the Company and its affiliates and other related parties.  Various elements of the Business Proposal present potential conflicts of interest, which may continue to exist after the consummation of the Business Proposal.  For instance, certain of the individuals who serve as the Company's officers and directors following the consummation of the Business Proposal currently are engaged in the management of other business entities in the self storage business.  For instance, Mark C. Winmill, who directs the Company's business as a REIT, is also president of Tuxis Corporation and its subsidiaries ("Tuxis"). Tuxis is an operating company that operates a self storage facilities business, but is not a REIT.  Other members of the Company's senior management are also involved in Tuxis's self storage business.  The outside business interests of the Company's proposed executive officers may divert their time and attention away from the Company, and may result in a potential conflict with respect to the allocation of business opportunities, which could harm its business.  The Board has adopted policies and procedures designed to mitigate these conflicts of interest, such as allocation procedures that the Company's senior management must follow in determining the appropriate allocation of such business opportunities.  The Board of Directors of Tuxis has adopted similar policies and procedures. Specifically, if any officer or director of the Company who also serves as an officer, director, or advisor of Tuxis becomes aware of a potential transaction related primarily to the self storage business that may represent a corporate opportunity for both the Company and Tuxis, such officer or director has no duty to present that opportunity to Tuxis and the Company will have the sole right to pursue the transaction if the Board of Directors so determines. Notwithstanding the foregoing, officers or directors of the Company are encouraged to notify Tuxis of such an opportunity.

Upon deregistration under the 1940 Act, the Company will be permitted to engage in transactions with affiliates that otherwise would be prohibited by the 1940 Act.  For instance, the Company will be permitted to acquire real property and related assets from, and sell real property and related assets to, its affiliates.  These transactions could result in terms that are more favorable to the affiliate than would have been obtained on an arm's length basis, and could operate to the detriment of the Company's shareholders.  The Company's independent directors will review all affiliated and related party transactions.

The Company may sell its common stock at a price below book value without shareholder approval.  Section 23(b) of the 1940 Act generally prohibits closed-end investment companies from selling their common stock at a price below current net asset value.  Upon deregistration, the Company may offer its common stock at below book value without shareholder approval.

Certain provisions of Maryland law and in the Company's Charter and Bylaws (collectively, the "Governing Documents") may prevent changes in control or otherwise discourage takeover attempts that may be beneficial to shareholders. The Company currently has provisions in its Governing Documents which could have the effect of limiting (1) the ability of other entities or persons to acquire control of the Company, (2) the Company's freedom to engage in certain transactions, or (3) the ability of the Company's directors or shareholders to amend the Governing Documents or effectuate changes in the Company's management.  Similarly, certain provisions of Maryland law may have the effect of deterring a third party from making a proposal to acquire the Company or of impeding a change in control under circumstances that otherwise could provide the holders of the Company's capital stock with the opportunity to realize a premium over the then-prevailing market price of that stock.  Currently, the Board has opted not to subject the Company to the statutory limitations of either the business combination provisions or the control share acquisitions provisions of Maryland law, but the Board may change this option as to either statute in the future.  If the Board chooses to make them applicable to the Company, these provisions could delay, deter or prevent a transaction or change of control that might involve a premium price for holders of the Company's capital stock or might otherwise be in their best interest.

Risks Related to the Company's Tax Status as a REIT

Failure to continue to qualify for treatment as a REIT may have adverse tax consequences. The following summary is limited to the federal tax risks mentioned below.  Additional risks or issues may exist that are not addressed herein and could affect the federal tax treatment of the Company as a REIT or its shareholders.

Even though the Company currently qualifies for federal tax treatment as a REIT, it may face tax liabilities that will reduce its cash flow. Although the Company qualifies as a REIT, it may be required to pay some federal, state and local taxes on its income and property.  The Company may utilize a taxable REIT subsidiary ("TRS"), a fully taxable corporation, which may be limited in its ability to deduct interest payments made to the Company.  To the extent the Company or any TRS is required to pay federal, state or local taxes, the Company will have less cash available for distribution to its shareholders.

Complying with the REIT requirements may cause the Company to forego, or to liquidate, otherwise attractive opportunities.  To qualify as a REIT for federal tax purposes, the Company must continually satisfy various requirements concerning, among other things, the sources of its income, the nature and diversification of its assets, the amounts it distributes to its shareholders, and the ownership of shares.  To continue to meet these requirements, the Company may be required to forego attractive business or investment opportunities.  It also may be required to make distributions to its shareholders at disadvantageous times or when it does not have funds readily available for distribution.  Thus, compliance with the REIT requirements may adversely affect the Company's ability to maximize profits and may hinder its investment performance.

Failure to qualify for treatment as a REIT would have significant adverse consequences.  Qualification for treatment as a REIT involves the application of highly technical and extremely complex Code provisions for which there are only limited judicial and administrative interpretations.  The determination of various factual matters and circumstances not entirely within the Company's control may affect its ability to qualify for REIT treatment.  Although the Company believes that it can continue to operate in a manner that will allow it to qualify for that treatment, it can give no assurance that it will do so for any particular taxable year.  The Company has not requested and does not plan to request a ruling from the IRS or an opinion of counsel regarding its qualification as a REIT.

If the Company fails to qualify for treatment as a REIT at any time and does not qualify for certain statutory relief provisions, it would be required to pay federal income tax on its taxable income, and possibly could be required to borrow money or sell assets to pay that tax, thus substantially reducing the funds available for distribution for each year involved.  Unless entitled to relief under specific statutory provisions, the Company would also be disqualified from treatment as a REIT for the four taxable years following the year during which it lost its qualification.  In addition, all distributions to shareholders, including capital gain dividends, would be subject to tax as regular dividends to the extent of the Company's earnings and profits.

The Company's REIT taxable income may exceed its cash flow for a year, which could necessitate its borrowing funds and/or subject it to tax, thus reducing the cash available for distribution to its shareholders.  The Company intends to make cash distributions each year sufficient to satisfy REIT distribution requirements and to avoid liability for the REIT excise tax.  There can be no assurance, however, that it will be able to do so.  The Company's REIT taxable income may substantially exceed its net income as determined based on GAAP, as well as its cash flow, because, for example, realized capital losses will be deducted in determining GAAP net income but may not be deductible in computing taxable income or because it acquired assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets.  If the cash flow the Company generates in a particular year is less than its taxable income, it may be required to use cash reserves, incur short-term, or possibly long-term, debt or liquidate non-cash assets at rates or at times that are unfavorable in order to make the necessary distributions.

Distributions or gain on sale of shares may be treated as unrelated business taxable income ("UBTI") to tax-exempt investors.  If (1) a tax-exempt shareholder has incurred debt to purchase or hold shares, (2) the Company acquires real estate mortgage investment conduit residual interests that generate "excess inclusion income" or (3) all or part of the Company's assets are subject to the rules relating to "taxable mortgage pools," then a part of its distributions to a tax-exempt shareholder, and in the case of a shareholder described in clause (1) gain, if any, realized on the sale of its shares, may be subject to federal income tax as UBTI.

Dividends payable by the Company will not qualify for the reduced tax rates available for qualified dividend income ("QDI").  In 2003, the maximum tax rate for QDI of shareholders who are individuals, trusts or estates was reduced from 35% to 15%; that rate is in effect through the end of 2015.  Dividends payable by REITs, however, generally are not eligible for the reduced rate.  Although that ineligibility does not adversely affect the taxation of REITs, the more favorable rates applicable to regular corporate dividends could cause individual, trust and estate investors to perceive investments in REITs as relatively less attractive than investments in non-REIT corporations (including closed end funds, such as the Company in its current operating form) that pay dividends, which could adversely affect the value of the stock of REITs, including the shares.

REIT restrictions on ownership of Company shares may delay or prevent its acquisition by a third party.  For the Company to qualify as a REIT, not more than 50% of the value of its outstanding shares may be owned, directly, indirectly or constructively, by five or fewer individuals during the last half of any taxable year.

The Company may be subject to adverse legislative or regulatory tax changes.  At any time, the Internal Revenue Code of 1986, as amended (the "IRC") and/or regulatory provisions governing REITs may be amended or the administrative interpretations of those provisions may change.  Any such amendment or change, which may have retroactive application, could adversely affect the Company's shareholders.  The Company cannot predict whether, when, in what form(s) or with what effective date(s), the tax law applicable to the Company or its shareholders will be changed.

Item 2.                                        Financial Information.

Financial Condition and Results of Operations

As of June 30, 2015 and December 31, 2014, respectively, the Company's assets were comprised of its wholly owned subsidiaries, holdings of investment securities, and cash items.  Specifically, as of June 30, 2015 and December 31, 2014, in aggregate, the Company's wholly owned subsidiaries represented approximately 82 and 81%, respectively, of the Company's total assets measured at fair value (exclusive of Government securities and cash items), and each of the Company's wholly owned subsidiaries primary asset exclusive of cash, receivables, and prepaid expenses consisted of real property self storage facilities.  Also, as of June 30, 2015 and December 31, 2014, the Company's holdings of unaffiliated investments in equity securities and a money market fund represented approximately 18% and 19%, respectively, of the Company's total assets measured at fair value.  As of June 30, 2015 and December 31, 2014, the Company's money market investment, which is included as a cash item, represented approximately 9% and 9%, respectively, of the Company's total assets measured at fair value.

During fiscal 2013, the Company's wholly owned subsidiaries commenced operations at various times throughout the year, except for SSG Sadsbury LLC and SSG Rochester LLC, each of which commenced operations in December 2012. During this initial startup period, no distributions were paid by the subsidiaries and the Company derived virtually all of its gross income from dividends paid by, and realized gains from dispositions of shares of, publicly traded REITs, and less than 1% from its cash items. For the year ended December 31, 2013, the Company received interest and dividends of $452,898 from its holdings of investment securities and a time deposit.

For the year ended December 31, 2014, all of the self storage facilities owned by the Company's subsidiaries were operational for the entire year and the Company received dividends of $2,178,000 from its wholly owned subsidiaries engaged in the operation of the self storage facilities and dividends of $259,401 from its holdings of investment securities of unaffiliated issuers and money market fund shares. Further, for the year ended December 31, 2014, the Company's self storage operations earned rental and other property revenue of $3,979,858. The Company also earned $1,505,832 from realized gains from divestment of its holdings of investment securities of unaffiliated issuers for the year ended December 31, 2014.

For the six months ended June 30, 2015, the Company received dividends of $1,140,000 from its wholly owned subsidiaries engaged in the operation of the self storage facilities and dividends of $80,217 from its holdings of investment securities of unaffiliated issuers and money market fund shares. Further, for the six months ended June 30, 2015, the Company's self storage operations earned rental and other property revenue of $2,175,299 The Company also earned $900.368 from realized gains from divestment of its holdings of investment securities of unaffiliated issuers for the six months ended June 30, 2015.

The Company expects to continue to earn a majority of its gross income from its self storage facility operations as its current self storage facility operations continue to develop and as it makes additional self storage facility acquisitions. Over time, the Company expects to divest its remaining portfolio of investment securities and use the proceeds to acquire and operate additional self storage facilities. The Company expects its income from investment securities and the time deposit to continue to decrease as it continues to divest its holdings of investment securities.

No subsidiary of the Company derives any of its gross income from investment securities. As of December 31, 2014 and June 30, 2015, respectively, the Company's wholly owned subsidiaries, in aggregate, were generating approximately $331,000 and $363,000 of monthly rental and other property income (approximately $119,000 and $155,000 on a net income basis). Each self storage facility owned by the Company's subsidiaries is wholly owned and unencumbered by any debt. Further, the Company's management is actively reviewing a number of other self storage facility development and acquisition opportunities.

Importantly, we have implemented an ongoing revenue management program which includes regular internet data scraping of local competitors' prices. We do this in order to maintain our competitive market price advantage for our various sized storage units at our Global Self Storage properties. This program helps us maximize and realize our properties' occupancies and our self storage revenue and net operating income.

GLOBAL SELF STORAGE FACILITIES (Year-to-date ended June 30, 2015)
Property	Address	Year Self Storage Facility Opened	Number of Units	Net Leasable Square Feet(1)	June 30, 2015 Square Foot Occupancy %	June 30, 2014 Square Foot Occupancy %
SSG BOLINGBROOK LLC	296 North Weber Road, Bolingbrook, IL 60440	1997	499	66,850	96%	93%
SSG DOLTON LLC	14900 Woodlawn Avenue, Dolton, IL 60419	2007	649	86,725	96%	90%
SSG MERRILLVILLE LLC	6590 Broadway, Merrillville, IN 46410	2005	507	71,420	95%	92%
SSG ROCHESTER LLC	2255 Buffalo Road, Rochester, NY 14624	2010	650	68,012	95%	94%
SSG SADSBURY LLC	21 Aim Boulevard, Sadsburyville, PA 19369	2006	699	79,004	78%	92%
SSG SUMMERVILLE I LLC	1713 Old Trolley Road, Summerville, SC 29485	1990	557	72,700	80%	69%
SSG SUMMERVILLE II LLC	900 North Gum Street, Summerville, SC 29483	1997	254	41,458	93%	93%
TOTAL/AVERAGE			3,815	486,169	90.1%	88.9%

(1)
Includes outside auto/RV/boat storage space of approximately 13,000 square feet at SSG Sadsbury LLC; 11,300 square feet at SSG Bolingbrook LLC; 9,900 square feet at SSG Dolton LLC; 11,170 square feet at SSG Merrillville LLC; and 5,300 square feet at SSG Summerville II LLC. During the first half of 2015, upon completion of its new construction project SSG Sadsbury LLC added 219 all-climate controlled storage units comprising 16,756 leasable square feet. Also during the first half of 2015, SSG Bolingbrook LLC eliminated 98 parking spaces (32,700 square feet) to accommodate its new buildings construction project which, when complete, will add some 320 climate-controlled and traditional storage units totaling 45,000 leasable square feet to the facility. Approximately 42% of our total available units are climate-controlled, 54% are traditional and 4% are parking. The average effective rent per square foot was $9.93, $9.04, and $8.30 for the year-to-date ended June 30, 2015, year ended December 31, 2014, and year-to-date ended June 30, 2014, respectively.

As of June 30, 2015, the average overall square foot occupancy for all of the Company's facilities combined was 90.1%, up from 87.7% on December 31, 2014 and 88.9% on June 30, 2014. During the 2014 year, our self storage properties experienced the usual late spring and summer seasonal boost in overall occupancy as well as the predicted slight occupancy decrease during late fall and early winter. So far this year, our self storage properties again experienced the usual late spring and early summer seasonal boost in overall occupancy; we anticipate a slight occupancy decrease during late fall and early winter 2015. We believe that through our various marketing initiatives, we are continuing to attract long term value tenants who we expect will be storing with us for years. Currently, our average tenant duration of stay is over two years.

Our storage facilities are located in the Northeast, Mid-Atlantic and Mid-West regions of the country in generally highly populated and high traffic areas. In each of these areas, our marketing efforts are focused on attracting quality, long term tenants. This "tenant quality over tenant quantity" focus extends to all of our marketing and customer service efforts, especially reflected in our referral marketing program.

All of our tenant leases at all of our facilities are "month-to-month" leases. We deliver at least 30 days' written notice of any rental rate change. Lease rates at each self storage facility may be set monthly, semi-annually, annually, or at any time on a case-by-case basis as determined in the discretion of management. Tenants may be assessed late, administrative, and/or other fees. To date, the Company's subsidiaries have not had any material delinquencies.

The Company's investments in self storage facilities have a limited trading market and may be illiquid.  The Company may be unable to promptly sell one or more properties in response to changing economic, financial and investment conditions. The Company cannot predict whether it will be able to sell any property for the price or on the terms set by it or whether any price or other terms offered by a prospective purchaser would be acceptable to it. The Company may be required to expend funds to correct defects or to make improvements before a property can be sold. The Company cannot give assurances that it will have funds available to correct those defects or to make those improvements. In acquiring a property, the Company may agree to transfer restrictions that materially restrict it from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These transfer restrictions may impede the Company's ability to sell a property even if it deems it necessary or appropriate. The Company may also have joint venture investments in certain of its properties and, consequently, its ability to control decisions relating to such properties may be limited.

Operationally throughout 2014 and continuing into the first half of 2015, the self storage industry continued to enjoy positive trends. Demand for self storage space was sustained by the recovering job and housing markets. The industry experienced generally higher occupancies which led to higher asking rental rates in many markets. Rental rate discounting ("$1 Move-In", "First Month Free") was widely reported to be reduced due to higher occupancies. Finally, there continued to be a relatively low number of newly developed self storage properties available, further bolstering demand for existing self storage space by storage customers. It is management's expectation that this rise in demand, coupled with limited new construction, should continue to support positive absorption across all markets. The Company's management has noted in certain markets among certain well-capitalized self storage players a recent renewed interest in developing new self storage properties, in expanding existing self storage properties, and in converting and re-purposing existing well-located retail and other buildings to climate-controlled and traditional storage unit properties. We intend to continue to be a part of these new developments in self storage.

The positive operational trends described above combined with continued low interest rates have led new investors into the self storage real property market. Capitalization rates have compressed for high-quality class A institutional size properties, traditionally in demand by REITs and private equity groups. This phenomenon of many players seeking and bidding up relatively few available class A assets have sent yield-seeking investors down the quality scale to capture higher returns in stabilized assets in one-off markets and class B and C assets located in secondary and tertiary cities. We expect these trends to continue through 2015. As such, the Company intends to continue seeking investment opportunities in real property self storage facilities and to employ its strict standards in evaluating all new opportunities. Also, we intend to expand by new construction some of our self storage facilities wherever economically feasible. Global Self Storage in Sadsburyville, PA has completed the major construction of a new all climate-controlled building adding 17,500 net leasable square feet, which will bring the total net leasable square feet for that high-quality class A institutional size property to approximately 80,000 square feet. In the second half of 2015, Global Self Storage in Bolingbrook, IL intends to convert 40,000 square feet of current parking space to new climate-controlled and traditional storage unit buildings, resulting in another state-of-the-art Global Self Storage property of approximately 100,000 net leasable square feet excellently located in a Chicago suburb of favorable long term demographics. The Company currently anticipates that the Bolingbrook expansion project will cost approximately $2,200,000 and be completed prior to the end of 2015. Costs incurred to date have been approximately $40,000. Generally, each subsidiary uses a combination of capital contributions from the Company and its own respective funds from operations to pay for such capital expenditures. Next up for expansion review are the Merrillville, Rochester and Summerville II Global Self Storage facilities.

The Company has entered into a Committed Facility Agreement (the "CFA") with BNP Paribas Prime Brokerage, Inc. ("BNP") that allows the Company to adjust its credit facility amount up to $20,000,000, and a Lending Agreement, as defined below. Borrowings under the CFA are secured by assets of the Company that are held with the Company's custodian in a separate account (the "pledged collateral"). Interest is charged at the 1 month LIBOR (London Inter-bank Offered Rate) plus 0.95% on the amount borrowed and 0.50% on the undrawn balance. Because the Company adjusts the facility amount each day to equal borrowing drawn that day, the 0.50% annualized rate charge on undrawn facility amounts provided for by the CFA has not been incurred. The outstanding loan balance and the value of eligible collateral investments as of December 31, 2013 were $1,717,040 and $5,012,126, respectively, and the weighted average interest rate and average daily amount outstanding under the CFA for the year ended December 31, 2013 were 1.13% and $207,014, respectively. The maximum outstanding balance during the year ended December 31, 2013 was $1,805,823. As of December 31, 2014, there was no outstanding loan balance or assets pledged as collateral. The weighted average interest rate and average daily amount outstanding under the CFA for the year ended December 31, 2014 were 1.11% and $297,833, respectively. The maximum amount outstanding during the year ended December 31, 2014 was $1,717,823. As of June 30, 2015, there was no outstanding loan balance or assets pledged as collateral and there was no borrowing activity during the six months ended June 30, 2015.

The Lending Agreement provides that BNP may borrow a portion of the pledged collateral (the "Lent Securities") in an amount not to exceed the outstanding borrowings owed by the Company to BNP under the CFA. BNP may re-register the Lent Securities in its own name or in another name other than the Company and may pledge, re-pledge, sell, lend, or otherwise transfer or use the Lent Securities with all attendant rights of ownership. The Company may designate any security within the pledge collateral as ineligible to be a Lent Security, provided there are eligible securities within the pledged collateral in an amount equal to the outstanding borrowing owed by the Company. BNP must remit payment to the Company equal to the amount of all dividends, interest, or other distributions earned or made by the Lent Securities.

Under the Lending Agreement, Lent Securities are marked to market daily and, if the value of the Lent Securities exceeds the value of the then-outstanding borrowings owed by the Company to BNP under the CFA (the "Current Borrowings"), BNP must, on that day, either (1) return Lent Securities to the Company's custodian in an amount sufficient to cause the value of the outstanding Lent Securities to equal the Current Borrowings; or (2) post cash collateral with the Company's custodian equal to the difference between the value of the Lent Securities and the value of the Current Borrowings. If BNP fails to perform either of these actions as required, the Company will recall securities, as discussed below, in an amount sufficient to cause the value of the outstanding Lent Securities to equal the Currrent Borrowings. The Company can recall any of the Lent Securities and BNP is obligated, to the extent commercially possible, to return such security or equivalent security to the Company's custodian no later than three business days after such request. If the Company recalls a Lent Security pursuant to the Lending Agreement, and BNP fails to return the Lent Securities or equivalent securities in a timely fashion, BNP shall remain liable to the Company's custodian for the ultimate delivery of such Lent Securities, or equivalent securities, and for any buy-in costs that the executing broker for the sales transaction may impose with respect to the failure to deliver. The Company shall also have the right to apply and set-off an amount equal to one hundred percent (100%) of the then-current fair value of such Lent Securities against the Current Borrowings. The Company earns securities lending income consisting of payments received from BNP for lending certain securities, less any rebates paid to borrowers and lending agent fees associated with the loan. As of and for the years ended December 31, 2013 and December 31, 2014, there were no Lent Securities.

Liquidity and Capital Resources

As of December 31, 2014 and June 30, 2015, respectively, the Company had $3,450,946 and $3,595,107 available in cash and cash equivalents.  The Company intends to use this cash and/or proceeds from sales of its remaining portfolio of investment securities for acquisitions and general corporate purposes.  In order to maintain its qualification as a REIT, among other things, the Company is required to distribute at least 90% of its REIT taxable income to its stockholders and meet certain tests regarding the nature of its income and assets.

The Company's cash and cash equivalents are held in accounts managed by third party financial institutions and consist of invested cash and cash in our operating accounts. During 2014 and the first half of 2015, the Company experienced no loss or lack of access to our cash or cash equivalents; however, there can be no assurance that access to our cash and cash equivalents will not be impacted by adverse conditions in the financial markets.

We expect to fund our short-term liquidity requirements, including operating expenses, recurring capital expenditures, and dividends to stockholders out of the Company and its subsidiaries' operating cash flow, cash on hand, proceeds from sales of its remaining portfolio of investment securities, and borrowings under the CFA.

The Company's liquidity needs consist primarily of cash distributions to stockholders, self storage facility acquisitions, and non-recurring capital expenditures. The Company evaluates, on an ongoing basis, the merits of strategic acquisitions and other relationships, which may require it to raise additional funds. The Company does not expect that it and its subsidiaries' operating cash flow will be sufficient to fund its liquidity needs for certain potential future acquisitions and instead may fund such needs out of, among other things, borrowings of secured or unsecured indebtedness, the proceeds of public and private offerings of equity and debt, and/or joint ventures with third parties. Additional capital may not be available on terms favorable to the Company or at all. Any additional issuance of equity or equity linked securities may result in dilution to the Company's stockholders. In addition, any new securities the Company issues could have rights, preferences and privileges senior to holders of the Company's common stock.

Strategy and Returns

The Company's strategy in 2014 and into 2015 continues to be to own and operate self storage facilities and maintain certain investments in the securities of large, quality companies in the REIT universe. The Company's current strategy has resulted in a total return for the year ended December 31, 2014, based on net asset value of 20.67% and a total return based on market price value of 8.72%. Distributions for the year through December 31, 2014 totaled $0.26 per share. The Company net asset value per share as of December 31, 2014 was $5.14 and its share closing market price was $3.63.

The Company had a year-to-date total return through June 30, 2015 based on net asset value of 9.99% and a total return based on market price value of 1.17%. Distributions for the year through June 30, 2015 totaled $0.13 per share. The Company publishes its net asset value as of the end of each calendar quarter and, as of June 30, 2015, the Company's net asset value per share was $5.45 and its share closing market price was $3.54.

Item 3.                                        Properties.

The information required by this item is contained in Item 2 and is incorporated herein by reference.

Item 4.                                        Security Ownership of Certain Beneficial Owners and Management.

As of June 30, 2015, the Company is not aware of any person or "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder and exemptions granted therefrom, both as amended from time to time (the "Exchange Act")), owning beneficially more than 5% of the Company's outstanding common stock, except as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares
Financial & Investment Management Group, Ltd. 111 Cass St. Traverse City, MI 49684	1,086,958(1)	14.66%
(1)
The number of shares shown is based solely on the Form 13G/A filed by Financial & Investment Management Group, Ltd. ("FIMG") on July 6, 2015, reflecting information as of June 30, 2015, according to which FIMG has shared voting and investment power over the shares reported.  FIMG states in such Form 13G/A that it is a registered investment advisor, managing individual client accounts and that all shares represented in the report are held in accounts owned by the clients of FIMG.  FIMG disclaims beneficial ownership of the shares reported. According to Form ADV filed by FIMG, Mr. Paul Sutherland appears to control FIMG.

As of the June 30, 2015, the officers and directors of the Company directly own in the aggregate less than 1% of the Company's outstanding common stock, except as follows:

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares
Mark C. Winmill	169,531(2)	2.29%
Thomas B. Winmill PO Box 4 Walpole, NH 03608	149,754(3)	2.02%
Winmill Family Trust	149,290(4)	2.01%
Winmill & Co. Incorporated	149,290(5)	2.01%
(1)	Unless otherwise noted, the address of each owner is 11 Hanover Square, New York, NY 10005.

(2)
Mark C. Winmill is a trustee of the Winmill Family Trust and may be deemed to have indirect beneficial ownership of the 148,932 shares directly and indirectly owned by Winmill & Co. Incorporated ("Winco") as a result of his status as a controlling person of the Winmill Family Trust. Mr. Mark Winmill disclaims beneficial ownership of these shares. Mr. Mark Winmill beneficially owns less than 1% of the outstanding shares of the Company. He does not disclaim beneficial ownership of these 20,241 shares.

(3)
Thomas B. Winmill is a trustee of the Winmill Family Trust and may be deemed to have indirect beneficial ownership of the 148,932 shares directly and indirectly owned by Winco as a result of his status as a controlling person of the Winmill Family Trust. Mr. Thomas Winmill disclaims beneficial ownership of these shares. Mr. Thomas Winmill beneficially owns less than 1% of the outstanding shares of the Company. He does not disclaim beneficial ownership of these 464 shares.

(4)	The Winmill Family Trust owns all of the voting stock of Winco.

(5)
Winco has direct beneficial ownership of 127,869 shares and may be deemed to have indirect beneficial ownership of 21,063 shares held by Tuxis Corporation and 358 shares held by Bexil Corporation. Midas Securities Group, Inc., a wholly owned subsidiary of Winco, owns approximately 20% and 23% of Tuxis Corporation's and Bexil Corporation's outstanding common stock, respectively. Winco disclaims beneficial ownership of the 21,063 shares held by Tuxis Corporation and the 358 shares held by Bexil Corporation.

Item 5.                                        Directors and Executive Officers.

The following table sets forth certain information concerning the directors currently serving on the Board of Directors of the Company. The directors of each class shall serve for terms of five years and then carryover until their successors are elected and qualify. Unless otherwise noted, the address of record for the directors and officers is 11 Hanover Square, New York, New York 10005.

Name, Address, and Date of Birth	Position(s) Held with the Company	Director Since	Principal Occupation(s) for the Past Five Years	Number of Portfolios in Fund Complex Overseen by Director(1)	Other Directorships Held by Director(2)
INTERESTED DIRECTORS
MARK C. WINMILL(3) November 26, 1957	Class V Director, President, Chief Executive Officer	2012	President, Chief Executive Officer, and a Director or Manager of the Company, and its subsidiaries and Tuxis. He is Vice President of the Fund Complex(4) and Chief Investment Strategist of Bexil Advisers LLC and Midas Management Corporation (registered investment advisers and, collectively, the "Advisers"). He is Executive Vice President and a Director of Winco. He is a principal of Bexil Securities LLC and Midas Securities Group, Inc. (registered broker-dealers and, collectively, the "Broker-Dealers"). He is Vice President of Bexil Corporation ("Bexil").(4)	1	None

THOMAS B. WINMILL, ESQ.(3) PO Box 4 Walpole, NH 03608 June 25, 1959	Class IV Director, Vice President	1997	Vice President and a Director of the Company. He is Vice President of Tuxis. He is President, Chief Executive Officer, and a Director or Trustee of the Fund Complex. He is President, Chief Executive Officer, General Counsel, and a Director or Manager of the Advisers, the Broker-Dealers, Bexil, and Winco. He is a Director of Bexil American Mortgage Inc. and Castle Mortgage Corporation. He is a member of the New York State Bar and the SEC Rules Committee of the Investment Company Institute.	6	None

Name, Address, and Date of Birth	Position(s) Held with the Company	Director Since	Principal Occupation(s) for the Past Five Years	Number of Portfolios in Fund Complex Overseen by Director(1)	Other Directorships Held by Director(2)
INDEPENDENT DIRECTORS
BRUCE B. HUBER, CLU, ChFC, MSFS February 7, 1930	Class III Director	2004	Retired. He is a former Financial Representative with New England Financial, specializing in financial, estate, and insurance matters. He is a member of the Board, emeritus, of the Millbrook School, and Chairman of the Endowment Board of the Community YMCA of Red Bank, NJ.	6	None

JAMES E. HUNT December 14, 1930	Class II Director	2004	Retired. He is a former Limited Partner of Hunt Howe Partners LLC, executive recruiting consultants.	6	None

PETER K. WERNER August 16,1959	Class I Director	1997	Since 1996, he has been teaching, coaching, and directing a number, of programs at The Governor's Academy of Byfield, MA. Currently, he serves as chair of the History Department. Previously, he held the position of Vice President in the Fixed Income Departments of Lehman Brothers and First Boston. His responsibilities included trading sovereign debt instruments, currency arbitrage, syndication, medium term note trading, and money market trading.	6	None
Messrs. Huber, Hunt, and Werner also serve on the Audit, Nominating, and Compensation Committees of the Board. Mr. Mark Winmill also serves on the Executive Committee of the Board. Each of the directors serves on the Continuing Directors Committee of the Board.

(1)
The Fund Complex is comprised of the Company, Dividend and Income Fund, Foxby Corp., and Midas Series Trust. Dividend and Income Fund, Foxby Corp., and Midas Series Trust are managed by affiliates of the Company.

(2)
Refers to directorships held by a director within the last five years in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any company registered as an investment company under the Act, excluding those within the Fund Complex.

(3)	He is an "interested person" of the Company as defined in the 1940 Act due to his role as an officer of the Company. Mark C. Winmill and Thomas B. Winmill are brothers.
(4)	Dividend and Income Fund, Foxby Corp., and Midas Series Trust, Tuxis, the Advisers, Winco, the Broker-Dealers, and Bexil Corporation may be deemed to be affiliates of the Company.

The executive officers, other than those who serve as directors, and their relevant biographical information are set forth below.

EXECUTIVE OFFICERS
Name and Date of Birth	Position(s) Held with the Company	Officer Since*	Principal Occupation(s) for the Past Five Years
Russell Kamerman, Esq. July 8, 1982	Chief Compliance Officer, AML Officer, Associate General Counsel, Vice President and Assistant Secretary	2014
From September 2008 through December 2014, he was an attorney in private practice focusing on regulatory, compliance and other general corporate matters relating to the structure, formation and operation of investment funds and investment advisers. He also serves as Chief Compliance Officer, Anti-Money Laundering Officer, Associate General Counsel, Vice President and Assistant Secretary of Tuxis, the Fund Complex, the Advisers, the Broker-Dealers, Bexil, and Winco. He is a member of the New York State Bar.

Heidi Keating March 28,1959	Vice President	1997	Vice President of Tuxis, the Fund Complex, the Advisers, the Broker-Dealers, Bexil, and Winco.
Robert J. Mathers May 5, 1967	Vice President, Operations	2012	Vice President, Operations of Tuxis.
Thomas O'Malley July 22, 1958	Chief Financial Officer, Treasurer, Vice President	2005	Chief Financial Officer, Treasurer, and Vice President of Tuxis, the Fund Complex, the Advisers, the Broker-Dealers, Bexil, and Winco. He is a certified public accountant.
John F. Ramirez, Esq. April 29,1977	General Counsel, Chief Legal Officer, Secretary, Vice President	2005
General Counsel, Chief Legal Officer, Vice President, and Secretary of the Fund Complex and Tuxis. He is Vice President, Senior Associate General Counsel, and Secretary of the Advisers, the Broker-Dealers, Bexil, and Winco. He also is a member of the New York State Bar and the Investment Advisers Committee, Small Funds Committee, and Compliance Advisory Committee of the Investment Company Institute.

*Officers hold their positions with the Company until a successor has been duly elected and qualifies. Officers are generally elected annually. The officers were last elected on December 10, 2014.

Item 6.                                        Executive Compensation.

The following is a description of the material elements of compensation for our named executive officers listed below:
•	Mark C. Winmill, President and Chief Executive Officer;
and
•	Thomas O'Malley, Chief Financial Officer, Treasurer, and Vice President.

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by the Company to or on behalf of our named executive officers for services provided to the Company during the years ended December 31, 2014 and 2013. The Company has not granted or paid any stock awards, option awards, nonequity incentive plan compensation, or nonqualified deferred compensation earnings to any of its employees, officers, or directors.

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)

Mark C. Winmill	2014	240,000	-	44,701	284,701
President and Chief Executive Officer	2013	215,000	60,000	32,515	307,515

Thomas O'Malley	2014	110,175	3,850	7,460	121,485
Chief Financial Officer, Treasurer, and Vice President	2013	54,560	2,575	3,836	60,971

All Other Compensation for our named executive officers for the year ended December 31, 2014 consisted of:

Name	401 (k) Match ($)	Benefits ($)	Auto Lease and Insurance ($)	Total of All Other Compensation ($)

Mark C. Winmill	7,325	16,540	20,836	44,701

Thomas O'Malley	6,610	850	-	7,460

Benefits consist of premiums paid by the Company for medical, dental, vision, life, and long term disability insurances. The Company and its affiliates (as detailed below) participate in a 401(k) retirement savings plan for substantially all qualified employees. A matching expense based upon a percentage of contributions to the plan by eligible employees is incurred and allocated among the Company and its affiliates. The matching expense is accrued and funded on a current basis and may not exceed the amount permitted as a deductible expense under the IRC. The Company's allocated matching expense to Mr. Winmill and Mr. O'Malley under the plan was $7,325 and $6,610 for the year ended December 31, 2014.

Employment Agreement

The Company has a one year employment agreement with Mark C. Winmill dated July 1, 2015. Mr. Winmill's compensation, with respect to the Company, may consist of a salary, bonus, employee benefits, and/or reimbursement of reasonable business expenses, pursuant to such employment agreement. Pursuant to such employment agreement, Mr. Winmill shall hold the title of President and Chief Executive Officer of the Company. Under the current employment agreement, the Company pays Mr. Winmill a salary at a rate of $22,500 per month, as modified from time to time at the discretion of the Board or a duly constituted committee of the Board.

The employment agreement may be terminated on death, disability, for cause, voluntarily by Mr. Winmill, upon expiration of the employment term, deregistration under the 1940 Act, or without cause (subject to certain conditions), as each is described in the employment agreement. Upon termination, Mr. Winmill shall be entitled to receive: (i) his base salary through the effective date of termination; (ii) the right to continue health care benefits under COBRA, at his cost, to the extent required and available by law; (iii) payment of any accrued but unused vacation; (iv) reimbursement of accrued but unpaid expenses for which he is entitled to be reimbursed; and (v) no other severance or benefits of any kind, unless required by law or pursuant to any other written Company plans or policies, as then in effect. Upon involuntary termination without cause or for good reason, Mr. Winmill shall also be entitled to receive continuation of his base salary as then in effect (less applicable withholding) for a period following the date of termination of six (6) months thereafter, payable in accordance with the Company's normal payroll practices.

Director Compensation
Currently, the basis of compensation for the independent directors of the Company is an annual retainer of $1,600, payable quarterly, a fee of $1,600 for each quarterly Board meeting attended, $250 for each special meeting attended, $250 for each committee meeting attended, and $500 per annum per committee chaired.  Each independent director is reimbursed for reasonable travel and out-of-pocket expenses associated with attending Board and committee meetings.

A summary of the compensation and benefits for the directors of the Company for the fiscal year ended December 31, 2014 is shown in the following table:
Name	Fees earned or paid in cash ($)	Total ($)
Independent Directors:
Bruce B. Huber	$12,250	$12,250
James E. Hunt	$12,250	$12,250
Peter K. Werner	$13,750	$13,750
Interested Directors:
Mark C. Winmill	$0	$0
Thomas B. Winmill	$0	$0

Item 7.                                        Certain Relationships and Related Transactions, and Director Independence.

There are no currently proposed transactions nor have there been any transactions during the Company's last two fiscal years in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person (as defined in Item 404 of Regulation S-K of the Exchange Act) had or will have a direct or indirect material interest.  The Company has not had a promoter at any time during the past five fiscal years and does not have a parent.
Certain officers of the Company also serve as officers and/or directors of Winco, Bexil, Tuxis, and their affiliates (collectively with the Company, the "Winco Affiliates"). As of June 30, 2015, certain of the Winco Affiliates owned approximately 2% of the Company's outstanding common stock. Pursuant to an arrangement between a professional employer organization ("PEO") and the Winco Affiliates, the PEO provides payroll, benefits, compliance, and related services for employees of the Winco Affiliates in accordance with applicable rules and regulations under the IRC, and, in connection therewith, Midas Management Corporation ("MMC"), a subsidiary of Winco, acts as a conduit payer of compensation and benefits to the Winco Affiliates' employees including those who are concurrently employed by the Company and the Winco Affiliates. Rent expense of concurrently used office space and overhead expenses for various concurrently used administrative and support functions incurred by the Winco Affiliates are allocated at cost among them.  The aggregate rent and overhead accrued and paid by the Company for the year ended December 31, 2014 was $65,156. As of December 31, 2014, the Company had reimbursements payable to MMC and Winco for compensation and benefits and rent and overhead of $44,074. The aggregate rent and overhead accrued and paid by the Company for the six months ended June 30, 2015 was $36,887. As of June 30, 2015, the Company had reimbursements payable to MMC and Winco for compensation and benefits and rent and overhead of $62,891.
Director Independence
Messrs. Huber, Hunt, and Werner (collectively, the "Independent Directors") are not "interested persons" of the Company as defined under section 2(a)(19) of the 1940 Act. Each of the Independent Directors also complies with the definition of "Independent Director" under NASDAQ Listing Rule 5605(a)(2). Additional information regarding the Independent Directors is contained in Item 5.

Item 8.                                        Legal Proceedings.

From time to time, the Company or its subsidiaries may be named in legal actions and proceedings. These actions may seek substantial or indeterminate compensatory as well as punitive damages or injunctive relief. We are also subject to governmental or regulatory examinations or investigations. Examinations or investigations can result in adverse judgments, settlements, fines, injunctions, restitutions or other relief. For any such matters, the Company will seek to include in its financial statements the necessary provisions for losses that it believes are probable and estimable. Furthermore, the Company will seek to evaluate whether there exist losses which may be reasonably possible and, if material, make the necessary disclosures. The Company currently does not have any material pending legal proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject.

Item 9.	Market Price of and Dividends on the Company's Common Equity and Related Stockholder Matters.

Market Information
The Company's shares of common stock are quoted over the counter under the ticker symbol SELF. Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.  The following table presents the high and low bid information for shares of the Company's common stock for each full quarterly period within the two most recent fiscal years and first and second quarters of 2015.
	1st Quarter		2nd Quarter		3rd Quarter		4th Quarter
	High	Low	High	Low	High	Low	High	Low
2013	$4.30	$3.74	$4.27	$3.66	$4.03	$3.63	$3.85	$3.57
2014	$3.96	$3.61	$3.81	$3.15	$3.68	$3.17	$3.95	$3.48
2015	$3.70	$3.45	$3.68	$3.36

As of June 30, 2015, there were approximately 1,925 record and beneficial holders of the Company's common stock.

Dividends

The Company's current distribution policy is to provide stockholders with a relatively stable cash flow and attempt to reduce or eliminate the Company's market price discount to its net asset value per share. The distributions are paid from ordinary income and any net capital gains, with the balance representing return of capital. The policy may be changed or discontinued without notice but the Company currently expects that comparable cash dividends will continue to be paid in the future. The Company's distributions are not tied to its net investment income and net realized capital gains and do not represent yield or investment return. The following table presents the amount of each quarterly dividend paid on the Company's common stock for the two most recent fiscal years and the first, second, and third  quarters of 2015.

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
2013	$0.065	$0.065	$0.065	$0.152
2014	$0.065	$0.065	$0.065	$0.065
2015	$0.065	$0.065	$0.065

Item 10.                          Recent Sales of Unregistered Securities.

The Company did not sell any securities within the past three years which were not registered under the Securities Act of 1933, as amended.

Item 11.                          Description of Company's Securities to be Registered.

The Company is currently authorized to issue twenty million (20,000,000) shares of common stock, with a par value of ($.01) per share. As of June 30, 2015, 7,416,766 shares of common stock of the Company were outstanding. All shares of the Company's common stock have the same dividend, distribution, and voting rights and have no preemptive, conversion, exchange, or redemption rights. The Board is authorized to classify or to reclassify any unissued shares of stock of the Company, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions or rights to require redemption of the stock.

The Company's stock is fully paid and non-assessable. Shares of common stock are entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion. In case of dissolution or other liquidation of the Company, shareholders will be entitled to receive ratably per share the net assets of the Company. Each outstanding share of common stock or fraction thereof, is entitled to one vote or fraction thereof, as the case may be, on each matter submitted to a vote of the stockholders.

As noted previously, in connection with the adoption of a stockholder rights plan, the Board declared a special dividend distribution of one non-transferrable right for each outstanding share of the Company's common stock, par value $.01 per share, to stockholders of record at the close of business on July 28, 2015. Each right entitles the registered holder to purchase from the Company one share of its common stock, par value $.01 per share, subject to adjustment.  The rights will expire on November 25, 2015 unless earlier redeemed or exchanged by the Company.  Subject to certain exceptions in the rights agreement ("Rights Agreement"), the rights will become exercisable 10 days following a public announcement that a "person" (as defined in the Rights Agreement) or a group of affiliated or associated persons have acquired "beneficial ownership" (as defined in the Rights Agreement) of 18% or more of the outstanding shares of the Company's common stock. In this event, however, any person who "beneficially owns" (as defined in the Rights Agreement) more than 16% of the outstanding common shares of the Company's common stock will not be permitted to exercise any rights associated with common shares beneficially owned in excess of 16% of the outstanding common shares of the Company, and those additional rights will be deemed null and void. The Board of Directors may terminate the stockholder rights plan at any time or redeem the rights, for $.01 per right, at any time before a person or a group of affiliated or associated persons beneficially owns 18% or more of the Company's common stock.

Item 12.                                        Indemnification of Directors and Officers.

The Company is incorporated under Maryland law. Section 2-418 of the Maryland General Corporation Law requires the Company to indemnify its directors, officers and employees against expenses, including legal fees, in a successful defense of a civil or criminal proceeding. The law also permits indemnification of directors, officers, employees and agents unless it is proved that (a) the act or omission of the person was material and was committed in bad faith or was the result of active or deliberate dishonesty, (b) the person received an improper personal benefit in money, property or services or (c) in the case of a criminal action, the person had reasonable cause to believe that the act or omission was unlawful.

The Company's Charter: (1) provides that, to the maximum extent permitted by applicable law, a Continuing Director (as such term is defined in the Charter) or officer will not be liable to the Company or its stockholders for monetary damages; (2) requires the Company to indemnify and advance expenses to its present and past Continuing Directors, officers, employees, agents, and persons who are serving or have served at the request of the Company as a director, officer, employee or agent for another entity; (3) provides that the Company may purchase and maintain insurance on behalf of any Continuing Director, officer, employee or agent of the Company and persons who are serving or have served at the request of the Company as a director, officer, employee or agent for another entity; and (4) requires that any repeal or modification of the Articles of Incorporation or Bylaws or adoption or modification of any provision of the Articles of Incorporation or Bylaws inconsistent with the indemnification provisions, be prospective only to the extent such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of or indemnification and advance of expenses available to any person covered by the indemnification provisions of the Articles of Incorporation and Bylaws.

Article VIII of the Bylaws sets forth the procedures by which the Company shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a current or former Continuing Director, officer, employee or agent of the Company and who is made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director, officer, employee or agent of the Company and at the request of the Company, serves or has served in a similar capacity for another entity and who is made a party to the proceeding by reason of his or her service in that capacity.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended ("1933 Act"), may be provided to directors, officers and controlling persons of the Company, pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company with the successful defense of any action, suit or proceeding or payment pursuant to any insurance policy) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

The Company also maintains a directors and officers/errors and omissions liability insurance policy (the "D&O/E&O Policy") on behalf of the directors and officers. Under the D&O/E&O Policy, in the event claims are made against the directors and officers, individually or collectively, for a Wrongful Act (as defined in the D&O/E&O Policy), the insurer will pay in accordance with the terms of the policy on behalf of the directors and officers or any of them, all loss resulting therefrom in excess of the applicable deductible amount which the directors and officers or any of them shall become legally obligated to pay, except for such loss (1) which the Company actually pays as indemnification, or (2) for which the Company is legally permitted to indemnify the directors and officers but does not pay as indemnification, unless such failure to pay is due to the financial incapability of the Company following its bankruptcy or receivership or, if such Company is an investment company registered under the Investment Company Act of 1940, its liquidation.

Item 13.                          Financial Statements and Supplementary Data.

(1)	The Company's unaudited financial statements for the six months ended June 30, 2015 are as follows:

SCHEDULE OF PORTFOLIO INVESTMENTS	June 30, 2015 (Unaudited)
Financial Statements

Member Equity Interest		Value

	REAL ESTATE OWNED (82.87%)
	Self Storage Properties (82.87%)
100%	SSG Bolingbrook LLC (a) (b)	$6,000,002
100%	SSG Dolton LLC (a) (b)	5,800,001
100%	SSG Merrillville LLC (a) (b)	5,700,000
100%	SSG Rochester LLC (a) (b)	5,800,001
100%	SSG Sadsbury LLC (a) (b)	5,500,001
100%	SSG Summerville I LLC (a) (b)	3,000,000
100%	SSG Summerville II LLC (a) (b)	1,700,000

	Total real estate owned (Cost $27,725,000)	33,500,005

Shares	COMMON STOCKS (5.83%)
	Real Estate Investment Trusts (5.83%)

	Diversified (1.23%)
2,700	Public Storage	497,799

	Industrial (4.60%)
24,000	CubeSmart	555,840
12,000	Extra Space Storage, Inc.	782,640
6,000	Sovran Self Storage, Inc.	521,460
		1,859,940

	Total common stocks (Cost $1,360,102)	2,357,739

	PREFERRED STOCKS (2.92%)
	Real Estate Investment Trusts (2.92%)
	Industrial (0.98%)
15,000	CubeSmart 7.75%, Series A	395,250

	Retail (1.94%)
15,000	Pennsylvania Real Estate Investment Trust, 8.25%, Series A	398,700
15,000	Realty Income Corp., 6.625%, Series F	387,150
		785,850

	Total preferred stocks (Cost $1,165,208)	1,181,100

	OTHER (0%)
2	RMR Asia Pacific Fund Fractional shares (b) (Cost $ 0)	0

	SHORT TERM INVESTMENT (8.82%)
3,565,353	SSgA Money Market Fund, 7 day annualized yield 0.00% (Cost $3,565,353)	3,565,353

	Total investments (Cost $33,815,663) (100.44%)	40,604,197

	Liabilities in excess of cash and other assets (-0.44%)	(181,042)

	Net assets (100.00%)	$40,423,155
(a) Controlled affiliate. (b) Illiquid and/or restricted security that has been fair valued. LLC Limited Liability Company See notes to financial statements.

STATEMENT OF ASSETS AND LIABILITIES	(Unaudited)
Financial Statements

June 30, 2015

Assets
Investments, at value
Wholly owned subsidiaries (cost $27,725,000)	$33,500,005
Unaffiliated issuers (cost $6,090,663)	7,104,192

40,604,197

Cash	29,754
Dividends receivable	13,200
Other assets	4,765

Total assets	40,651,916

Liabilities
Accounts payable and accrued expenses	165,870
Due to affiliates	62,891

Total liabilities	228,761

Net Assets	$40,423,155

Net Asset Value Per Share
(applicable to 7,416,766 shares outstanding:
20,000,000 shares of $.01 par value authorized )	$5.45

Net Assets Consist of
Paid in capital	$33,159,940
Undistributed net realized gains	428,165
Net unrealized appreciation on investments	6,835,050

$40,423,155

See notes to financial statements.

STATEMENT OF OPERATIONS	(Unaudited)
Financial Statements

Six Months Ended June 30, 2015

Investment Income
Dividends
Wholly owned subsidiaries	$1,140,000
Unaffiliated issuers	80,217

Total investment income	1,220,217

Expenses
Compensation and benefits	363,056
Occupancy and other office expenses	74,656
Registration	62,860
Bookkeeping and pricing	37,795
Auditing	20,915
Directors	20,415
Legal	18,800
Stockholder communications	11,698
Custodian	6,900
Insurance	5,430
Transfer agent	5,110
Other	2,877

Total expenses	630,512

Net investment income	589,705

Realized and Unrealized Gain (Loss)
Net realized gain on investments in unaffiliated issuers	900,368
Net unrealized appreciation (depreciation)
Wholly owned subsidiaries	2,220,006
Unaffiliated issuers	(423,652)

Net realized and unrealized gain	2,696,722

Net increase in net assets resulting from operations	$3,286,427

See notes to financial statements.

STATEMENTS OF CHANGES IN NET ASSETS	(Unaudited)
Financial Statements

	Six Months Ended June 30, 2015	Year Ended December 31, 2014

Operations
Net investment income	$589,705	$1,126,343
Net realized gain	900,368	1,459,315
Unrealized appreciation	1,796,354	3,503,130

Net increase in net assets resulting from operations	3,286,427	6,088,788

Distributions to Stockholders
Net investment income	(491,977)	(450,425)
Net realized gains	(472,203)	(1,477,934)

Total distributions	(964,180)	(1,928,359)

Total increase in net assets	2,322,247	4,160,429

Net Assets
Beginning of period	38,100,908	33,940,479

End of period	$40,423,155	$38,100,908

End of period net assets include undistributed net investment loss	$-	$(97,728)

See notes to financial statements.

STATEMENT OF CASH FLOWS	(Unaudited)
Financial Statements

Six Months Ended June 30, 2015

Cash Flows From Operating Activities
Net increase in net assets resulting from operations	$3,286,427
Adjustments to reconcile increase in net assets resulting from operations to net cash provided by (used in) operating activities:
Unrealized appreciation of investments	(1,796,355)
Net realized gain on sales of investment securities	(900,368)
Capital invested in wholly-owned subsidiaries	(450,000)
Proceeds from sales of investment securities	900,368
Net purchases of short term investments	(144,160)
Decrease in due from subsidiaries	3,372
Decrease in dividends receivable	2
Decrease in other assets	5,430
Increase in accrued expenses	40,647
Increase in due to affiliates	18,817

Net cash provided by operating activities	964,180

Cash Flows from Financing Activities
Cash distributions paid	(964,180)

Net cash used in financing activities	(964,180)

Net change in cash	-

Cash
Beginning of period	29,754

End of period	$29,754

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS	June 30, 2015 (Unaudited)
Financial Statements

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES Self Storage Group, Inc. (the "Company"), is a Maryland corporation registered under the Investment Company Act of 1940, as amended (the "Act"), as a non-diversified, closed end management investment company. The Company is internally managed by its officers under the direction of its Board of Directors. Its shares are quoted over the counter under the ticker symbol SELF.

On February 29, 2012, stockholders approved a proposal to change the Company's business from an investment management company to an operating company that owns, operates, manages, acquires, develops and redevelops professionally managed self storage properties (the "Business Proposal"). While management is committed to fully implementing the Business Proposal, until that time, the Company's Board of Directors has the power to change or modify the Business Proposal if it concludes that doing so would be in the best interests of the Company and its stockholders.
As a closed end management investment company, the primary investment objective of the Company is to provide a high level of income, with capital appreciation as a secondary objective. The Company has applied to the Securities and Exchange Commission to deregister as a closed end management investment company under the Act. After the Company deregisters, it will no longer be a closed end management investment company subject to its current investment objectives.
The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which require management to make certain estimates and assumptions at the date of the financial statements. Actual results could differ from those estimates. Subsequent events, if any, through the date that the financial statements were issued have been evaluated in the preparation of the financial statements. The following summarizes the significant accounting policies of the Company:
Valuation of Investments – Portfolio securities are valued by various methods depending on the primary market or exchange on which they trade. Most equity securities for which the primary market is in the United States are valued at the official closing price, last sale price or, if no sale has occurred, at the closing bid price. Most equity securities for which the primary market is outside the United States are valued using the official closing price or the last sale price in the principal market in which they are traded. If the last sale price on the local exchange is unavailable, the last evaluated quote or closing bid price normally is used. Certain debt securities may be priced through pricing services that may utilize a matrix pricing system which takes into consideration factors such as yields, prices, maturities, call features, and ratings on comparable securities. Open end investment companies are valued at their net asset value. Foreign securities markets may be open on days when the U.S. markets are closed. For this reason, the value of any foreign securities owned by the Company could change on a day when stockholders cannot buy or sell shares of the Company. Securities for which market quotations are not readily available or reliable and other assets may be valued as determined in good faith by the Valuation Committee ("VC") of the Company under the direction of or pursuant to procedures approved by the Company's Board of Directors. Due to the inherent uncertainty of valuation, such fair value pricing values may differ from the values that would have been used had a readily available market for the securities existed. These differences in valuation could be material. A security's valuation may differ depending on the method used for determining value. The use of fair value pricing by the Company may cause the net asset value of its shares to differ from the net asset value that would be calculated using market prices. A fair value price is an estimate and there is no assurance that such price will be at or close to the price at which a security is next quoted or next trades.

Investments in Other Investment Companies – The Company may invest in shares of other investment companies (the "Acquired Fund") in accordance with the Act and related rules. Stockholders in the Company bear the pro rata portion of the fees and expenses of an Acquired Fund in addition to the Company's expenses. Expenses incurred by the Company that are disclosed in the statement of operations do not include fees and expenses incurred of an Acquired Fund. The fees and expenses of an Acquired Fund are reflected in such Acquired Fund's total returns.
Investments in Real Estate Investment Trusts – Dividend income is recorded based on the income included in distributions received from the REIT investments using published REIT reclassifications including some management estimates when actual amounts are not available. Distributions received in excess of this estimated amount are recorded as a reduction of the cost of investments or reclassified to capital gains. The actual amounts of income, return of capital, and capital gains are only determined by each REIT after its fiscal year end, and may differ from the estimated amounts.
Real Estate Owned – Self Storage Properties – The Company owns, operates, manages, acquires, develops and redevelops self storage properties through wholly owned subsidiaries.
Short Sales – The Company may sell a security short it does not own in anticipation of a decline in the market value of the security.

NOTES TO FINANCIAL STATEMENTS	(Unaudited)
Financial Statements

When the Company sells a security short, it must borrow the security sold short and deliver it to the broker/dealer through which it made the short sale. The Company is liable for any dividends or interest paid on securities sold short. A gain, limited to the price at which the Company sold the security short, or a loss, unlimited in size, will be recognized upon the termination of the short sale. Securities sold short result in off balance sheet risk as the Company's ultimate obligation to satisfy the terms of the sale of securities sold short may exceed the amount recognized in the Statement of Assets and Liabilities.

Investment Transactions – Investment transactions are accounted for on the trade date (the date the order to buy or sell is executed). Realized gains or losses are determined by specifically identifying the cost basis of the investment sold.
Investment Income – Interest income is recorded on the accrual basis. Amortization of premium and accretion of discount on debt securities are included in interest income. Dividend income is recorded on the ex-dividend date or, in the case of foreign securities, as soon as practicable after the Company is notified. Taxes withheld on income from foreign securities have been provided for in accordance with the Company's understanding of the applicable country's tax rules and rates.
Expenses – Expenses deemed by the Company to have been incurred solely by the Company are borne by the Company. Expenses deemed by the Company to have been incurred jointly by the Company and one or more of the other investment companies for which its affiliates serve as investment manager or other related entities are allocated on the basis of relative net assets, except where a more appropriate allocation can be made fairly in the judgment of the Company.
Expense Reduction Arrangement – Through arrangements with the Company's custodian, credits realized as a result of uninvested cash balances are used to reduce custodian expenses. No credits were realized by the Company during the periods covered by this report.
Distributions to Stockholders – Distributions to stockholders are determined in accordance with income tax regulations and are recorded on the ex-dividend date.
Income Taxes – The Company has elected to be treated as a REIT under the Internal Revenue Code of 1986, as amended ("IRC"). In order to maintain its qualification as a REIT, among other things, the Company is required to distribute at least 90% of its REIT taxable income to its stockholders and meet certain tests regarding the nature of its income and assets. As a REIT, the Company is not subject to federal income tax with respect to that portion of its income which meets certain criteria and is distributed annually to stockholders. The Company plans to continue to operate so that it meets the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. If the Company were to fail to meet these requirements, it would be subject to federal income tax. The Company is subject to certain state and local taxes.

Foreign securities held by the Company may be subject to foreign taxation. Foreign taxes, if any, are recorded based on the tax regulations and rates that exist in the foreign markets in which the Company invests.
The Company recognizes the tax benefits of uncertain tax positions only where the position is "more likely than not" to be sustained assuming examination by tax authorities. The Company has reviewed its tax positions and has concluded that no liability for unrecognized tax benefits should be recorded related to uncertain tax positions taken on federal, state, and local income tax returns for open tax years (2012 – 2014), or expected to be taken in the Company's 2015 tax returns.
2. RELATED PARTY TRANSACTIONS Certain officers and directors of the Company also serve as officers and directors of Winmill & Co. Incorporated ("Winco"), Bexil Corporation, Tuxis Corporation ("Tuxis"), and their affiliates (collectively with the Company, the "Affiliates"). As of June 30, 2015, certain of the Affiliates owned approximately 2% of the Company's outstanding common stock. Pursuant to an arrangement between a professional employer organization ("PEO") and the Affiliates, the PEO provides payroll, benefits, compliance, and related services for employees of the Affiliates in accordance with applicable rules and regulations under the IRC and, in connection therewith, Midas Management Corporation ("MMC"), a subsidiary of Winco, acts as a conduit payer of compensation and benefits to the Affiliates' employees including those who are concurrently employed by the Company and its Affiliates. Rent expense of concurrently used office space and overhead expenses for various concurrently used administrative and support functions incurred by the Affiliates are allocated at cost among them. The Affiliates participate in a 401(k) retirement savings plan for substantially all qualified employees. A matching expense based upon a percentage of contributions to the plan by eligible employees is incurred and allocated among the Affiliates. The matching expense is accrued and funded on a current basis and may not exceed the amount permitted as a deductible expense under the IRC. The aggregate compensation and benefits accrued and paid by the Company for the six months ended June 30, 2015 was $363,056. The aggregate rent and overhead accrued and paid by the Company for the six months ended June 30, 2015 was $36,887. As of June 30, 2015, the Company had reimbursements payable to MMC and Winco for compensation and benefits and rent and overhead of $62,891.

NOTES TO FINANCIAL STATEMENTS	(Unaudited)
Financial Statements

Under the terms of the Company's employment agreement with its President, Mark C. Winmill, the maximum monthly automobile allowance is $1,000 per month. To the extent that the monthly maximum payment under the Company's automobile lease exceeds the monthly allowance, Mr. Winmill must reimburse the Company for the excess amount. In this regard, Mr. Winmill has reimbursed the Company $1,878 for the automobile payments paid and due in 2015.

The Company leases office space from Tuxis under a rental agreement. The terms of occupancy are month to month and automatically renew unless terminated by either party on ten days written notice. The monthly rental charges are $1,000 per month due and payable on the first day of each month. For the six months ended June 30, 2015, the total rent paid by the Company to Tuxis was $6,000.
3.  DISTRIBUTIONS TO STOCKHOLDERS AND DISTRIBUTABLE EARNINGS For the six months ended June 30, 2015, the Company paid distributions totaling $964,180. As of June 30, 2015, the distribution is estimated to be comprised of $491,977 and $472,203 of net investment income and net realized gains, respectively, based on information available at this time and is subject to change. The classification of these distributions for federal income tax purposes will be determined after the Company's fiscal year ending December 31, 2015. Actual amounts may be recharacterized among net investment income, net realized gains, and return of capital for tax purposes after year end 2015, although the exact amount is not estimable as of June 30, 2015.
For the year ended December 31, 2014, the Company paid distributions comprised of the following:

Distributions paid from:
Net investment income	$ 450,425

Net realized gains	1,477,934

Total distributions	$ 1,928,359

As of December 31, 2014, distributable earnings on a tax basis was comprised of the following:

Unrealized appreciation	$ 4,940,968

The difference between book and tax unrealized appreciation is attributable to income of the Company's wholly owned unconsolidated subsidiaries. Federal income tax regulations permit post-October net capital losses, if any, to be deferred and recognized on the tax return of the next succeeding taxable year.
4. VALUE MEASUREMENT GAAP establishes a hierarchy that prioritizes inputs to valuation methods. The three levels of inputs are:
•  Level 1 – unadjusted quoted prices in active markets for identical assets or liabilities including securities actively traded on a securities exchange.
•  Level 2 – observable inputs other than quoted prices included in level 1 that are observable for the asset or liability which may include quoted prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curves, default rates, and similar data.
•  Level 3 – unobservable inputs for the asset or liability including the Company's own assumptions about the assumptions a market participant would use in valuing the asset or liability.
The availability of observable inputs can vary from security to security and is affected by a wide variety of factors, including, for example, the type of security, whether the security is new and not yet established in the marketplace, the liquidity of markets for the security, and other characteristics particular to the security. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised in determining fair

NOTES TO FINANCIAL STATEMENTS	(Unaudited)
Financial Statements

value is greatest for investments categorized in level 3. The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement falls in its entirety is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The inputs or methodology used for valuing investments are not necessarily an indication of the risk associated with investing in those securities.

The following is a description of the valuation techniques applied to the Company's major categories of assets and liabilities measured at fair value on a recurring basis:
Real estate assets – Real estate assets, including self storage facilities held indirectly through one or more wholly owned and controlled subsidiaries, are valued using fair value pricing as determined in good faith by the VC under the direction of or pursuant to procedures approved by the Company's Board of Directors. Real estate assets may be valued by reference to, among other things, quarterly appraisals by an independent third party and additional factors which may include assessment of comparable recent acquisitions, changes in cash flows from the operation of the subject property, and material events affecting the operation of the property.
Equity securities (common and preferred stock) – Most publicly traded equity securities are valued normally at the most recent official closing price, last sale price, evaluated quote, or closing bid price. To the extent these securities are actively traded and valuation adjustments are not applied, they may be categorized in level 1 of the fair value hierarchy. Equities on inactive markets or valued by reference to similar instruments may be categorized in level 2.
Restricted and/or illiquid securities – Restricted and/or illiquid securities for which quotations are not readily available or reliable may be valued with fair value pricing as determined in good faith by the VC under the direction of and pursuant to procedures approved by the Company's Board of Directors. Restricted securities issued by publicly traded companies are generally valued at a discount to similar publicly traded securities. Restricted or illiquid securities issued by nonpublic entities may be valued by reference to comparable public entities or fundamental data relating to the issuer or both similar inputs. Depending on the relative significance of valuation inputs, these instruments may be categorized in either level 2 or level 3 of the fair value hierarchy.
The following is a summary of the inputs used as of June 30, 2015 in valuing the Company's assets. Refer to the Schedule of Portfolio Investments for detailed information on specific investments.

ASSETS	Level 1	Level 2	Level 3	Total
Investments, at value

Real estate owned	$-	$-	$33,500,005	$33,500,005

Common stocks	2,357,739	-	-	2,357,739

Preferred stocks	1,181,100	-	-	1,181,100

Other	-	-	0	0

Short term investments	3,565,353	-	-	3,565,353

Total investments, at value	$7,104,192	$-	$33,500,005	$40,604,197

There were no securities transferred from level 1 at December 31, 2014 to level 2 at June 30, 2015.

NOTES TO FINANCIAL STATEMENTS	(Unaudited)
Financial Statements

The following is a reconciliation of level 3 assets including securities valued at zero:

Real Estate Owned		Other	Total

Balance at December 31, 2014	$ 30,830,000	$519,765	$31,349,765

Cost of purchases	450,000	-	450,000

Proceeds from sales	-	(900,368)	(900,368)

Realized gain	-	900,368	900,368

Transfers into (out of) level 3	-	-	-

Change in unrealized appreciation	2,220,005	(519,765)	1,700,240

Balance at June 30, 2015	$ 33,500,005	$0	$33,500,005

Net change in unrealized appreciation attributable to assets still held as level 3 at June 30, 2015	$ 2,220,005	$0	$2,220,005

Unrealized gains (losses) are included in the related amounts on investments in the Statement of Operations.

The VC, under the direction of the Company's Board of Directors, considers various valuation approaches for valuing assets categorized within level 3 of the fair value hierarchy. The factors used in determining the value of such assets may include, but are not limited to: marketability, professional appraisals of portfolio companies, company and industry results and outlooks, and general market conditions. The VC then recommends a value for each asset in light of all the information available. The determination of fair value involves subjective judgments. As a result, using fair value to price an investment may result in a price materially different from the price used by other investors or the price that may be realized upon the actual sale of the asset. Significant changes in any of those inputs in isolation may result in a significantly lower or higher value measurement. The pricing of all fair value assets is reported to the Company's Board of Directors.
In valuing the self storage properties owned through the Company's wholly owned subsidiaries as of June 30, 2015, the VC used a number of significant unobservable inputs to develop a range of possible values for the properties. It used a sales comparison approach which looks at recent sales of self storage properties considered similar to the subject property, an income capitalization approach which looks at discounted cash flow analysis based on certain assumptions regarding the property's trend in income and expenses, and a cost approach which looks at recent comparable land sales in the subject area and the estimated replacement value of the existing buildings and site improvements.
The values obtained from weighting the three methods described above, with greater weight given to the sales comparison approach, were then discounted for the lack of marketability of the Company's membership interest in each subsidiary, which represents the range of rates the VC believes market participants may apply. The resulting range of values, together with the underlying support, other information about each underlying property's financial condition and results of operations and its industry outlook, were considered by the VC, which recommended a value for each subsidiary.
The following table presents additional information about valuation methodologies and inputs used for investments that are measured at fair value and categorized as level 3 as of June 30, 2015:

	Fair Value	Valuation Technique	Unobservable Input	Range

REAL ESTATE OWNED Self Storage Properties	$33,500,005	Income capitalization approach	Capitalization rates	5% - 8%

OTHER	$0	Liquidating value	Discount rate for lack of marketability	100%

NOTES TO FINANCIAL STATEMENTS	(Unaudited)
Financial Statements

5.  INVESTMENTS IN WHOLLY OWNED SUBSIDIARIES The following summary sets forth the Company's membership equity ownership including membership equity capital additions and reductions, cash dividends received by the Company, and the value of each wholly owned subsidiary as recorded in the schedule of portfolio investments as of and for the six months ended June 30, 2015.

	Beginning	Membership Equity		Ending	Dividend	Value
	Equity Interest Percentage	Gross Additions	Gross Reductions	Equity Interest Percentage	Income	June 30, 2015
SSG Bolingbrook LLC	100%	$-	$-	100%	$ 200,000	$ 6,000,002

SSG Dolton LLC	100%	$-	$-	100%	$ 250,000	$ 5,800,001

SSG Merrillville LLC	100%	$-	$-	100%	$ 190,000	$ 5,700,000

SSG Rochester LLC	100%	$-	$-	100%	$ 255,000	$ 5,800,001

SSG Sadsbury LLC	100%	$450,000	$-	100%	$ 40,000	$ 5,500,001

SSG Summerville I LLC	100%	$-	$-	100%	$ 125,000	$ 3,000,000

SSG Summerville II LLC	100%	$-	$-	100%	$ 80,000	$ 1,700,000

The Company's wholly owned subsidiaries are each a controlled affiliate as defined under the Act. A controlled affiliate is an issuer in which the Company's holdings represent 25% or more of the outstanding voting securities of such issuer.

6.  SUMMARIZED FINANCIAL INFORMATION OF WHOLLY OWNED SUBSIDIARIES Each of the Company's wholly owned subsidiaries owns and operates a self storage facility business. The following sets forth unaudited summarized information as to assets, liabilities, and results of operations for each wholly owned subsidiary as of and for the six months ended June 30, 2015:

Dollars in thousands	SSG Bolingbrook LLC	SSG Dolton LLC	SSG Merrillville LLC	SSG Rochester LLC	SSG Sadsbury LLC	SSG Summerville I LLC	SSG Summerville II LLC
OPERATING DATA
Six months ended June 30, 2015
Rental revenues	$334	$378	$311	$490	$306	$228	$127

Costs of operations	135	126	118	229	170	103	52

Income from operations	$199	$252	$193	$261	$136	$125	$75

Depreciation and amortization	$64	$58	$56	$43	$48	$27	$15

Net income	$135	$194	$137	$218	$88	$98	$60

BALANCE SHEET DATA
June 30, 2015
Real estate assets, net	$5,489	$4,940	$4,656	$3,513	$4,575	$2,219	$1,243

Total assets	$5,664	$5,076	$4,767	$3,654	$4,709	$2,267	$1,271

Total liabilities	$131	$104	$79	$28	$19	$43	$24

NOTES TO FINANCIAL STATEMENTS	(Unaudited)
Financial Statements

7.  ILLIQUID AND RESTRICTED INVESTMENTS The Company holds investments that have a limited trading market and/or certain restrictions on trading and, therefore, may be illiquid and/or restricted. These investment holdings have been valued at fair value. Due to the inherent uncertainty of valuation, fair value pricing values may differ from the values that would have been used had a readily available market for the securities existed. These differences in valuation could be material. Illiquid and/or restricted investment holdings owned at June 30, 2015, were as follows:

	Acquisition Date	Cost	Value
SSG Bolingbrook LLC	6/27/13	$5,700,000	$6,000,002

SSG Dolton LLC	6/27/13	5,100,000	5,800,001

SSG Merrillville LLC	6/27/13	4,825,000	5,700,000

SSG Rochester LLC	12/5/12	3,750,000	5,800,001

SSG Sadsbury LLC	12/24/12	4,750,000	5,500,001

SSG Summerville I LLC	7/12/13	2,300,000	3,000,000

SSG Summerville II LLC	8/20/13	1,300,000	1,700,000

RMR Asia Pacific Fund Fractional shares	2010	0	0

Total		$27,725,000	$33,500,005

Percent of net assets		69%	83%

8.  INVESTMENT TRANSACTIONS Purchases and proceeds of investments, excluding short term investments, were $450,000 and $900,368, respectively, for the six months ended June 30, 2015. As of June 30, 2015, for federal income tax purposes subject to change, the aggregate cost of investments was $33,873,124 and net unrealized appreciation was $6,731,073, comprised of gross unrealized appreciation of $6,792,197 and gross unrealized depreciation of $61,124. The aggregate cost of investments for tax purposes will depend upon the Company's investment experience during the entirety of its fiscal year and may be subject to changes based on tax regulations.
9.  BORROWING AND SECURITIES LENDING The Company has entered into a Committed Facility Agreement (the "CFA") with BNP Paribas Prime Brokerage, Inc. ("BNP") that allows the Company to adjust its credit facility amount up to $20,000,000, and a Lending Agreement, as defined below. Borrowings under the CFA are secured by assets of the Company that are held with the Company's custodian in a separate account (the "pledged collateral"). Interest is charged at the 1 month LIBOR (London Inter-bank Offered Rate) plus 0.95% on the amount borrowed and 0.50% on the undrawn balance. Because the Company adjusts the facility amount each day to equal borrowing drawn that day, the 0.50% annualized rate charge on undrawn facility amounts provided for by the CFA has not been incurred. As of June 30, 2015, there was no outstanding loan balance or assets pledged as collateral and there was no borrowing activity during the six months ended June 30, 2015.
The Lending Agreement provides that BNP may borrow a portion of the pledged collateral (the "Lent Securities") in an amount not to exceed the outstanding borrowings owed by the Company to BNP under the CFA. BNP may re-register the Lent Securities in its own name or in another name other than the Company and may pledge, re-pledge, sell, lend, or otherwise transfer or use the Lent Securities with all attendant rights of ownership. The Company may designate any security within the pledge collateral as ineligible to be a Lent Security, provided there are eligible securities within the pledged collateral in an amount equal to the outstanding borrowing owed by the Company. BNP must remit payment to the Company equal to the amount of all dividends, interest, or other distributions earned or made by the Lent Securities.

NOTES TO FINANCIAL STATEMENTS	(Unaudited)
Financial Statements

Under the Lending Agreement, Lent Securities are marked to market daily and, if the value of the Lent Securities exceeds the value of the then-outstanding borrowings owed by the Company to BNP under the CFA (the "Current Borrowings"), BNP must, on that day, either (1) return Lent Securities to the Company's custodian in an amount sufficient to cause the value of the outstanding Lent Securities to equal the Current Borrowings; or (2) post cash collateral with the Company's custodian equal to the difference between the value of the Lent Securities and the value of the Current Borrowings. If BNP fails to perform either of these actions as required, the Company will recall securities, as discussed below, in an amount sufficient to cause the value of the outstanding Lent Securities to equal the Current Borrowings. The Company can recall any of the Lent Securities and BNP is obligated, to the extent commercially possible, to return such security or equivalent security to the Company's custodian no later than three business days after such request. If the Company recalls a Lent Security pursuant to the Lending Agreement, and BNP fails to return the Lent Securities or equivalent securities in a timely fashion, BNP shall remain liable to the Company's custodian for the ultimate delivery of such Lent Securities, or equivalent securities, and for any buy-in costs that the executing broker for the sales transaction may impose with respect to the failure to deliver. The Company shall also have the right to apply and set-off an amount equal to one hundred percent (100%) of the then-current fair value of such Lent Securities against the Current Borrowings. The Company earns securities lending income consisting of payments received from BNP for lending certain securities, less any rebates paid to borrowers and lending agent fees associated with the loan. As of and for the six months ended June 30, 2015, there were no Lent Securities.

10.  INVESTMENT AND SECURITIES RISK

Foreign securities risk. Investments in the securities of foreign issuers involve special risks, including changes in foreign exchange rates and the possibility of future adverse political and economic developments, which could adversely affect the value of such securities. Moreover, securities of foreign issuers and traded in foreign markets may be less liquid and their prices more volatile than those of U.S. issuers and markets.
Non-diversification risk. The Company is considered non-diversified and can invest a greater portion of assets in securities of individual issuers than a diversified company. As a result, changes in the market value of a single investment could cause greater fluctuations in share price than would occur in a diversified company.
Equity securities risk. The prices of equity securities change in response to many factors including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity.

Concentration risk. The Company's assets are concentrated in investments in the real estate industry and, as a result, the value of the Company's common stock may be subject to greater volatility than an investment company with a portfolio that is less concentrated by industry. If the securities of the real estate industry or self storage companies as a group fall out of favor with investors, the Company could underperform other companies that have greater industry diversification. A more concentrated portfolio may cause the Company's net asset value to be more volatile and thus may subject stockholders to more risk. As of June 30, 2015, the Company held approximately 83% of its assets in self storage properties. Thus, the volatility of the Company's net asset value, and its performance in general, depends disproportionately more on the performance of a single industry than that of a more diversified company.

REIT risk. The Company's investments in securities of real estate companies involve risks. The REITs in which the Company invests are subject to risks inherent in the direct ownership of real estate. These risks include, but are not limited to, the risk of a possible lack of mortgage funds and associated interest rate risks, overbuilding, property vacancies, increases in property taxes and operating expenses, changes in zoning laws, losses due to environmental damages and changes in neighborhood values and appeal to purchasers.
11.  CAPITAL STOCK The Company is authorized to issue 20,000,000 shares of $0.01 par value common stock. There were no transactions in common stock during 2014 or the six months ended June 30, 2015.
12.  STOCKHOLDER RIGHTS PLAN On March 27, 2015, the Company's Board of Directors adopted a stockholder rights plan (the "Plan") dated March 27, 2015. To implement the Plan, the Board of Directors declared a special dividend distribution of one non-transferable right for each outstanding share of the Company's common stock, par value $.01 per share, to stockholders of record at the close of business on March 27, 2015. Each right entitles the registered holder to purchase from the Company one share of its common stock, par value $.01 per share, subject to adjustment. The rights will be distributed as a non-taxable dividend and will expire at the close of business on July 24, 2015, unless earlier redeemed or exchanged by the Company. The rights will be evidenced by the underlying Company common stock and no separate rights certificates will presently be distributed. Subject to certain exceptions in the rights agreement, ("Rights Agreement") the rights will become exercisable 10 days following a public announcement that a "person" (as defined in the Rights Agreement) or a group of affiliated or associated persons have acquired "beneficial ownership" (as defined in the Rights Agreement) of 18% or more of the outstanding shares

NOTES TO FINANCIAL STATEMENTS	(Unaudited) concluded
Financial Statements

of the Company's common stock. In this event, however, any person who "beneficially owns" (as defined in the Rights Agreement) more than 16% of the outstanding common shares of the Company's common stock will not be permitted to exercise any rights associated with common shares beneficially owned in excess of 16% of the outstanding common shares of the Company, and those additional rights will be deemed null and void. The Board of Directors may terminate the Plan at any time or redeem the rights, for $.01 per right, at any time before a person or a group of affiliated or associated persons beneficially owns 18% or more of the Company's common stock. Under certain circumstances, as set forth in the Rights Agreement, certain rights owned by any person who is or becomes an acquiring person (as defined in the Rights Agreement) shall become null and void. A copy of the Rights Agreement specifying the terms and conditions of the rights is available on the Company's website at www.SelfStorageGroupInc.com.

13.  SHARE REPURCHASE PROGRAM In accordance with Section 23(c) of the Act, the Company may from time to time repurchase its shares in the open market at the discretion of and upon such terms as determined by the Board of Directors. The Company did not repurchase any of its shares during 2014 or the six months ended June 30, 2015.
14.  COMMITMENTS AND CONTINGENCIES The Company indemnifies its officers and directors from certain liabilities that might arise from their performance of their duties for the Company. Additionally, in the normal course of business, the Company enters into contracts that contain a variety of representations and warranties and which may provide general indemnifications. The Company's maximum exposure under these arrangements is unknown as it involves future claims that may be made against the Company under circumstances that have not occurred.
The Company leases an automobile under a lease expiring on February 25, 2017. The future minimum lease payments under the lease in aggregate are $28,913 comprised of annual payments of $13,878, $13,878, and $1,157 for the years ending December 31, 2015, 2016, and 2017, respectively.
15.  OTHER INFORMATION The Company may at times raise cash for investment by issuing shares through one or more offerings, including rights offerings. Proceeds from any such offerings will be invested in accordance with the Company's business strategy to acquire and operate self storage properties.

16.  SUBSEQUENT EVENTS On July 28, 2015, the Company's Board of Directors adopted a stockholder rights plan (the "Plan") dated July 28, 2015. To implement the Plan, the Board of Directors declared a special dividend distribution of one non-transferable right for each outstanding share of the Company's common stock, par value $.01 per share, to stockholders of record at the close of business on July 28, 2015. Each right entitles the registered holder to purchase from the Company one share of its common stock, par value $.01 per share, subject to adjustment. The rights will be distributed as a non-taxable dividend and will expire at the close of business on November 25, 2015, unless earlier redeemed or exchanged by the Company. The rights will be evidenced by the underlying Company common stock and no separate rights certificates will presently be distributed. Subject to certain exceptions in the rights agreement "Rights Agreement", the rights will become exercisable 10 days following a public announcement that a "person" (as defined in the Rights Agreement) or a group of affiliated or associated persons have acquired "beneficial ownership" (as defined in the Rights Agreement) of 18% or more of the outstanding shares of the Company's common stock. In this event, however, any person who "beneficially owns" (as defined in the Rights Agreement) more than 16% of the outstanding common shares of the Company's common stock will not be permitted to exercise any rights associated with common shares beneficially owned in excess of 16% of the outstanding common shares of the Company, and those additional rights will be deemed null and void. The Board of Directors may terminate the Plan at any time or redeem the rights, for $.01 per right, at any time before a person or a group of affiliated or associated persons beneficially owns 18% or more of the Company's common stock. Under certain circumstances, as set forth in the Rights Agreement, certain rights owned by any person who is or becomes an acquiring person (as defined in the Rights Agreement) shall become null and void. A copy of the rights agreement specifying the terms and conditions of the rights is available on the Company's website at www.SelfStorageGroupInc.com.

FINANCIAL HIGHLIGHTS	(Unaudited)
Financial Statements

	Six Months Ended June 30, 2015	Year Ended December 31,
Per Share Operating Performance		2014	2013	2012	2011	2010

(for a share outstanding throughout each period)
Net asset value, beginning of period	$5.14	$4.58	$4.74	$4.60	$5.00	$4.43

Income from investment operations:
Net investment income (loss) (1)	.08	.15	(.09)	.01	.19	.20
Net realized and unrealized gain (loss) on investments	.36	.67	.28	.60	(.33)	.59
Total income from investment operations	.44	.82	.19	.61	(.14)	.79

Less distributions:
Net investment income	(.07)	(.06)	(.06)	(.02)	(.26)	(.22)
Net realized gains	(.06)	(.20)	(.29)	(.45)	-	-
Total distributions	(.13)	(.26)	(.35)	(.47)	(.26)	(.22)

Net asset value, end of period	$5.45	$5.14	$4.58	$4.74	$4.60	$5.00

Market value, end of period	$3.54	$3.63	$3.59	$3.69	$3.78	$4.17

Total Return (2)
Based on net asset value	9.99%	20.67%	5.70%	16.22%	(1.86)%	19.60%

Based on market price	1.17%	8.72%	6.43%	10.10%	(3.30)%	21.07%

Ratios/Supplemental Data (3)
Net assets at end of period (000s omitted)	$40,423	$38,101	$33,940	$35,155	$34,102	$37,071

Ratio of total expenses to average net assets	3.29%*	3.72%	3.14%	2.60%	2.31%	2.00%
Ratio of net expenses excluding loan interest and fees to average net assets	3.29%*	3.71%	3.14%	2.60%	2.30%	1.96%
Ratio of net investment income (loss) to average net assets	3.08%*	3.19%	(1.88)%	0.25%	4.31%	4.33%

Portfolio turnover rate	1%	1%	57%	115%	22%	55%

(1)	The per share amounts were calculated using the average number of common shares outstanding during the period.

(2)
Total return on a market value basis is calculated assuming a purchase of common stock on the opening of the first day and a sale on the closing of the last day of each period reported. Dividends and distributions, if any, are assumed for purposes of this calculation to be reinvested at prices obtained under the Company's dividend reinvestment plan if in effect or, if there is no plan in effect, at the lower of the per share net asset value or the closing market price of the Company's shares on the dividend/distribution date. Generally, total return on a net asset value basis will be higher than total return on a market value basis in periods where there is an increase in the discount or a decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total return on a net asset value basis will be lower than total return on a market value basis in periods where there is a decrease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such periods. The calculation does not reflect brokerage commissions, if any.

(3)	Expenses and income ratios do not include expenses incurred by an Acquired Fund in which the Company invests.

*	Annualized.

(2)	The Company's audited financial statements for the year ended December 31, 2014 are as follows:

SCHEDULE OF PORTFOLIO INVESTMENTS	December 31, 2014
Financial Statements

Member Equity Interest		Value
	REAL ESTATE OWNED (80.92%)

	Self Storage Properties (80.92%)
100%	SSG Bolingbrook LLC (a) (b)	$5,950,000
100%	SSG Dolton LLC (a) (b)	5,500,000
100%	SSG Merrillville LLC (a) (b)	5,400,000
100%	SSG Rochester LLC (a) (b)	4,900,000
100%	SSG Sadsbury LLC (a) (b)	5,050,000
100%	SSG Summerville I LLC (a) (b)	2,550,000
100%	SSG Summerville II LLC (a) (b)	1,480,000
	Total real estate owned (Cost $27,275,000)	30,830,000

Shares	COMMON STOCKS (5.92%)

	Real Estate Investment Trusts (5.92%)

	Diversified (1.31%)
2,700	Public Storage	499,095

	Industrial (4.61%)
24,000	CubeSmart	529,680
12,000	Extra Space Storage, Inc.	703,680
6,000	Sovran Self Storage, Inc.	523,320
		1,756,680

	Total common stocks (Cost $1,360,102)	2,255,775

	PREFERRED STOCKS (3.12%)
	Real Estate Investment Trusts (3.12%)

	Industrial (1.05%)
15,000	CubeSmart 7.75%, Series A	399,900

	Retail (2.07%)
15,000	Pennsylvania Real Estate Investment Trust, 8.25%, Series A	393,750
15,000	Realty Income Corp., 6.625%, Series F	393,300
		787,050

	Total preferred stocks (Cost $1,118,692)	1,186,950

Units	OTHER (1.36%)
349,000	DWS RREEF Real Estate Fund Liquidating Trust (b) (c)	90,740
1,100,066	DWS RREEF Real Estate Fund II Liquidating Trust (b) (c)	429,025
2	RMR Asia Pacific Fund Fractional shares (b)	0

	Total other (Cost $0)	519,765

See notes to financial statements.

SCHEDULE OF PORTFOLIO INVESTMENTS	December 31, 2014
Financial Statements

Shares	SHORT TERM INVESTMENT (8.98%)	Value
3,421,192	SSgA Money Market Fund, 7 day annualized yield 0.01% (Cost $3,421,192)	$3,421,192

	Total investments (Cost $33,174,986) (100.30%)	38,213,682

	Liabilities in excess of other assets (-0.30%)	(112,774)

	Net assets (100.00%)	$38,100,908

(a)	Controlled affiliate.
(b)	Illiquid and/or restricted security that has been fair valued.
(c)	Non-income producing.

LLC    Limited Liability Company

See notes to financial statements.

STATEMENT OF ASSETS AND LIABILITIES
Financial Statements

December 31, 2014
Assets
Investments, at value
Wholly-owned subsidiaries (cost $27,275,000 )	$30,830,000
Unaffiliated issuers (cost $5,899,986)	7,383,682

38,213,682
Cash	29,754
Dividends receivable	13,202
Due from wholly-owned subsidiaries	3,372
Other assets	10,195

Total assets	38,270,205

Liabilities
Accounts payable and accrued expenses	125,223
Due to affiliates	44,074

Total liabilities	169,297

Net Assets	$38,100,908

Net Asset Value Per Share	$5.14
(applicable to 7,416,766 shares outstanding:
20,000,000 shares $0.01 par value authorized)

Net Assets Consist of
Paid in capital	$33,159,940
Undistributed net investment loss	(97,728)
Net unrealized appreciation on investments	5,038,696

$38,100,908

See notes to financial statements.

STATEMENT OF OPERATIONS
Financial Statements

Year Ended December 31, 2014

Investment Income
Dividends
Wholly-owned subsidiaries	$2,178,000
Unaffiliated issuers (net of $2,270 foreign tax withholding)	259,401

Total investment income	2,437,401

Expenses
Compensation and benefits	778,843
Legal	190,768
Occupancy and other office expenses	110,396
Bookkeeping and pricing	84,123
Directors	39,236
Auditing	38,985
Stockholder communications	24,607
Transfer agent	14,600
Insurance	13,630
Custodian	9,815
Interest on bank credit facility	3,395
Other	2,660

Total expenses	1,311,058

Net investment income	1,126,343

Realized and Unrealized Gain (Loss)
Net realized gain on investments in unaffiliated issuers	1,459,315
Net unrealized appreciation
Wholly-owned subsidiaries	3,092,500
Unaffiliated issuers	410,630

Net realized and unrealized gain	4,962,445

Net increase in net assets resulting from operations	$6,088,788

See notes to financial statements.

STATEMENTS OF CHANGES IN NET ASSETS
Financial Statements

	Year Ended December 31, 2014	Year Ended December 31, 2013

Operations
Net investment income (loss)	$1,126,343	$(677,093)
Net realized gain	1,459,315	2,458,952
Unrealized appreciation (depreciation)	3,503,130	(422,429)

Net increase in net assets resulting from operations	6,088,788	1,359,430

Distributions to Stockholders
Net investment income	(450,425)	(430,633)
Net realized gains	(1,477,934)	(2,142,985)

Total distributions	(1,928,359)	(2,573,618)

Total increase (decrease) in net assets	4,160,429	(1,214,188)

Net Assets
Beginning of period	33,940,479	35,154,667

End of period	$38,100,908	$33,940,479

End of period net assets include undistributed net investment loss	$(97,728)	$(791,761)

See notes to financial statements.

STATEMENT OF CASH FLOWS
Financial Statements

Year Ended December 31, 2014
Cash Flows From Operating Activities
Net increase in net assets resulting from operations	$6,088,788
Adjustments to reconcile increase in net assets resulting from operations to net cash provided by (used in) operating activities:
Unrealized appreciation of investments	(3,503,130)
Net realized gain on sales of investment securities	(1,459,315)
Capital invested in wholly-owned subsidiaries	(300,000)
Proceeds from sales of investment securities	5,630,252
Net purchases of short term investments	(2,884,570)
Decrease in due from subsidiaries	53,465
Decrease in dividends receivable	37,434
Decrease in other assets	2,235
Increase in accrued expenses	31,761
Decrease in due to affiliates	(21,767)

Net cash provided by operating activities	3,675,153

Cash Flows from Financing Activities
Cash distributions paid	(1,928,359)
Bank credit facility repayment	(1,717,040)

Net cash used in financing activities	(3,645,399)

Net change in cash	29,754

Cash
Beginning of period	-

End of period	$29,754

Supplemental disclosure of cash flow information:
Cash paid for interest on bank credit facility	$3,448

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS	December 31, 2014
Financial Statements

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES Self Storage Group, Inc. (the "Company"), is a Maryland corporation registered under the Investment Company Act of 1940, as amended (the "Act"), as a non-diversified, closed end management investment company. The Company is internally managed by its officers under the direction of its Board of Directors. Its shares are quoted over the counter under the ticker symbol SELF.

On February 29, 2012, stockholders approved a proposal to change the Company's business from an investment management company to an operating company that owns, operates, manages, acquires, develops and redevelops professionally managed self storage properties (the "Business Proposal"). Until the Business Proposal is fully implemented, the Company's Board of Directors has the power to change or modify the Business Proposal if it concludes that doing so would be in the best interests of the Company and its stockholders.

As a closed end management investment company, the primary investment objective of the Company is to provide a high level of income, with capital appreciation as a secondary objective. The Company has applied to the Securities and Exchange Commission to deregister as a closed end management investment company under the Act. After the Company deregisters, it will no longer be a closed end management investment company subject to its current investment objectives.

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which require management to make certain estimates and assumptions at the date of the financial statements. Actual results could differ from those estimates. Subsequent events, if any, through the date that the financial statements were issued have been evaluated in the preparation of the financial statements. The following summarizes the significant accounting policies of the Company:

Valuation of Investments – Portfolio securities are valued by various methods depending on the primary market or exchange on which they trade. Most equity securities for which the primary market is in the United States are valued at the official closing price, last sale price or, if no sale has occurred, at the closing bid price. Most equity securities for which the primary market is outside the United States are valued using the official closing price or the last sale price in the principal market in which they are traded. If the last sale price on the local exchange is unavailable, the last evaluated quote or closing bid price normally is used. Certain debt securities may be priced through pricing services that may utilize a matrix pricing system which takes into consideration factors such as yields, prices, maturities, call features, and ratings on comparable securities. Open end investment companies are valued at their net asset value. Foreign securities markets may be open on days when the U.S. markets are closed. For this reason, the value of any foreign securities owned by the Company could change on a day when stockholders cannot buy or sell shares of the Company. Securities for which market quotations are not readily available or reliable and other assets may be valued as determined in good faith by the Valuation Committee ("VC") of the Company under the direction of or pursuant to procedures approved by the Company's Board of Directors. Due to the inherent uncertainty of valuation, such fair value pricing values may differ from the values that would have been used had a readily available market for the securities existed. These differences in valuation could be material. A security's valuation may differ depending on the method used for determining value. The use of fair value pricing by the Company may cause the net asset value of its shares to differ from the net asset value that would be calculated using market prices. A fair value price is an estimate and there is no assurance that such price will be at or close to the price at which a security is next quoted or next trades.

Investments in Other Investment Companies – The Company may invest in shares of other investment companies (the "Acquired Fund") in accordance with the Act and related rules. Stockholders in the Company bear the pro rata portion of the fees and expenses of an Acquired Fund in addition to the Company's expenses. Expenses incurred by the Company that are disclosed in the statement of operations do not include fees and expenses incurred of an Acquired Fund. The fees and expenses of an Acquired Fund are reflected in such Acquired Fund's total returns.

Investments in Real Estate Investment Trusts – Dividend income is recorded based on the income included in distributions received from the REIT investments using published REIT reclassifications including some management estimates when actual amounts are not available. Distributions received in excess of this estimated amount are recorded as a reduction of the cost of investments or reclassified to capital gains. The actual amounts of income, return of capital, and capital gains are only determined by each REIT after its fiscal year end, and may differ from the estimated amounts.

Real Estate Owned - Self Storage Properties – The Company owns, operates, manages, acquires, develops and redevelops self storage properties through wholly-owned subsidiaries.

Short Sales – The Company may sell a security short it does not own in anticipation of a decline in the market value of the security. When the Company sells a security short, it must borrow the security sold short and deliver it to the broker/dealer through which it made the short sale. The Company is liable for any dividends or interest paid on securities sold short. A gain, limited to the price at which the Company sold the security short, or a loss, unlimited in size, will be recognized upon the termination of the short sale. Securities sold short result in off balance sheet risk as the Company's ultimate obligation to satisfy the terms of the sale of securities sold short may exceed the amount recognized in the Statement of Assets and Liabilities.

NOTES TO FINANCIAL STATEMENTS	December 31, 2014 continued
Financial Statements

Investment Transactions – Investment transactions are accounted for on the trade date (the date the order to buy or sell is executed). Realized gains or losses are determined by specifically identifying the cost basis of the investment sold.

Investment Income – Interest income is recorded on the accrual basis. Amortization of premium and accretion of discount on debt securities are included in interest income. Dividend income is recorded on the ex-dividend date or, in the case of foreign securities, as soon as practicable after the Company is notified. Taxes withheld on income from foreign securities have been provided for in accordance with the Company's understanding of the applicable country's tax rules and rates.

Expenses – Expenses deemed by the Company to have been incurred solely by the Company are borne by the Company. Expenses deemed by the Company to have been incurred jointly by the Company and one or more of the other investment companies for which its affiliates serve as investment manager or other related entities are allocated on the basis of relative net assets, except where a more appropriate allocation can be made fairly in the judgment of the Company.

Expense Reduction Arrangement – Through arrangements with the Company's custodian, credits realized as a result of uninvested cash balances are used to reduce custodian expenses. No credits were realized by the Company during the periods covered by this report.

Distributions to Stockholders – Distributions to stockholders are determined in accordance with income tax regulations and are recorded on the ex-dividend date.

Income Taxes – The Company has elected to be treated as a REIT under the Internal Revenue Code of 1986, as amended ("IRC"). In order to maintain its qualification as a REIT, among other things, the Company is required to distribute at least 90% of its REIT taxable income to its stockholders and meet certain tests regarding the nature of its income and assets. As a REIT, the Company is not subject to federal income tax with respect to that portion of its income which meets certain criteria and is distributed annually to stockholders. The Company plans to continue to operate so that it meets the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. If the Company were to fail to meet these requirements, it would be subject to federal income tax. The Company is subject to certain state and local taxes.

Foreign securities held by the Company may be subject to foreign taxation. Foreign taxes, if any, are recorded based on the tax regulations and rates that exist in the foreign markets in which the Company invests.

The Company recognizes the tax benefits of uncertain tax positions only where the position is "more likely than not" to be sustained assuming examination by tax authorities. The Company has reviewed its tax positions and has concluded that no liability for unrecognized tax benefits should be recorded related to uncertain tax positions taken on federal, state, and local income tax returns for open tax years (2011 – 2013), or expected to be taken in the Company's 2014 tax returns.

2. RELATED PARTY TRANSACTIONS Certain officers and directors of the Company also serve as officers and directors of Winmill & Co. Incorporated ("Winco"), Bexil Corporation, Tuxis Corporation ("Tuxis"), and their affiliates (collectively with the Company, the "Affiliates"). As of December 31, 2014, certain of the Affiliates owned approximately 2% of the Company's outstanding common stock. Pursuant to an arrangement between a professional employer organization ("PEO") and the Affiliates, the PEO provides payroll, benefits, compliance, and related services for employees of the Affiliates in accordance with applicable rules and regulations under the IRC and, in connection therewith, Midas Management Corporation ("MMC"), a subsidiary of Winco, acts as a conduit payer of compensation and benefits to the Affiliates' employees including those who are concurrently employed by the Company and its Affiliates. Rent expense of concurrently used office space and overhead expenses for various concurrently used administrative and support functions incurred by the Affiliates are allocated at cost among them. The Affiliates participate in a 401(k) retirement savings plan for substantially all qualified employees. A matching expense based upon a percentage of contributions to the plan by eligible employees is incurred and allocated among the Affiliates. The matching expense is accrued and funded on a current basis and may not exceed the amount permitted as a deductible expense under the IRC. The aggregate compensation accrued and paid by the Company for the year ended December 31, 2014 was $778,843. The aggregate rent and overhead accrued and paid by the Company for the year ended December 31, 2014 was $65,156. As of December 31, 2014, the Company had reimbursements payable to MMC and Winco for compensation and benefits and rent and overhead of $44,074.

NOTES TO FINANCIAL STATEMENTS	December 31, 2014 continued
Financial Statements

As of December 31, 2014, the Company had an aggregate receivable for expenses paid on behalf of its wholly-owned subsidiaries of $3,372.

Under the terms of the Company's employment agreement with its President, Mark C. Winmill, the maximum monthly automobile allowance is $1,000 per month. To the extent that the monthly maximum payment under the Company's automobile lease exceeds the monthly allowance, Mr. Winmill must reimburse the Company for the excess amount. In this regard, Mr. Winmill has reimbursed the Company $1,722 for the automobile payments paid and due in 2014.

The Company leases office space from Tuxis under a rental agreement. The terms of occupancy are month to month and automatically renew, unless terminated by either party, on ten days written notice. The monthly rental charges are $1,000 per month due and payable on the first day of each month. For the year ended December 31, 2014, the total rent paid by the Company to Tuxis was $3,867.

3.  DISTRIBUTIONS TO STOCKHOLDERS AND DISTRIBUTABLE EARNINGS The tax character of distributions paid by the Company are summarized as follows:

	Year Ended December 31,
Distributions paid from:	2014	2013
Net investment income	$450,425	$430,633
Net realized gains	1,477,934	2,142,985

Total distributions	$1,928,359	$2,573,618

As of December 31, 2014, distributable earnings on a tax basis was comprised of the following:

Unrealized appreciation	$ 4,940,968

The difference between book and tax unrealized appreciation is attributable to income of the Company's wholly-owned unconsolidated subsidiaries.

Federal income tax regulations permit post-October net capital losses, if any, to be deferred and recognized on the tax return of the next succeeding taxable year.

GAAP requires certain components related to permanent differences of net assets to be classified differently for financial reporting than for tax reporting purposes. These differences have no effect on net assets or net asset value per share. These differences which may result in distribution reclassifications, are primarily due to differences in, return of capital dividends, recharacterization of capital gain income, and timing of distributions. As of December 31, 2014, the Company recorded the following financial reporting reclassifications to the net asset accounts to reflect those differences:

Increase in Undistributed Net Investment Income	Decrease in Net Realized Gain on Investments	Decrease in Paid in Capital
$19,565	$17,169	$(36,734)

NOTES TO FINANCIAL STATEMENTS	December 31, 2014 continued
Financial Statements

4. VALUE MEASUREMENT GAAP establishes a hierarchy that prioritizes inputs to valuation methods. The three levels of inputs are:

• Level 1 – unadjusted quoted prices in active markets for identical assets or liabilities including securities actively traded on a securities exchange.

• Level 2 –  observable inputs other than quoted prices included in level 1 that are observable for the asset or liability which may include quoted prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curves, default rates, and similar data.

• Level 3 – unobservable inputs for the asset or liability including the Company's own assumptions about the assumptions a market participant would use in valuing the asset or liability.

The availability of observable inputs can vary from security to security and is affected by a wide variety of factors, including, for example, the type of security, whether the security is new and not yet established in the marketplace, the liquidity of markets for the security, and other characteristics particular to the security. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised in determining fair value is greatest for investments categorized in level 3. The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement falls in its entirety is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The inputs or methodology used for valuing investments are not necessarily an indication of the risk associated with investing in those securities.

The following is a description of the valuation techniques applied to the Company's major categories of assets and liabilities measured at fair value on a recurring basis:

Real estate assets – Real estate assets, including self storage facilities held indirectly through one or more wholly owned and controlled subsidiaries, are valued using fair value pricing as determined in good faith by the VC under the direction of or pursuant to procedures approved by the Company's Board of Directors. Real estate assets may be valued by reference to, among other things, quarterly appraisals by an independent third party and additional factors which may include assessment of comparable recent acquisitions, changes in cash flows from the operation of the subject property, and material events affecting the operation of the property.

Equity securities (common and preferred stock) – Most publicly traded equity securities are valued normally at the most recent official closing price, last sale price, evaluated quote, or closing bid price. To the extent these securities are actively traded and valuation adjustments are not applied, they may be categorized in level 1 of the fair value hierarchy. Equities on inactive markets or valued by reference to similar instruments may be categorized in level 2.

Restricted and/or illiquid securities – Restricted and/or illiquid securities for which quotations are not readily available or reliable may be valued with fair value pricing as determined in good faith by the VC under the direction of and pursuant to procedures approved by the Company's Board of Directors. Restricted securities issued by publicly traded companies are generally valued at a discount to similar publicly traded securities. Restricted or illiquid securities issued by nonpublic entities may be valued by reference to comparable public entities or fundamental data relating to the issuer or both similar inputs. Depending on the relative significance of valuation inputs, these instruments may be categorized in either level 2 or level 3 of the fair value hierarchy.

NOTES TO FINANCIAL STATEMENTS	December 31, 2014 continued
Financial Statements

The following is a summary of the inputs used as of December 31, 2014 in valuing the Company's assets. Refer to the Schedule of Portfolio Investments for detailed information on specific investments.

ASSETS	Level 1	Level 2	Level 3	Total
Investments, at value
Real estate owned	$-	$-	$30,830,000	$30,830,000
Common stocks	2,255,775	-	-	2,255,775
Preferred stocks	1,186,950	-	-	1,186,950
Other	-	-	519,765	519,765
Short term investments	3,421,192	-	-	3,421,192
Total investments, at value	$6,863,917	$-	$31,349,765	$38,213,682

There were no securities transferred from level 1 at December 31, 2013 to level 2 at December 31, 2014.

The following is a reconciliation of level 3 assets including securities valued at zero:

	Real Estate Owned	Other	Total
Balance at December 31, 2013	$27,437,500	$94,561	$27,532,061
Cost of purchases	300,000	-	300,000
Proceeds from sales	-	-	-
Transfers into (out of) level 3	-	-	-
Change in unrealized appreciation	3,092,500	425,204	3,517,704
Balance at December 31, 2014	$30,830,000	$519,765	$31,349,765
Net change in unrealized appreciation attributable to assets still held as level 3 at December 31, 2014	$3,092,500	$425,204	$3,517,704

Unrealized gains (losses) are included in the related amounts on investments in the Statement of Operations.

The VC, under the direction of the Company's Board of Directors, considers various valuation approaches for valuing assets categorized within level 3 of the fair value hierarchy. The factors used in determining the value of such assets may include, but are not limited to: marketability, professional appraisals of portfolio companies, company and industry results and outlooks, and general market conditions. The VC then recommends a value for each asset in light of all the information available. The determination of fair value involves subjective judgments. As a result, using fair value to price an investment may result in a price materially different from the price used by other investors or the price that may be realized upon the actual sale of the asset. Significant changes in any of those inputs in isolation may result in a significantly lower or higher value measurement. The pricing of all fair value assets is reported to the Company's Board of Directors.

In valuing the self storage properties owned through the Company's wholly-owned subsidiaries as of December 31, 2014, the VC used a number of significant unobservable inputs to develop a range of possible values for the properties. It used a sales comparison approach which looks at recent sales of self storage properties considered similar to the subject property, an income capitalization approach which looks at discounted cash flow analysis based on certain assumptions regarding the property's trend in income and expenses, and a cost approach which looks at recent comparable land sales in the subject area and the estimated replacement value of the existing buildings and site improvements.

The values obtained from weighting the three methods described above, with greater weight given to the sales comparison approach, were then discounted for the lack of marketability of the Company's membership interest in each subsidiary, which represents the range of rates the VC believes market participants may apply. The resulting range of values, together with the underlying support, other information about each underlying property's financial condition and results of operations and its industry outlook, were considered by the VC, which recommended a value for each subsidiary.

NOTES TO FINANCIAL STATEMENTS	December 31, 2014 continued
Financial Statements

The following table presents additional information about valuation methodologies and inputs used for investments that are measured at fair value and categorized as level 3 as of December 31, 2014:

December 31, 2014	Fair Value	Valuation Technique	Unobservable Input	Range
REAL ESTATE OWNED Self Storage Properties	$30,830,000	Income capitalization approach	Capitalization rates	5% - 8%
OTHER	$519,765	Liquidating value	Discount rate for lack of marketability	35%

5.  INVESTMENTS IN WHOLLY-OWNED SUBSIDIARIES The following summary sets forth the Company's membership equity ownership including membership equity capital additions and reductions, cash dividends received by the Company, and the value of each wholly-owned subsidiary as recorded in the schedule of portfolio investments as of and for the year ended December 31, 2014.

	Beginning	Membership Equity		Ending	Dividend	Value
	Equity Interest	Gross	Gross	Equity Interest	Income	December 31, 2014
	Percentage	Additions	Reductions	Percentage

SSG Bolingbrook LLC	100%	$-	$-	100%	$407,000	$5,950,000

SSG Dolton LLC	100%	$-	$-	100%	$441,000	$5,500,000

SSG Merrillville LLC	100%	$-	$-	100%	$383,000	$5,400,000

SSG Rochester LLC	100%	$-	$-	100%	$511,000	$4,900,000

SSG Sadsbury LLC	100%	$300,000	$-	100%	$257,000	$5,050,000

SSG Summerville I LLC	100%	$-	$-	100%	$101,000	$2,550,000

SSG Summerville II LLC	100%	$-	$-	100%	$78,000	$1,480,000

The Company's wholly-owned subsidiaries are each a controlled affiliate as defined under the Act. A controlled affiliate is an issuer in which the Company's holdings represent 25% or more of the outstanding voting securities of such issuer.

NOTES TO FINANCIAL STATEMENTS	December 31, 2014 continued
Financial Statements

6.  SUMMARIZED FINANCIAL INFORMATION OF WHOLLY-OWNED SUBSIDIARIES Each of the Company's wholly-owned subsidiaries owns and operates a self storage facility business. The following sets forth unaudited summarized information as to assets, liabilities, and results of operations for each wholly-owned subsidiary as of and for the year ended December 31, 2014:

Dollars in thousands	SSG Bolingbrook LLC	SSG Dolton LLC	SSG Merrillville LLC	SSG Rochester LLC	SSG Sadsbury LLC	SSG Summerville I LLC	SSG Summerville II LLC
OPERATING DATA Year ended December 31, 2014
Rental income	$ 691	$ 678	$ 588	$ 859	$ 558	$ 383	$ 222
Net income	$ 259	$ 283	$ 250	$ 302	$ 172	$ 97	$ 73
BALANCE SHEET DATA December 31, 2014
Real estate assets, net	$ 5,535	$ 4,996	$ 4,710	$ 3,489	$ 4,155	$ 2,235	$ 1,255
Total assets	$ 5,726	$ 5,133	$ 4,817	$ 3,682	$ 4,213	$ 2,271	$ 1,278
Total liabilities	$ 128	$ 106	$ 77	$ 19	$ 22	$ 20	$ 11

7.  ILLIQUID AND RESTRICTED INVESTMENTS The Company holds investments that have a limited trading market and/or certain restrictions on trading and, therefore, may be illiquid and/or restricted. These investment holdings have been valued at fair value. Due to the inherent uncertainty of valuation, fair value pricing values may differ from the values that would have been used had a readily available market for the securities existed. These differences in valuation could be material. Illiquid and/or restricted investment holdings owned at December 31, 2014, were as follows:

	Acquisition Date	Cost	Value
SSG Bolingbrook LLC	6/27/13	$5,700,000	$5,950,000
SSG Dolton LLC	6/27/13	5,100,000	5,500,000
SSG Merrillville LLC	6/27/13	4,825,000	5,400,000
SSG Rochester LLC	12/5/12	3,750,000	4,900,000
SSG Sadsbury LLC	12/24/12	4,300,000	5,050,000
SSG Summerville I LLC	7/12/13	2,300,000	2,550,000
SSG Summerville II LLC	8/20/13	1,300,000	1,480,000
DWS RREEF Real Estate Fund Liquidating Trust	2009	0	90,740
DWS RREEF Real Estate Fund II Liquidating Trust	2009	0	429,025
RMR Asia Pacific Fund Fractional shares	2010	0	0
Total		$27,275,000	$31,349,765
Percent of net assets		72%	82%

8.  INVESTMENT TRANSACTIONS Purchases and proceeds of investments, excluding short term investments, were $300,000 and $5,630,252, respectively, for the year ended December 31, 2014. As of December 31, 2014, for federal income tax purposes, the aggregate cost of investments was $33,272,714 and net unrealized appreciation was $4,940,968, comprised of gross unrealized appreciation of $4,943,953 and gross unrealized depreciation of $2,985.

NOTES TO FINANCIAL STATEMENTS	December 31, 2014 continued
Financial Statements

9.  BORROWING AND SECURITIES LENDING The Company has entered into a Committed Facility Agreement (the "CFA") with BNP Paribas Prime Brokerage, Inc. ("BNP") that allows the Company to adjust its credit facility amount up to $20,000,000, and a Lending Agreement, as defined below. Borrowings under the CFA are secured by assets of the Company that are held with the Company's custodian in a separate account (the "pledged collateral"). Interest is charged at the 1 month LIBOR (London Inter-bank Offered Rate) plus 0.95% on the amount borrowed and 0.50% on the undrawn balance. Because the Company adjusts the facility amount each day to equal borrowing drawn that day, the 0.50% annualized rate charge on undrawn facility amounts provided for by the CFA has not been incurred. As of December 31, 2014, there was no outstanding loan balance or assets pledged as collateral. The weighted average interest rate and average daily amount outstanding under the CFA for the year ended December 31, 2014 were 1.11% and $297,833, respectively. The maximum amount outstanding during the year ended December 31, 2014 was $1,717,823.

The Lending Agreement provides that BNP may borrow a portion of the pledged collateral (the "Lent Securities") in an amount not to exceed the outstanding borrowings owed by the Company to BNP under the CFA. BNP may re-register the Lent Securities in its own name or in another name other than the Company and may pledge, re-pledge, sell, lend, or otherwise transfer or use the Lent Securities with all attendant rights of ownership. The Company may designate any security within the pledge collateral as ineligible to be a Lent Security, provided there are eligible securities within the pledged collateral in an amount equal to the outstanding borrowing owed by the Company. BNP must remit payment to the Company equal to the amount of all dividends, interest, or other distributions earned or made by the Lent Securities.

Under the Lending Agreement, Lent Securities are marked to market daily and, if the value of the Lent Securities exceeds the value of the then-outstanding borrowings owed by the Company to BNP under the CFA (the "Current Borrowings"), BNP must, on that day, either (1) return Lent Securities to the Company's custodian in an amount sufficient to cause the value of the outstanding Lent Securities to equal the Current Borrowings; or (2) post cash collateral with the Company's custodian equal to the difference between the value of the Lent Securities and the value of the Current Borrowings. If BNP fails to perform either of these actions as required, the Company will recall securities, as discussed below, in an amount sufficient to cause the value of the outstanding Lent Securities to equal the Currrent Borrowings. The Company can recall any of the Lent Securities and BNP is obligated, to the extent commercially possible, to return such security or equivalent security to the Company's custodian no later than three business days after such request. If the Company recalls a Lent Security pursuant to the Lending Agreement, and BNP fails to return the Lent Securities or equivalent securities in a timely fashion, BNP shall remain liable to the Company's custodian for the ultimate delivery of such Lent Securities, or equivalent securities, and for any buy-in costs that the executing broker for the sales transaction may impose with respect to the failure to deliver. The Company shall also have the right to apply and set-off an amount equal to one hundred percent (100%) of the then-current fair value of such Lent Securities against the Current Borrowings. The Company earns securities lending income consisting of payments received from BNP for lending certain securities, less any rebates paid to borrowers and lending agent fees associated with the loan. As of and for the year ended December 31, 2014, there were no Lent Securities.

10.  INVESTMENT AND SECURITIES RISK

Foreign securities risk. Investments in the securities of foreign issuers involve special risks, including changes in foreign exchange rates and the possibility of future adverse political and economic developments, which could adversely affect the value of such securities. Moreover, securities of foreign issuers and traded in foreign markets may be less liquid and their prices more volatile than those of U.S. issuers and markets.

Non-diversification risk. The Company is considered non-diversified and can invest a greater portion of assets in securities of individual issuers than a diversified company. As a result, changes in the market value of a single investment could cause greater fluctuations in share price than would occur in a diversified company.

Equity securities risk. The prices of equity securities change in response to many factors including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity.

Concentration risk. The Company's assets are concentrated in investments in the real estate industry and, as a result, the value of the Company's common stock may be subject to greater volatility than an investment company with a portfolio that is less concentrated by industry. If the securities of the real estate industry or self storage companies as a group fall out of favor with investors, the Company could underperform other companies that have greater industry diversification. A more concentrated portfolio may cause the Company's net asset value to be more volatile and thus may subject stockholders to more risk. As of December 31, 2014, the Company held approximately 82% of its assets in self storage properties. Thus, the volatility of the Company's net asset value, and its performance in general, depends disproportionately more on the performance of a single industry than that of a more diversified company.

NOTES TO FINANCIAL STATEMENTS	December 31, 2014 continued
Financial Statements

REIT risk. The Company's investments in securities of real estate companies involve risks. The REITs in which the Company invests are subject to risks inherent in the direct ownership of real estate. These risks include, but are not limited to, the risk of a possible lack of mortgage funds and associated interest rate risks, overbuilding, property vacancies, increases in property taxes and operating expenses, changes in zoning laws, losses due to environmental damages and changes in neighborhood values and appeal to purchasers.

11.  CAPITAL STOCK The Company is authorized to issue 20,000,000 shares of $0.01 par value common stock. There were no transactions in common stock during 2014 or 2013.

12.  STOCKHOLDER RIGHTS PLAN On November 28, 2014, the Company's Board of Directors adopted a stockholder rights plan (the  "Plan") dated November 28, 2014. To implement the Plan, the Board of Directors declared a special dividend distribution of one nontransferable right for each outstanding share of the Company's common stock, par value $.01 per share, to stockholders of record at the close of business on November 28, 2014. Each right entitles the registered holder to purchase from the Company one share of its common stock, par value $.01 per share, subject to adjustment. The rights will be distributed as a non-taxable dividend and will expire at the close of business on March 27, 2015, unless earlier redeemed or exchanged by the Company. The rights will be evidenced by the underlying Company common stock and no separate rights certificates will presently be distributed. Subject to certain exceptions in the rights agreement, ("Rights Agreement") the rights will become exercisable 10 days following a public announcement that a "person" (as defined in the Rights Agreement) or a group of affiliated or associated persons have acquired "beneficial ownership" (as defined in the Rights Agreement) of 19% or more of the outstanding shares of the Company's common stock. In this event, however, any person who "beneficially owns" (as defined in the Rights Agreement) more than 17% of the outstanding common shares of the Company's common stock will not be permitted to exercise any rights associated with common shares beneficially owned in excess of 17% of the outstanding common shares of the Company, and those additional rights will be deemed null and void. The Board of Directors may terminate the Plan at any time or redeem the rights, for $.01 per right, at any time before a person or a group of affiliated or associated persons beneficially owns 19% or more of the Company's common stock. Under certain circumstances, as set forth in the Rights Agreement, certain rights owned by any person who is or becomes an acquiring person (as defined in the Rights Agreement) shall become null and void. A copy of the Rights Agreement specifying the terms and conditions of the rights is available on the Company's website at www.SelfStorageGroupInc.com.

13.  SHARE REPURCHASE PROGRAM In accordance with Section 23(c) of the Act, the Company may from time to time repurchase its shares in the open market at the discretion of and upon such terms as determined by the Board of Directors. The Company did not repurchase any of its shares during 2014 or 2013.

14. COMMITMENTS AND CONTINGENCIES The Company indemnifies its officers and directors from certain liabilities that might arise from their performance of their duties for the Company. Additionally, in the normal course of business, the Company enters into contracts that contain a variety of representations and warranties and which may provide general indemnifications. The Company's maximum exposure under these arrangements is unknown as it involves future claims that may be made against the Company under circumstances that have not occurred.

The Company leases an automobile under a lease expiring on February 25, 2017. The future minimum lease payments under the lease in aggregate are $28,913 comprised of annual payments of $13,878, $13,878, and $1,157 for the years ending December 31, 2015, 2016, and 2017, respectively.

15.  OTHER INFORMATION The Company may at times raise cash for investment by issuing shares through one or more offerings, including rights offerings. Proceeds from any such offerings will be invested in accordance with the Company's business strategy to acquire and operate self storage properties

FINANCIAL HIGHLIGHTS	December 31, 2014
Financial Statements

	Year Ended December 31,
Per Share Operating Performance	2014	2013	2012	2011	2010
(for a share outstanding throughout each period) Net asset value, beginning of period	$4.58	$4.74	$4.60	$5.00	$4.43
Income from investment operations:
Net investment income (loss) (1)	.15	(.09)	.01	.19	.20
Net realized and unrealized gain (loss) on investments	.67	.28	.60	(.33)	.59
Total income from investment operations	.82	.19	.61	(.14)	.79
Less distributions:
Net investment income	(.06)	(.06)	(.02)	(.26)	(.22)
Net realized gains	(.20)	(.29)	(.45)	-	-
Total distributions	(.26)	(.35)	(.47)	(.26)	(.22)
Net asset value, end of period	$5.14	$4.58	$4.74	$4.60	$5.00
Market value, end of period	$3.63	$3.59	$3.69	$3.78	$4.17
Total Return (2)
Based on net asset value	20.67%	5.70%	16.22%	(1.86)%	19.60%
Based on market price	8.72%	6.43%	10.10%	(3.30)%	21.07%
Ratios/Supplemental Data (3)
Net assets at end of period (000s omitted)	$38,101	$33,940	$35,155	$34,102	$37,071
Ratio of total expenses to average net assets	3.72%	3.14%	2.60%	2.31%	2.00%
Ratio of net expenses excluding loan interest and fees to average net assets
	3.71%	3.14%	2.60%	2.30%	1.96%
Ratio of net investment income (loss) to average net assets	3.19%	(1.88)%	0.25%	4.31%	4.33%
Portfolio turnover rate	1%	57%	115%	22%	55%

(1)The per share amounts were calculated using the average number of common shares outstanding during the period.

(2)Total return on a market value basis is calculated assuming a purchase of common stock on the opening of the first day and a sale on the closing of the last day of each period reported. Dividends and distributions, if any, are assumed for purposes of this calculation to be reinvested at prices obtained under the Company's dividend reinvestment plan if in effect or, if there is no plan in effect, at the lower of the per share net asset value or the closing market price of the Company's shares on the dividend/distribution date. Generally, total return on a net asset value basis will be higher than total return on a market value basis in periods where there is an increase in the discount or a decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total return on a net asset value basis will be lower than total return on a market value basis in periods where there is a decrease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such periods. The calculation does not reflect brokerage commissions, if any.

(3)Expenses and income ratios do not include expenses incurred by the Acquired Funds in which the Company invests.

See notes to financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	December 31, 2014
Financial Statements

To the Board of Directors and Stockholders of
Self Storage Group, Inc.

We have audited the accompanying statement of assets and liabilities of Self Storage Group, Inc., including the schedule of portfolio investments as of December 31, 2014 and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years indicated thereon. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2014, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Self Storage Group, Inc. as of December 31, 2014, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years indicated thereon, in conformity with accounting principles generally accepted in the United States of America.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 20, 2015

(3)	The Company's unaudited financial statements for the six months ended June 30, 2014 are as follows:

SCHEDULE OF PORTFOLIO INVESTMENTS	June 30, 2014 (Unaudited)
Financial Statements

Member
Equity Interest		Value

	REAL ESTATE OWNED (79.60%)
	Self Storage Properties (79.60%)
100%	SSG Bolingbrook LLC (a) (b)	$5,700,000
100%	SSG Dolton LLC (a) (b)	5,100,000
100%	SSG Merrillville LLC (a) (b)	4,825,000
100%	SSG Rochester LLC (a) (b)	4,650,000
100%	SSG Sadsbury LLC (a) (b)	4,500,000
100%	SSG Summerville I LLC (a) (b)	2,300,000
100%	SSG Summerville II LLC (a) (b)	1,400,000

	Total real estate owned (Cost $27,075,000)	28,475,000

Shares	COMMON STOCKS (15.81%)
	Real Estate Investment Trusts (15.81%)
	Diversified (2.82%)
19,900	British Land Company plc ADR (c) (d)	238,402
4,500	Public Storage (d)	771,075
		1,009,477
	Industrial (7.62%)
40,000	CubeSmart (d)	732,800
20,000	Extra Space Storage, Inc. (d)	1,065,000
12,000	Sovran Self Storage, Inc. (d)	927,000
		2,724,800
	Office (1.92%)
11,000	Kilroy Realty Corp. (d)	685,080

	Operators of Nonresidential Buildings (0.09%)
1,750	Washington Prime Group Inc.	32,795

	Retail (3.36%)
27,000	Kimco Realty Corp. (d)	620,460
3,500	Simon Property Group, Inc. (d)	581,980

	Total retail	1,202,440

	Total common stocks (Cost $3,941,422)	5,654,592

See notes to financial statements.

SCHEDULE OF PORTFOLIO INVESTMENTS	June 30, 2014 (Unaudited)
Financial Statements

Shares		Value
	PREFERRED STOCKS (4.35%)
	Real Estate Investment Trusts (4.35%)
	Industrial (1.10%)
15,000	CubeSmart 7.75%, Series A (d)	$394,650

	Office (1.05%)
15,000	Duke Realty Corp. 6.50%, Series K (d)	374,400

	Retail (2.20%)
15,000	Pennsylvania Real Estate Investment Trust, 8.25%, Series A (d)	395,235
15,000	Realty Income Corp., 6.625%, Series F (d)	392,250
		787,485

	Total preferred stocks (Cost $1,538,520)	1,556,535

Units	OTHER (0.26%)
349,000	DWS RREEF Real Estate Fund Liquidating Trust (b) (e)	15,356
1,100,066	DWS RREEF Real Estate Fund II Liquidating Trust (b) (e)	79,205
2	RMR Asia Pacific Fund Fractional shares (b)	0

	Total other (Cost $0)	94,561

Principal
Amount	SHORT-TERM INVESTMENT (0.31%)
$109,186	State Street Bank and Trust Company
	Euro Time Deposit 0.01% (Cost $109,186)	109,186

	Total investments (Cost $32,664,128) (100.33%)	35,889,874

	Liabilities in excess of other assets (-0.33%)	(116,176)

	Net assets (100.00%)	$35,773,698

(a)Controlled affiliate.
(b)Illiquid and/or restricted security that has been fair valued.
(c)The company is organized as a real estate investment trust as defined by the laws of its country of domicile.
(d)All or a portion of these securities have been segregated as collateral pursuant to the bank credit facility and lending agreement. As of June 30, 2014, the value of securities pledged as collateral was $7,178,347 and there were no securities on loan under the lending agreement.

(e)Non-income producing.

ADR	American Depositary Receipt
LLC	Limited Liability Company
REIT	Real Estate Investment Trust
plc	Public limited company

See notes to financial statements

STATEMENTS OF ASSETS AND LIABILITIES	(Unaudited)
Financial Statements

June 30, 2014
Assets
Investments, at value
Wholly-owned subsidiaries (cost $27,075,000)	$28,475,000
Unaffiliated issuers (cost $5,589,128)	7,414,874

35,889,874

Cash	9,754
Dividends receivable	18,386
Due from wholly-owned subsidiaries	3,372
Other assets	5,275

Total assets	35,926,661

Liabilities
Accounts payable and accrued expenses	81,615
Due to affiliates	71,348

Total liabilities	152,963

Net Assets	$35,773,698

Net Asset Value Per Share
(applicable to 7,416,766 shares outstanding:
20,000,000 shares of $.01 par value authorized)	$4.82
Net Assets Consist of
Paid in capital	$32,536,923
Undistributed net investment loss	(230,150)
Undistributed net realized gains	241,179
Net unrealized appreciation on investments and foreign currencies	3,225,746

$35,773,698

See notes to financial statements.

STATEMENTS OF OPERATIONS	(Unaudited)
Financial Statements

Six Months Ended
June 30, 2014
Investment Income
Dividends
Wholly-owned subsidiaries	$1,425,000
Unaffiliated issuers (net of $1,595 foreign tax withholding)	140,397
Interest	7

Total investment income	1,565,404

Expenses
Compensation and benefits	436,495
Legal	77,645
Occupancy and other office expenses	70,999
Bookkeeping and pricing	37,267
Directors	21,316
Auditing	17,825
Shareholder communications	14,604
Insurance	7,155
Transfer agent	6,480
Custodian	4,795
Interest on bank credit facility	3,356
Other	1,427

Total expenses	699,364

Net investment income	866,040

Realized and Unrealized Gain (Loss)
Net realized gain on investments in unaffiliated issuers	241,179
Net unrealized appreciation
Wholly-owned subsidiaries	937,500
Unaffiliated issuers	752,680

Net realized and unrealized gain	1,931,359

Net increase in net assets resulting from operations	$2,797,399

See notes to financial statements.

STATEMENTS OF CHANGES IN NET ASSETS	(Unaudited)
Financial Statements

	Six Months Ended June 30, 2014	Year Ended December 31, 2013

Operations
Net investment income (loss)	$866,040	$(677,093)
Net realized gain	241,179	2,458,952
Unrealized appreciation (depreciation)	1,690,180	(422,429)

Net increase in net assets resulting from operations	2,797,399	1,359,430

Distributions To Stockholders
Net investment income	(75,483)	(430,633)
Net realized gains	(240,703)	(2,142,985)
Return of capital	(647,994)	-

Total distributions	(964,180)	(2,573,618)

Total increase (decrease) in net assets	1,833,219	(1,214,188)

Net Assets
Beginning of period	33,940,479	35,154,667

End of period	$35,773,698	$33,940,479

Undistributed net investment loss at end of period	$(230,150)	$(791,761)

See notes to financial statements.

STATEMENT OF CASH FLOWS	(Unaudited)
Financial Statements

Six Months Ended June 30, 2014

Cash Flows From Operating Activities
Net increase in net assets resulting from operations	$2,797,399
Adjustments to reconcile increase in net assets resulting from operations to net cash provided by (used in) operating activities:
Unrealized appreciation of investments	(1,690,180)
Net realized gain on sales of investment securities	(241,179)
Capital invested in wholly-owned subsidiaries	(100,000)
Proceeds from sales of investment securities	1,410,966
Net sales of short term investments	427,438
Decrease in due from subsidiaries	53,465
Decrease in dividends receivable	32,250
Decrease in other assets	7,155
Decrease in accrued expenses	(11,847)
Increase in due to affiliates	5,507

Net cash provided by operating activities	2,690,974

Cash Flows from Financing Activities
Cash distributions paid	(964,180)
Bank credit facility repayment, net	(1,717,040)

Net cash used in financing activities	(2,681,220)

Net change in cash	9,754

Cash
Beginning of period	-

End of period	$9,754

Supplemental disclosure of cash flow information:
Cash paid for interest on bank credit facility	$3,303

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS	June 30, 2014 (Unaudited)
Financial Statements

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES Self Storage Group, Inc. (the "Company"), is a Maryland corporation registered under the Investment Company Act of 1940, as amended (the "Act"), as a non-diversified, closed end management investment company. The Company is internally managed by its officers under the direction of its Board of Directors. The Company has applied to the Securities and Exchange Commission to deregister as an investment company. Its shares are quoted over the counter under the ticker symbol SELF.

On February 29, 2012, stockholders voted to approve a proposal to change the Company's business from an investment company investing primarily in closed end funds that invest significantly in income producing securities and a global portfolio of investment grade fixed income securities to an operating company that owns, operates, manages, acquires, develops and redevelops self storage properties. In connection therewith, the Company has amended its fundamental investment restrictions to permit it to pursue its new business. The Company is currently implementing its business strategy to acquire and operate self storage properties.

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which require management to make certain estimates and assumptions at the date of the financial statements. Actual results could differ from those estimates. Subsequent events, if any, through the date that the financial statements were issued have been evaluated in the preparation of the financial statements. The following summarizes the significant accounting policies of the Company:

Valuation of Investments – Portfolio securities are valued by various methods depending on the primary market or exchange on which they trade. Most equity securities for which the primary market is in the United States are valued at the official closing price, last sale price or, if no sale has occurred, at the closing bid price. Most equity securities for which the primary market is outside the United States are valued using the official closing price or the last sale price in the principal market in which they are traded. If the last sale price on the local exchange is unavailable, the last evaluated quote or closing bid price normally is used. Debt obligations with remaining maturities of 60 days or less are valued at cost adjusted for amortization of premiums and accretion of discounts. Certain of the securities in which the Company may invest are priced through pricing services that may utilize a matrix pricing system which takes into consideration factors such as yields, prices, maturities, call features, and ratings on comparable securities. Bonds may be valued according to prices quoted by a bond dealer that offers pricing services. Open end investment companies are valued at their net asset value. Foreign securities markets may be open on days when the U.S. markets are closed. For this reason, the value of any foreign securities owned by the Company could change on a day when stockholders cannot buy or sell shares of the Company. Securities for which market quotations are not readily available or reliable and other assets may be valued as determined in good faith by the Valuation Committee ("VC") of the Company under the direction of or pursuant to procedures approved by the Company's Board of Directors, called fair value pricing. Due to the inherent uncertainty of valuation, fair value pricing values may differ from the values that would have been used had a readily available market for the securities existed. These differences in valuation could be material. A security's valuation may differ depending on the method used for determining value. The use of fair value pricing by the Company may cause the net asset value of its shares to differ from the net asset value that would be calculated using market prices. A fair value price is an estimate and there is no assurance that such price will be at or close to the price at which a security is next quoted or next trades.

Foreign Currency Translation – Securities denominated in foreign currencies are translated into U.S. dollars at prevailing exchange rates. Realized gain or loss on sales of such investments in local currency terms is reported separately from gain or loss attributable to a change in foreign exchange rates for those investments.

Forward Foreign Currency Contracts – Forward foreign currency contracts are marked to market and the change in market value is recorded by the Company as an unrealized gain or loss. When a contract is closed, the Company records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. The Company could be exposed to risk if the counterparties are unable to meet the terms of the contracts or if the value of the currency changes unfavorably.

Investments in Other Investment Companies – The Company may invest in shares of other investment companies (the "Acquired Fund") in accordance with the Act and related rules. Stockholders in the Company bear the pro rata portion of the fees and expenses of an Acquired Fund in addition to the Company's expenses. Expenses incurred by the Company that are disclosed in the statement of operations do not include fees and expenses incurred of an Acquired Fund. The fees and expenses of an Acquired Fund are reflected in such Acquired Fund's total returns.

Investments in Real Estate Investment Trusts – Dividend income is recorded based on the income included in distributions received from the REIT investments using published REIT reclassifications including some management estimates when actual amounts are not available. Distributions received in excess of this estimated amount are recorded as a reduction of the cost of investments or reclassified to capital gains. The actual amounts of income, return of capital, and capital gains are only determined by each REIT after its fiscal year end, and may differ from the estimated amounts.

NOTES TO FINANCIAL STATEMENTS	(Unaudited) continued
Financial Statements

Real Estate Owned - Self Storage Properties – The Company owns, operates, manages, acquires, develops and redevelops self storage properties through wholly-owned subsidiaries.

Short Sales – The Company may sell a security short it does not own in anticipation of a decline in the market value of the security. When the Company sells a security short, it must borrow the security sold short and deliver it to the broker/dealer through which it made the short sale. The Company is liable for any dividends or interest paid on securities sold short. A gain, limited to the price at which the Company sold the security short, or a loss, unlimited in size, will be recognized upon the termination of the short sale. Securities sold short result in off balance sheet risk as the Company's ultimate obligation to satisfy the terms of the sale of securities sold short may exceed the amount recognized in the statement of assets and liabilities.

Investment Transactions – Investment transactions are accounted for on the trade date (the date the order to buy or sell is executed). Realized gains or losses are determined by specifically identifying the cost basis of the investment sold.

Investment Income – Interest income is recorded on the accrual basis. Amortization of premium and accretion of discount on debt securities are included in interest income. Dividend income is recorded on the ex-dividend date or, in the case of foreign securities, as soon as practicable after the Company is notified. Taxes withheld on income from foreign securities have been provided for in accordance with the Company's understanding of the applicable country's tax rules and rates.

Expenses – Expenses deemed by the Company to have been incurred solely by the Company are borne by the Company. Expenses deemed by the Company to have been incurred jointly by the Company and one or more of the investment companies for which its affiliates serve as investment manager or other entities are allocated on the basis of relative net assets, except where a more appropriate allocation can be made fairly in the judgment of the Company.

Expense Reduction Arrangement – Through arrangements with the Company's custodian, credits realized as a result of uninvested cash balances are used to reduce custodian expenses. No credits were realized by the Company during the periods covered by this report.

Distributions to Stockholders – Distributions to stockholders are determined in accordance with income tax regulations and are recorded on the ex-dividend date.

Income Taxes – The Company has elected to be treated as a REIT under the Internal Revenue Code ("IRC"). In order to maintain its qualification as a REIT, among other things, the Company is required to distribute at least 90% of its REIT taxable income to its stockholders and meet certain tests regarding the nature of its income and assets. As a REIT, the Company is not subject to federal income tax with respect to that portion of its income which meets certain criteria and is distributed annually to stockholders. The Company plans to continue to operate so that it meets the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. If the Company were to fail to meet these requirements, it would be subject to federal income tax. The Company is subject to certain state and local taxes.

Foreign securities held by the Company may be subject to foreign taxation. Foreign taxes, if any, are recorded based on the tax regulations and rates that exist in the foreign markets in which the Company invests.

The Company recognizes the tax benefits of uncertain tax positions only where the position is "more likely than not" to be sustained assuming examination by tax authorities. The Company has reviewed its tax positions and has concluded that no liability for unrecognized tax benefits should be recorded related to uncertain tax positions taken on federal, state, and local income tax returns for open tax years (2011 – 2013), or expected to be taken in the Company's 2014 tax returns.

2.  RELATED PARTY TRANSACTIONS Certain officers and directors of the Company also serve as officers and directors of Winmill & Co. Incorporated ("Winco"), Bexil Corporation, Tuxis Corporation, and their affiliates (collectively with the Company, the "Affiliates"). As of June 30, 2014, certain Affiliates of the Company owned approximately 2% of the Company's outstanding common stock. Pursuant to an arrangement between a professional employer organization ("PEO") and the Affiliates, the PEO provides payroll, benefits, compliance, and related services for employees of the Affiliates in accordance with applicable rules and regulations under the IRC and, in connection therewith, Midas Management Corporation ("MMC"), a subsidiary of Winco, acts as a conduit payer of compensation and benefits to the Affiliates' employees including those who are concurrently employed by the Company and its Affiliates. Rent expense of concurrently used office space and overhead expenses for various concurrently used administrative and support functions incurred by the Affiliates are allocated at cost among them. The Affiliates participate in a 401(k) retirement savings plan for substantially all qualified employees. A matching expense based upon a percentage of contributions to the plan by eligible employees is incurred and allocated among the Affiliates. The matching expense is accrued and funded on a current basis and may not exceed the amount permitted as a deductible expense under the IRC. The aggregate compensation accrued and paid by the Company for the six months ended June 30, 2014 was $440,668. The aggregate rent and overhead accrued and paid by the Company for the six months ended June 30, 2014 was $40,713. As of June 30, 2014, the Company had reimbursements payable to MMC and Winco for compensation and benefits and rent and overhead of $61,174 and $4,130, respectively.

NOTES TO FINANCIAL STATEMENTS	(Unaudited) continued
Financial Statements

As of June 30, 2014, the Company had an aggregate receivable for expenses paid on behalf of its wholly-owned subsidiaries of $3,372.

Under the terms of the Company's employment agreement with its President Mark C. Winmill, the minimum monthly automobile allowance is $1,000 per month. To the extent that the monthly minimum payment under the Company's automobile lease exceeds the monthly allowance, Mr. Winmill must reimburse the Company for the excess amount. In this regard, Mr. Winmill has reimbursed the Company $1,722 for the automobile payments paid and due in 2014.

3.  DISTRIBUTIONS TO STOCKHOLDERS AND DISTRIBUTABLE EARNINGS  For the six months ended June 30, 2014, the Company paid distributions totaling $964,180. As of June 30, 2014, the distribution is estimated to be comprised of $75,483, $240,703, and $647,994 of net investment income, net realized gains, and return of capital, respectively, based on information available at this time and is subject to change. The classification of these distributions for federal income tax purposes will be determined after the Company's fiscal year ending December 31, 2014. Actual amounts may be recharacterized among net investment income, net realized gains, and return of capital for tax purposes after year end 2014, although the exact amount is not estimable as of June 30, 2014.

For the year ended December 31, 2013, the Company paid distributions comprised of the following:

Distributions paid from:

Net investment income	$430,633
Net realized gains	2,142,985
Total distributions	$2,573,618

As of December 31, 2013, the component of distributable earnings on a tax basis was as follows:

Undistributed net investment income	$5,877
Unrealized appreciation	737,928

$743,805

The difference between book and tax unrealized appreciation is attributable to income of the Company's wholly-owned unconsolidated subsidiaries.

Federal income tax regulations permit post-October net capital losses, if any, to be deferred and recognized on the tax return of the next succeeding taxable year.

4.  VALUE MEASUREMENT  GAAP establishes a hierarchy that prioritizes inputs to valuation methods. The three levels of inputs are:

• Level 1 –  unadjusted quoted prices in active markets for identical assets or liabilities including securities actively traded on a securities exchange.

• Level 2 –  observable inputs other than quoted prices included in level 1 that are observable for the asset or liability which may in-clude quoted prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curves, default rates, and similar data.

NOTES TO FINANCIAL STATEMENTS	(Unaudited) continued
Financial Statements

• Level 3 –  unobservable inputs for the asset or liability including the Company's own assumptions about the assumptions a market participant would use in valuing the asset or liability.

The availability of observable inputs can vary from security to security and is affected by a wide variety of factors, including, for example, the type of security, whether the security is new and not yet established in the marketplace, the liquidity of markets for the security, and other characteristics particular to the security. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised in determining fair value is greatest for investments categorized in level 3.

The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement falls in its entirety is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The inputs or methodology used for valuing investments are not necessarily an indication of the risk associated with investing in those securities.

The following is a description of the valuation techniques applied to the Company's major categories of assets and liabilities measured at fair value on a recurring basis:

Equity securities (common and preferred stock) – Most publicly traded equity securities are valued normally at the most recent official closing price, last sale price, evaluated quote, or closing bid price. To the extent these securities are actively traded and valuation adjustments are not applied, they may be categorized in level 1 of the fair value hierarchy. Equities on inactive markets or valued by reference to similar instruments may be categorized in level 2.

Restricted and/or illiquid securities – Restricted and/or illiquid securities for which quotations are not readily available or reliable may be valued with fair value pricing as determined in good faith by the VC under the direction of and pursuant to procedures approved by the Company's Board of Directors. Restricted securities issued by publicly traded companies are generally valued at a discount to similar publicly traded securities. Restricted or illiquid securities issued by nonpublic entities may be valued by reference to comparable public entities or fundamental data relating to the issuer or both similar inputs. Depending on the relative significance of valuation inputs, these instruments may be categorized in either level 2 or level 3 of the fair value hierarchy.

Real estate assets – Real estate assets, including self storage facilities held indirectly through one or more wholly owned and controlled subsidiaries, are valued using fair value pricing as determined in good faith by the VC under the direction of or pursuant to procedures approved by the Company's Board of Directors. Real estate assets may be valued by reference to, among other things, quarterly appraisals by an independent third party and additional factors which may include assessment of comparable recent acquisitions, changes in cash flows from the operation of the subject property, and material events affecting the operation of the property.

The following is a summary of the inputs used as of June 30, 2014 in valuing the Company's assets. Refer to the schedule of portfolio investments for detailed information on specific investments.

ASSETS	Level 1	Level 2	Level 3	Total
Investments, at value
Real estate owned	$-	$-	$28,475,000	$28,475,000
Common stocks	5,654,592	-	-	5,654,592
Preferred stocks	1,556,535	-	-	1,556,535
Other	-	-	94,561	94,561
Short term investment	-	109,186	-	109,186
Total investments, at value	$7,211,127	$109,186	$28,569,561	$35,889,874

There were no securities transferred from level 1 at December 31, 2013 to level 2 at June 30, 2014.

NOTES TO FINANCIAL STATEMENTS	(Unaudited) continued
Financial Statements

The following is a reconciliation of level 3 assets including securities valued at zero:

	Real Estate Owned	Other	Total
Balance of level 3 assets at December 31, 2013	$27,437,500	$94,561	$27,532,061
Cost of purchases	100,000	-	100,000
Sales	-	-	-
Transfers in to (out of) level 3	-	-	-
Change in unrealized appreciation	937,500	-	937,500

Balance at June 30, 2014	$28,475,000	$94,561	$28,569,561

Net change in unrealized appreciation attributable to assets held as level 3 at June 30, 2014	$937,500	$-	$937,500

Unrealized gains (losses) are included in the related amounts on investments in the statement of operations.

The VC, under the direction of the Company's Board of Directors, considers various valuation approaches for valuing assets categorized within level 3 of the fair value hierarchy. The factors used in determining the value of such assets may include, but are not limited to: marketability, professional appraisals of portfolio companies, company and industry results and outlooks, and general market conditions. The VC then recommends a value for each asset in light of all the information available. The determination of fair value involves subjective judgments. As a result, using fair value to price an investment may result in a price materially different from the price used by other investors or the price that may be realized upon the actual sale of the asset. Significant changes in any of those inputs in isolation may result in a significantly lower or higher value measurement. The pricing of all fair value assets is reported to the Company's Board of Directors.

In valuing the self storage properties owned through the Company's wholly-owned subsidiaries as of June 30, 2014, the VC used a number of significant unobservable inputs to develop a range of possible values for the properties. It used a sales comparison approach which looks at recent sales of self storage properties considered similar to the subject property, an income capitalization approach which looks at discounted cash flow analysis based on certain assumptions regarding the property's trend in income and expenses, and a cost approach which looks at recent comparable land sales in the subject area and the estimated replacement value of the existing buildings and site improvements.

The values obtained from weighting the three methods described above, with greater weight given to the sales comparison approach, were then discounted for the lack of marketability of the Company's membership interest in each subsidiary, which represents the range of rates the VC believes market participants may apply. The resulting range of values, together with the underlying support, other information about each underlying property's financial condition and results of operations and its industry outlook, were considered by the VC, which recommended a value for each subsidiary.

The following table presents additional information about valuation methodologies and inputs used for investments that are measured at fair value and categorized as level 3 as of June 30, 2014:

June 30, 2014	Fair Value	Primary Valuation Technique	Unobservable Input
			Input	Range
REAL ESTATE OWNED Self Storage Properties	$ 28,475,000	Income capitalization approach	Capitalization rates	6% - 8%
OTHER	$ 94,561	Liquidating value	Discount rate for lack of marketability	80% - 100%

NOTES TO FINANCIAL STATEMENTS	(Unaudited) continued
Financial Statements

5.  INVESTMENTS IN WHOLLY-OWNED SUBSIDIARIES  The following summary sets forth the Company's membership equity ownership including membership equity capital additions and reductions, cash dividends received by the Company, and the value of each wholly-owned subsidiary as recorded in the schedule of portfolio investments as of and for the six months ended June 30, 2014.

	Beginning Equity Interest Percentage	Membership Equity		Ending	Dividend	Value
		Gross Additions	Gross Reductions	Equity Interest Percentage	Income	June 30, 2014
SSG Rochester LLC	100%	$ -	$ -	100%	$ 286,000	$ 4,650,000
SSG Sadsbury LLC	100%	$ 100,000	$ -	100%	$ 257,000	$ 4,500,000
SSG Bolingbrook LLC	100%	$ -	$ -	100%	$ 319,000	$ 5,700,000
SSG Dolton LLC	100%	$ -	$ -	100%	$ 275,000	$ 5,100,000
SSG Merrillville LLC	100%	$ -	$ -	100%	$ 253,000	$ 4,825,000
SSG Summerville I LLC	100%	$ -	$ -	100%	$ 13,000	$ 2,300,000
SSG Summerville II LLC	100%	$ -	$ -	100%	$ 22,000	$ 1,400,000

The Company's wholly-owned subsidiaries are each a controlled affiliate as defined under the Act. A controlled affiliate is an issuer in which the Company's holdings represent 25% or more of the outstanding voting securities of such issuer.

6.  SUMMARIZED FINANCIAL INFORMATION OF WHOLLY-OWNED SUBSIDIARIES Each of the Company's wholly-owned subsidiaries owns and operates a self storage facility business. The following sets forth unaudited summarized information as to assets, liabilities, and results of operations for each wholly-owned subsidiary as of and for the six months ended June 30, 2014:

Dollars in thousands	SSG Bolingbrook LLC	SSG Dolton LLC	SSG Merrillville LLC	SSG Rochester LLC	SSG Sadsbury LLC	SSG Summerville I LLC	SSG Summerville II LLC
OPERATING DATA
Six months ended June 30,2014
Rental income	$331	$312	$288	$378	$273	$169	$103
Net income	$92	$72	$100	$83	$70	$26	$26
BALANCE SHEET DATA June 30, 2014
Real estate assets, net	$5,575	$5,016	$4,741	$3,525	$3,760	$2,261	$1,271
Total assets	$5,661	$5,114	$4,829	$3,730	$3,914	$2,307	$1,309
Total liabilities	$143	$131	$108	$61	$25	$38	$33

NOTES TO FINANCIAL STATEMENTS	(Unaudited) continued
Financial Statements

7.  ILLIQUID AND RESTRICTED INVESTMENTS  The Company holds investments that have a limited trading market and/or certain restrictions on trading and, therefore, may be illiquid and/or restricted. These investment holdings have been valued at fair value. Due to the inherent uncertainty of valuation, fair value pricing values may differ from the values that would have been used had a readily available market for the securities existed. These differences in valuation could be material. Illiquid and/or restricted investment holdings owned at June 30, 2014, were as follows:

	Acquisition Date	Cost	Value
SSG Rochester LLC	12/5/12	$3,750,000	$4,650,000
SSG Sadsbury LLC	12/24/12	4,100,000	4,500,000
SSG Bolingbrook LLC	6/27/13	5,700,000	5,700,000
SSG Dolton LLC	6/27/13	5,100,000	5,100,000
SSG Merrillville LLC	6/27/13	4,825,000	4,825,000
SSG Summerville I LLC	7/12/13	2,300,000	2,300,000
SSG Summerville II LLC	8/20/13	1,300,000	1,400,000
DWS RREEF Real Estate Fund Liquidating Trust	2009	0	15,356
DWS RREEF Real Estate Fund II Liquidating Trust	2009	0	79,205
RMR Asia Pacific Fund Fractional shares	2010	0	0

Total		$27,075,000	$28,569,561

Percent of net assets		75.68%	79.86%

8.  INVESTMENT TRANSACTIONS  Purchases and proceeds of investments, excluding short term investments, were $100,000 and $1,410,966, respectively, for the six months ended June 30, 2014. As of June 30, 2014, for federal income tax purposes subject to change, the aggregate cost of investments was $32,664,128 and net unrealized appreciation was $3,225,746, comprised of gross unrealized appreciation of $3,229,781 and gross unrealized depreciation of $4,035. The aggregate cost of investments for tax purposes will depend upon the Company's investment experience during the entirety of its fiscal year and may be subject to changes based on tax regulations.

9.  BORROWING AND SECURITIES LENDING  The Company has entered into a Committed Facility Agreement (the "CFA") with BNP Paribas Prime Brokerage, Inc. ("BNP") that allows the Company to adjust its credit facility amount up to $20,000,000, and a Lending Agreement, as defined below. Borrowings under the CFA are secured by assets of the Company that are held with the Company's custodian in a separate account (the "pledged collateral"). Interest is charged at the 1 month LIBOR (London Inter-bank Offered Rate) plus 0.95% on the amount borrowed and 0.50% on the undrawn balance. Because the Company adjusts the facility amount each day to equal borrowing drawn that day, the 0.50% annualized rate charge on undrawn facility amounts provided for by the CFA has not been incurred. As of June 30, 2014, there was no outstanding loan balance and the value of eligible collateral investments was $7,178,347. The weighted average interest rate and average daily amount outstanding under the CFA for the six months ended June 30, 2014 were 1.11% and $593,518, respectively. The maximum amount outstanding during the six months ended June 30, 2014 was $1,717,823.

The Lending Agreement provides that BNP may borrow a portion of the pledged collateral (the "Lent Securities") in an amount not to exceed the outstanding borrowings owed by the Company to BNP under the CFA. BNP may re-register the Lent Securities in its own name or in another name other than the Company and may pledge, re-pledge, sell, lend, or otherwise transfer or use the Lent Securities with all attendant rights of ownership. The Company may designate any security within the pledge collateral as ineligible to be a Lent Security, provided there are eligible securities within the pledged collateral in an amount equal to the outstanding borrowing owed by the Company. BNP must remit payment to the Company equal to the amount of all dividends, interest, or other distributions earned or made by the Lent Securities.

NOTES TO FINANCIAL STATEMENTS	(Unaudited) continued
Financial Statements

Under the Lending Agreement, Lent Securities are marked to market daily and, if the value of the Lent Securities exceeds the value of the then-outstanding borrowings owed by the Company to BNP under the CFA (the "Current Borrowings"), BNP must, on that day, either (1) return Lent Securities to the Company's custodian in an amount sufficient to cause the value of the outstanding Lent Securities to equal the Current Borrowings; or (2) post cash collateral with the Company's custodian equal to the difference between the value of the Lent Securities and the value of the Current Borrowings. If BNP fails to perform either of these actions as required, the Company will recall securities, as discussed below, in an amount sufficient to cause the value of the outstanding Lent Securities to equal the Current Borrowings. The Company can recall any of the Lent Securities and BNP is obligated, to the extent commercially possible, to return such security or equivalent security to the Company's custodian no later than three business days after such request. If the Company recalls a Lent Security pursuant to the Lending Agreement, and BNP fails to return the Lent Securities or equivalent securities in a timely fashion, BNP shall remain liable to the Company's custodian for the ultimate delivery of such Lent Securities, or equivalent securities, and for any buy-in costs that the executing broker for the sales transaction may impose with respect to the failure to deliver. The Company shall also have the right to apply and set-off an amount equal to one hundred percent (100%) of the then-current fair value of such Lent Securities against the Current Borrowings. The Company earns securities lending income consisting of payments received from BNP for lending certain securities, less any rebates paid to borrowers and lending agent fees associated with the loan. As of and for the six months ended June 30, 2014, there were no Lent Securities.

10.  INVESTMENT AND SECURITIES RISK

Foreign securities risk. Investments in the securities of foreign issuers involve special risks, including changes in foreign exchange rates and the possibility of future adverse political and economic developments, which could adversely affect the value of such securities. Moreover, securities of foreign issuers and traded in foreign markets may be less liquid and their prices more volatile than those of U.S. issuers and markets.

Non-diversification risk. The Company is considered non-diversified and can invest a greater portion of assets in securities of individual issuers than a diversified company. As a result, changes in the market value of a single investment could cause greater fluctuations in share price than would occur in a diversified company.

Equity securities risk. The prices of equity securities change in response to many factors including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity.

Concentration risk. The Company's assets are concentrated in investments in the real estate industry and, as a result, the value of the Company's common stock may be subject to greater volatility than an investment company with a portfolio that is less concentrated by industry. If the securities of the real estate industry or self storage companies as a group fall out of favor with investors, the Company could underperform other companies that have greater industry diversification. A more concentrated portfolio may cause the Company's net asset value to be more volatile and thus may subject stockholders to more risk. As of June 30, 2014, the Company held approximately 79% of its assets in self storage properties. Thus, the volatility of the Company's net asset value, and its performance in general, depends disproportionately more on the performance of a single industry than that of a more diversified company.

REIT risk. The Company's investments in securities of real estate companies involve risks. The REITs in which the Company invests are subject to risks inherent in the direct ownership of real estate. These risks include, but are not limited to, the risk of a possible lack of mortgage funds and associated interest rate risks, overbuilding, property vacancies, increases in property taxes and operating expenses, changes in zoning laws, losses due to environmental damages and changes in neighborhood values and appeal to purchasers.

11. CAPITAL STOCK The Company is authorized to issue 20,000,000 shares of $0.01 par value common stock. There were no transactions in common stock during 2013 or the six months ended June 30, 2014.

As of June 30, 2014, certain Affiliates of the Company owned approximately 2% of the Company's outstanding common stock.

12.  STOCKHOLDER RIGHTS PLAN  On April 4, 2014, the Company's Board of Directors adopted a stockholder rights plan (the "Plan") dated April 4, 2014. To implement the Plan, the Board of Directors declared a special dividend distribution of one non-transferable right for each outstanding share of the Company's common stock, par value $.01 per share, to stockholders of record at the close of business on April 4, 2014. Each right entitles the registered holder to purchase from the Company one share of its common stock, par value $.01 per share, subject to adjustment.The rights will be distributed as a non-taxable dividend and will expire at the close of business on August 1, 2014, unless earlier redeemed or exchanged by the Company. The rights will be evidenced by the underlying Company common stock and no separate rights certificates will presently be distributed. Subject to certain exceptions in the rights agreement, ("Rights Agreement") the rights will become exercisable 10 days following a public announcement that a "person" (as defined in the Rights Agreement) or a group of affiliated or associated persons have acquired "beneficial ownership" (as defined in the Rights Agreement) of 19% or more of the outstanding shares of the Company's common stock. In this event, however, any person who "beneficially owns" (as defined in the Rights Agreement) more than 17% of the outstanding common shares of the Company's common stock will not be permitted to exercise any rights associated with common shares beneficially owned in excess of 17% of the outstanding common shares of the Company, and those additional rights will be deemed null and void. The Board of Directors may terminate the Plan at any time or redeem the rights, for $.01 per right, at any time before a person or a group of affiliated or associated persons beneficially owns 19% or more of the Company's common stock. Under certain circumstances, as set forth in the Rights Agreement, certain rights owned by any person who is or becomes an acquiring person (as defined in the Rights Agreement) shall become null and void.

NOTES TO FINANCIAL STATEMENTS	(Unaudited) concluded
Financial Statements

13.  SHARE REPURCHASE PROGRAM  In accordance with Section 23(c) of the Act, the Company may from time to time repurchase its shares in the open market at the discretion of and upon such terms as determined by the Board of Directors. The Company did not repurchase any of its shares during 2013 or the six months ended June 30, 2014.

14.  COMMITMENTS AND CONTINGENCIES  The Company indemnifies its officers and directors from certain liabilities that might arise from their performance of their duties for the Company. Additionally, in the normal course of business, the Company enters into contracts that contain a variety of representations and warranties and which may provide general indemnifications. The Company's maximum exposure under these arrangements is unknown as it involves future claims that may be made against the Company under circumstances that have not occurred.

The Company leases an automobile under a lease expiring on February 25, 2017. The future minimum lease payments under the lease in aggregate are $41,635 comprised of annual payments of $12,722, $13,878, $ 13,878, and $1,157 for the years ending December 31, 2014, 2015, 2016, and 2017, respectively.

15.  OTHER INFORMATION  The Company may at times raise cash for investment by issuing shares through one or more offerings, including rights offerings. Proceeds from any such offerings will be invested in accordance with the Company's Business Proposal.

16.  SUBSEQUENT EVENTS  On August 1, 2014, the Company's Board of Directors adopted a stockholder rights plan (the "Plan") dated August 1, 2014. To implement the Plan, the Board of Directors declared a special dividend distribution of one non-transferable right for each outstanding share of the Company's common stock, par value $.01 per share, to stockholders of record at the close of business on August 1, 2014. Each right entitles the registered holder to purchase from the Company one share of its common stock, par value $.01 per share, subject to adjustment.The rights will be distributed as a non-taxable dividend and will expire at the close of business on November 28, 2014, unless earlier redeemed or exchanged by the Company. The rights will be evidenced by the underlying Company common stock and no separate rights certificates will presently be distributed. Subject to certain exceptions in the rights agreement, ("Rights Agreement") the rights will become exercisable 10 days following a public announcement that a "person" (as defined in the Rights Agreement) or a group of affiliated or associated persons have acquired "beneficial ownership" (as defined in the Rights Agreement) of 19% or more of the outstanding shares of the Company's common stock. In this event, however, any person who "beneficially owns" (as defined in the Rights Agreement) more than 17% of the outstanding common shares of the Company's common stock will not be permitted to exercise any rights associated with common shares beneficially owned in excess of 17% of the outstanding common shares of the Company, and those additional rights will be deemed null and void. The Board of Directors may terminate the Plan at any time or redeem the rights, for $.01 per right, at any time before a person or a group of affiliated or associated persons beneficially owns 19% or more of the Company's common stock. Under certain circumstances, as set forth in the Rights Agreement, certain rights owned by any person who is or becomes an acquiring person (as defined in the Rights Agreement) shall become null and void. A copy of the rights agreement specifying the terms and conditions of the rights is available on the Company's website at www.SelfStorageGroupInc.com.

FINANCIAL HIGHLIGHTS	(Unaudited)
Financial Statements

	Six Months Ended			Year Ended December 31,
	June 30, 2014	2013	2012	2011	2010	2009
Per Share Operating Performance (for a share outstanding throughout each period)
Net asset value, beginning of period	$4.58	$4.74	$4.60	$5.00	$4.43	$3.64
Income from investment operations:
Net investment income (loss) (1)	.12	(.09)	.01	.19	.20	.21
Net realized and unrealized gain (loss) on investments	.25	.28	.60	(.33)	.59	.82

Total income from investment operations	.37	.19	.61	(.14)	.79	1.03
Less distributions:
Net investment income	(.01)	(.06)	(.02)	(.26)	(.22)	(.24)
Net realized gains	(.03)	(.29)	(.45)	-	-	-
Return of capital	(.09)	-		-	-	-

Total distributions	(.13)	(.35)	(.47)	(.26)	(.22)	(.24)

Net asset value, end of period	$4.82	$4.58	$4.74	$4.60	$5.00	$4.43

Market value, end of period	$3.19	$3.59	$3.69	$3.78	$4.17	$3.65

Total Return (2)
Based on net asset value	9.24%	5.70%	16.22%	(1.86)%	19.60%	31.03%
Based on market price	(7.76)%	6.43%	10.10%	(3.30)%	21.07%	45.55%
Ratios/Supplemental Data (3)
Net assets at end of period (000s omitted)	$35,774	$33,940	$35,155	$34,102	$37,071	$32,813
Ratio of total expenses to average net assets	4.05%*	3.14%	2.60%	2.31%	2.00%	1.62%
Ratio of net expenses excluding loan interest and fees to average net assets	4.03%*	3.14%	2.60%	2.30%	1.96%	1.56%
Ratio of net investment income (loss) to average net assets	5.01%*	(1.88)%	0.25%	4.31%	4.33%	5.23%
Portfolio turnover rate	0%	57%	115%	22%	55%	48%

(1)	The per share amounts were calculated using the average number of common shares outstanding during the period.
(2)
Total return on a market value basis is calculated assuming a purchase of common stock on the opening of the first day and a sale on the closing of the last day of each period reported. Dividends and distributions, if any, are assumed for purposes of this calculation to be reinvested at prices obtained under the Company's dividend reinvestment plan if in effect or, if there is no plan in effect, at the lower of the per share net asset value or the closing market price of the Company's shares on the dividend/distribution date.

Generally, total return on a net asset value basis will be higher than total return on a market value basis in periods where there is an increase in the discount or a decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total return on a net asset value basis will be lower than total return on a market value basis in periods where there is a decrease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such periods. The calculation does not reflect brokerage commissions, if any.

(3)	Expenses and income ratios do not include expenses incurred by an Acquired Fund in which the Company invests.
* Annualized.

See notes to financial statements.

(3)	The Company's audited financial statements for the year ended December 31, 2013 are as follows:

SCHEDULE OF PORTFOLIO INVESTMENTS	December 31, 2013
Financial Statements

Member
Equity Interest		Cost	Value
	REAL ESTATE OWNED (80.04%)
	Self Storage Properties (80.04%)
100%	SSG Bolingbrook LLC (a) (b) (c)	$5,700,000	$5,700,000
100%	SSG Dolton LLC (a) (b) (c)	5,100,000	5,100,000
100%	SSG Merrillville LLC (a) (b) (c)	4,825,000	4,825,000
100%	SSG Rochester LLC (a) (b) (c)	3,750,000	4,012,500
100%	SSG Sadsbury LLC (a) (b) (c)	4,000,000	4,200,000
100%	SSG Summerville I LLC (a) (b) (c)	2,300,000	2,300,000
100%	SSG Summerville II LLC (a) (b) (c)	1,300,000	1,300,000

	Total real estate owned	26,975,000	27,437,500

Shares	COMMON STOCKS (18.18%)
	Real Estate Investment Trusts (18.18%)
	Diversified (2.61%)
19,900	British Land Company plc ADR (d)	151,441	205,368
4,500	Public Storage (e)	616,985	677,340

	Industrial (6.67%)	768,426	882,708
40,000	CubeSmart (e)	483,166	637,600
20,000	Extra Space Storage, Inc. (e)	568,743	842,600
12,000	Sovran Self Storage, Inc.	639,034	782,040

	Mortgage Investment (1.68%)	1,690,943	2,262,240
30,000	Newcastle Investment Corp.	92,294	172,200
60,000	New Residential Investment Corp. (e)	235,692	400,800

	Office (1.63%)	327,986	573,000
11,000	Kilroy Realty Corp. (e)	490,852	551,980

	Retail (5.60%)
8,200	Westfield Group ADR (d) (e)	151,352	148,256
27,000	CBL & Associates Properties, Inc. (e)	496,814	484,920
2,000	Federal Realty Investment Trust (e)	193,635	202,820
27,000	Kimco Realty Corp. (e)	483,825	533,250
3,500	Simon Property Group, Inc. (e)	507,376	532,560

	Total retail	1,833,002	1,901,806

	Total real estate investment trusts	5,111,209	6,171,734

	Total common stocks	5,111,209	6,171,734

See notes to financial statements.

SCHEDULE OF PORTFOLIO INVESTMENTS	December 31, 2013
Financial Statements

Shares		Cost	Value
	PREFERRED STOCKS (4.29%)
	Real Estate Investment Trusts (4.30%)
	Industrial (1.11%)
15,000	CubeSmart 7.75%, Series A	$389,806	$377,250

	Office (1.01%)
15,000	Duke Realty Corp. 6.50%, Series K	373,312	341,250
	Retail (2.17%)
15,000	Pennsylvania Real Estate Investment Trust, 8.25%, Series A	379,117	379,050
15,000	Realty Income Corp., 6.625%, Series F	396,285	358,950
		775,402	738,000
	Total real estate investment trusts	1,538,520	1,456,500

	Total preferred stocks	1,538,520	1,456,500

Units	OTHER (0.28%) (b) (f)
349,000	DWS RREEF Real Estate Fund Liquidating Trust	0	15,356
1,100,066	DWS RREEF Real Estate Fund II Liquidating Trust	0	79,205
	Total other	0	94,561

Principal Amount	SHORT-TERM INVESTMENT (1.58%)

$536,624	State Street Bank and Trust Company Euro Time Deposit 0.07%	536,624	536,624

	Total investments (105.17%)	$34,161,353	35,696,919

	Liabilities in excess of other assets (-5.17%)		(1,755,940)

	Net assets (100.00%)		$33,940,479

(a)	Controlled affiliate.
(b)	Illiquid and/or restricted security that has been fair valued (Note 5).
(c)	During 2013, the Company's wholly-owned subsidiaries commenced operations, except for
	SSG Rochester and SSG Sadsbury each of which commenced operations in December 2012.
	During this initial startup period no dividends were paid by the subsidiaries during 2013.
(d)	The Company is organized as a real estate investment trust as defined by the laws of its country of domicile.
(e)	All or a portion of these securities have been segregated as collateral pursuant to the bank credit facility.
	As of December 31, 2013, the value of securities pledged as collateral was $5,012,126.
(f)	Non-income producing.

ADR	American Depositary Receipt
LLC	Limited Liability Company
REIT	Real Estate Investment Trust
plc	Public limited Company

See notes to financial statements.

STATEMENT OF ASSETS AND LIABILITIES
Financial Statements

Assets	December 31, 2013
Investments, at value
Wholly-owned subsidiaries (cost $26,975,000)	$27,437,500
Unaffiliated issuers (cost $7,186,353)	8,259,419
35,696,919

Due from wholly-owned subsidiaries	56,837
Dividends receivable	50,636
Other assets	12,430

Total assets	35,816,822

Liabilities
Bank credit facility borrowing	1,717,040
Accounts payable and accrued expenses	93,462
Due to affiliates	65,841

Total liabilities	1,876,343

Net Assets	$33,940,979

Net Asset Value Per Share
(applicable to 7,416,766 shares outstanding:
20,000,000 shares of $.01 par value authorized)	$4.58

Net Assets Consist of
Paid in capital	$33,196,674
Undistributed net investment income	(791,761)
Net unrealized appreciation on investments and foreign currencies	1,535,566
$33,940,479

See notes to financial statements.

STATEMENT OF OPERATIONS
Financial Statements

Year Ended December 31, 2013
Investment Income
Dividends (net of $1,990 foreign tax withholding)	$452,641
Interest	257

Total investment income	452,898

Expenses
Compensation and benefits	598,124
Legal	197,719
Occupancy and other office expenses	126,258
Bookkeeping and pricing	67,020
Directors	35,414
Shareholder communications	35,410
Auditing	23,725
Registration	12,030
Insurance	11,050
Transfer agent	9,727
Custodian	7,760
Other	3,389
Interest on bank credit facility	2,365

Total expenses	1,129,991

Net investment loss	(677,093)

Realized and Unrealized Gain (Loss)
Net realized gain on investments in unaffiliated issuers	2,458,952
Net unrealized appreciation (depreciation)
Investments in unaffiliated issuers	(959,929)
Wholly-owned subsidiaries	537,500

Net realized and unrealized gain	2,036,523

Net increase in net assets resulting from operations	$1,359,430

See notes to financial statements.

STATEMENTS OF CHANGES IN NET ASSETS
For the Years ended December 31, 2013 and 2012	Financial Statements

	2013	2012
Operations
Net investment income (loss)	$(677,093)	$91,026
Net realized gain	2,458,952	1,743,348
Unrealized appreciation (depreciation)	(422,429)	2,701,378

Net increase in net assets resulting from operations	1,359,430	4,535,752

Distributions to Stockholders
Net investment income	(430,633)	(160,952)
Net realized gains	(2,142,985)	(3,324,877)

Total distributions	(2,573,618)	(3,485,829)

Capital Stock Transactions
Reinvestment of distributions to stockholders	-	3,163

Total increase (decrease) in net assets	(1,214,188)	1,053,086

Net Assets
Beginning of period	35,154,667	34,101,581

End of period	$33,940,479	$35,154,667

End of period net assets include undistributed net investment loss	$(791,761)	$-

See notes to financial statements.

STATEMENT OF CASH FLOWS
Financial Statements

Year Ended December 31, 2013
Cash Flows From Operating Activities
Net increase in net assets resulting from operations	$1,359,430
Adjustments to reconcile increase in net assets resulting from operations to net cash provided by (used in) operating activities:
Unrealized appreciation of investments	442,691
Net realized gain on sales of investment securities	(2,305,702)
Purchase of self storage properties	(19,475,000)
Proceeds from sales of investment securities	21,972,534
Net purchases of short term investments	(493,630)
Increase in due from subsidiaries	(56,837)
Decrease in dividends receivable	68,467
Increase in other assets	(3,273)
Decrease in accrued expenses	(73,218)
Increase in due to affiliates	21,135
Net cash provided by operating activities	1,456,597
Cash Flows from Financing Activities
Cash distributions paid	(2,573,618)
Bank credit facility borrowing	1,117,021
Net cash used in financing activities	(1,456,597)
Net change in cash	-
Cash Beginning of period	-
End of period	$-
Supplemental disclosure of cash flow information:
Cash paid for interest on bank credit facility	$2,330

 See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS	December 31, 2013
Financial Statements

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES Self Storage Group, Inc. (formerly Global Income Fund, Inc.), (the "Company"), is a Maryland corporation registered under the Investment Company Act of 1940, as amended (the "Act"), as a non-diversified, closed end management investment Company. The Company is internally managed by its officers under the direction of its Board of Directors. Subject to the discretion of the Board of Directors, the Company intends to apply to the SEC to deregister as an investment company. Its shares are quoted over the counter under the ticker symbol SELF.

On February 29, 2012, stockholders voted to approve a proposal to change the Company's business from an investment Company investing primarily in closed end funds that invest significantly in income producing securities and a global portfolio of investment grade fixed income securities to an operating company that owns, operates, manages, acquires, develops and redevelops professionally managed self storage properties. In connection therewith, the Company has amended its fundamental investment restrictions to permit it to pursue its new business. The Company may invest in publicly traded real estate investment trust ("REIT") securities and "Real Estate Assets" (which consist of real property, interests in REITs, interests in mortgages on real property, and other investments in the real estate investment, service and related industries) as well as acquiring and operating self storage properties.

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which require management to make certain estimates and assumptions at the date of the financial statements. Actual results could differ from those estimates. Subsequent events, if any, through the date that the financial statements were issued have been evaluated in the preparation of the financial statements. The following summarizes the significant accounting policies of the Company:

Valuation of Investments – Portfolio securities are valued by various methods depending on the primary market or exchange on which they trade. Most equity securities for which the primary market is in the United States are valued at the official closing price, last sale price or, if no sale has occurred, at the closing bid price. Most equity securities for which the primary market is outside the United States are valued using the official closing price or the last sale price in the principal market in which they are traded. If the last sale price on the local exchange is unavailable, the last evaluated quote or closing bid price normally is used. Debt obligations with remaining maturities of 60 days or less are valued at cost adjusted for amortization of premiums and accretion of discounts. Certain of the securities in which the Company may invest are priced through pricing services that may utilize a matrix pricing system which takes into consideration factors such as yields, prices, maturities, call features, and ratings on comparable securities. Bonds may be valued according to prices quoted by a bond dealer that offers pricing services. Open end investment companies are valued at their net asset value. Foreign securities markets may be open on days when the U.S. markets are closed. For this reason, the value of any foreign securities owned by the Company could change on a day when stockholders cannot buy or sell shares of the Company. Securities for which market quotations are not readily available or reliable including investvalued as determined in good faith by the Valuation committee ("VC") of the Company under the direction of or pursuant to procedures established or approved by the Company's Board of Directors, called fair value pricing. Due to the inherent uncertainty of valuation, fair value pricing values may differ from the values that would have been used had a readily available market for the securities existed. These differences in valuation could be material. A security's valuation may differ depending on the method used for determining value. The use of fair value pricing by the Company may cause the net asset value of its shares to differ from the net asset value that would be calculated using market prices. A fair value price is an estimate and there is no assurance that such price will be at or close to the price at which a security is next quoted or next trades.

Foreign currency translation – Securities denominated in foreign currencies are translated into U.S. dollars at prevailing exchange rates. Realized gain or loss on sales of such investments in local currency terms is reported separately from gain or loss attributable to a change in foreign exchange rates for those investments. Foreign Currency Contracts – Forward foreign currency contracts are marked to market and the change in market value is recorded by the Company as an unrealized gain or loss. When a contract is closed, the Company records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. The Company could be exposed to risk if the counterparties are unable to meet the terms of the contracts or if the value of the currency changes unfavorably.

Investments in other Investment Companies – the Company may invest in shares of other investment Companies (the "Acquired Funds") in accordance with the Act and related rules. Stockholders in the Company bear the pro rata portion of the fees and expenses of the Acquired Funds in addition to the Company's expenses. Expenses incurred by the Company that are disclosed in the Statement of Operations do not include fees and expenses incurred by the Acquired Funds. The fees and expenses of the Acquired Funds are reflected in the Company's total returns.

NOTES TO FINANCIAL STATEMENTS	December 31, 2013 continued
Financial Statements

Investments in Real Estate Investment Trusts – Dividend income is recorded based on the income included in distributions received from the REIT investments using published REIT reclassifications including some management estimates when actual amounts are not available. Distributions received in excess of this estimated amount are recorded as a reduction of the cost of investments or reclassified to capital gains. The actual amounts of income, return of capital, and capital gains are only determined by each REIT after its fiscal year end, and may differ from the estimated amounts.

Real estate owned - Self Storage Properties – the Company owns, operates, manages, acquires, develops and redevelops professionally managed self storage properties through wholly-owned subsidiaries.

Short Sales – The Company may sell a security short it does not own in anticipation of a decline in the market value of the security. When the Company sells a security short, it must borrow the security sold short and deliver it to the broker/dealer through which it made the short sale. The Company is liable for any dividends or interest paid on securities sold short. A gain, limited to the price at which the Company sold the security short, or a loss, unlimited in size, will be recognized upon the termination of the short sale. Securities sold short result in off balance sheet risk as the Company's ultimate obligation to satisfy the terms of the sale of securities sold short may exceed the amount recognized in the Statement of Assets and Liabilities.

Investment transactions – Investment transactions are accounted for on the trade date (the date the order to buy or sell is executed). Realized gains or losses are determined by specifically identifying the cost basis of the investment sold.

Investment Income – Interest income is recorded on the accrual basis. Amortization of premium and accretion of discount on debt securities are included in interest income. Dividend income is recorded on the ex-dividend date or, in the case of foreign securities, as soon as practicable after the Company is notified. Taxes withheld on income from foreign securities have been provided for in accordance with the Company's understanding of the applicable country's tax rules and rates.

Expenses – Expenses deemed by the Company to have been incurred solely by the Company are borne by the Company. Expenses deemed by the Company to have been incurred jointly by the Company and one or more of the investment Companies for which its affiliates serve as investment manager or other entities are allocated on the basis of relative net assets, except where a more appropriate allocation can be made fairly in the judgment of the Company.

Expense Reduction Arrangement – through arrangements with the Company's custodian and cash management bank, credits realized as a result of uninvested cash balances are used to reduce custodian expenses. No credits were realized by the Company during the periods covered by this report.

Distributions to Stockholders – Distributions to stockholders are determined in accordance with income tax regulations and are recorded on the ex-dividend date.

Income Taxes – the Company has elected to be treated as a REIT under the Internal Revenue Code ("IRC"). In order to maintain its qualification as a REIT, among other things, the Company is required to distribute at least 90% of its REIT taxable income to its stockholders and meet certain tests regarding the nature of its income and assets. As a REIT, the Company is not subject to federal income tax with respect to that portion of its income which meets certain criteria and is distributed annually to stockholders. The Company plans to continue to operate so that it meets the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. If the Company were to fail to meet these requirements, it would be subject to federal income tax. The Company is subject to certain state and local taxes.

Foreign securities held by the Company may be subject to foreign taxation. Foreign taxes, if any, are recorded based on the tax regulations and rates that exist in the foreign markets in which the Company invests.

The Company recognizes the tax benefits of uncertain tax positions only where the position is "more likely than not" to be sustained assuming examination by tax authorities. The Company has reviewed its tax positions and has concluded that no liability for unrecognized tax benefits should be recorded related to uncertain tax positions taken on federal, state, and local income tax returns for open tax years (2010 – 2012), or expected to be taken in the Company's 2013 tax returns.

Prior to 2013, the Company had qualified as a regulated investment Company ("RIC") under the IRC. As a RIC, the Company was not subject to U.S. Income taxes since it distributed to its stockholders substantially all of its taxable income and net realized gains and it met certain tests regarding the nature of its income and assets. In 2013, as a result of the Company acquiring self storage properties through wholly-owned and controlled subsidiaries the Company did not meet the asset diversification test to qualify as a RIC.

New Accounting Guidance – On January 1, 2013, the Company adopted new accounting guidance, issued by the financial accounting Standards Board, that requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. Adoption had no effect on the Company's net assets or results of operations.

NOTES TO FINANCIAL STATEMENTS	December 31, 2013 continued
Financial Statements

2. RELATED PARTY TRANSACTIONS Certain officers and directors of the Company also serve as officers and directors of Winmill & Co. Incorporated ("Winco"), Bexil Corporation, Tuxis Corporation, and their Affiliates (collectively with the Company, the "Affiliates"). Certain officers and directors of the Company are officers and directors of the Affiliates. Pursuant to an arrangement between a professional employer organization ("PEO") and the Affiliates, the PEO provides payroll, benefits, compliance, and related services for employees of the Affiliates in accordance with applicable rules and regulations under the IRC and, in connection therewith, Midas Management corporation ("MMC"), a subsidiary of Winco, acts as a conduit payer of compensation and benefits to the Affiliates' employees including those who are concurrently employed by the Company and its Affiliates. Rent expense of concurrently used office space and overhead expenses for various concurrently used administrative and support functions incurred by the Affiliates are allocated at cost among them. The Affiliates participate in a 401(k) retirement savings plan for substantially all qualified employees. A matching expense based upon a percentage of contributions to the plan by eligible employees is incurred and allocated among the Affiliates. The matching expense is accrued and funded on a current basis and may not exceed the amount permitted as a deductible expense under the IRC. The aggregate compensation accrued and paid by the Company for the year ended December 31, 2013 was $598,124. The aggregate rent and overhead accrued and paid by the Company for the year ended December 31, 2013 was $66,388. As of December 31, 2013, the company had reimbursements payable to MMC and Winco for compensation and benefits and rent and overhead of $61,307 and $4,534, respectively.

 As of December 31, 2013, the Company had an aggregate receivable from its wholly-owned subsidiaries of $56,837, comprised of expenses incurred in connection with the acquisition of self storage properties.

3.  DISTRIBUTIONS TO STOCKHOLDERS AND DISTRIBUTABLE EARNINGS The tax character of distributions paid by the Company are summarized as follows:

	Year Ended December 31,
Distributions paid from:	2013	2012
Net investment income	$430,633	$160,952
Net realized gains	2,142,985	3,324,877
Total distributions	$2,573,618	$3,485,829

As of December 31, 2013, the component of distributable earnings on a tax basis was as follows:

Undistributed net investment income	$5,877
Unrealized appreciation	737,928
$743,805

The difference between book and tax unrealized appreciation is attributable to income of the Company's wholly-owned unconsolidated subsidiaries.

Federal income tax regulations permit post-October net capital losses, if any, to be deferred and recognized on the tax return of the next succeeding taxable year.

GAAP requires certain components related to permanent differences of net assets to be classified differently for financial reporting than for tax reporting purposes. These differences have no effect on net assets or net asset value per share. These differences which may result in distribution reclassifications, are primarily due to the recharacterization of distributions. As of December 31, 2013, the Company recorded the following financial reporting reclassification to the net asset accounts to reflect those differences:

Increase in Undistributed	Decrease in Net Realized	Decrease in
Net Investment Income	Gain on Investments	Paid in Capital
$ (114,665)	$ 114,665	$ -

NOTES TO FINANCIAL STATEMENTS	December 31, 2013 continued
Financial Statements

4.  VALUE MEASUREMENTS GAAP establishes a hierarchy that prioritizes inputs to valuation methods. The three levels of inputs are:

• Level 1 –  unadjusted quoted prices in active markets for identical assets or liabilities including securities actively traded on a securities exchange.

• Level 2 –  observable inputs other than quoted prices included in level 1 that are observable for the asset or liability which may include quoted prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curves, default rates, and similar data.

• Level 3 –  unobservable inputs for the asset or liability including the Company's own assumptions about the assumptions a market participant would use in valuing the asset or liability.

The availability of observable inputs can vary from security to security and is affected by a wide variety of factors, including, for example, the type of security, whether the security is new and not yet established in the marketplace, the liquidity of markets for the security, and other characteristics particular to the security. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised in determining fair value is greatest for investments categorized in level 3.

The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement falls in its entirety is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The inputs or methodology used for valuing investments are not necessarily an indication of the risk associated with investing in those securities.

The following is a description of the valuation techniques applied to the Company's major categories of assets and liabilities measured at fair value on a recurring basis:

Equity securities (common and preferred stock) – Most publicly traded equity securities are valued normally at the most recent official closing price, last sale price, evaluated quote, or closing bid price. To the extent these securities are actively traded and valuation adjustments are not applied, they may be categorized in level 1 of the fair value hierarchy. Preferred stock and other equities on inactive markets or valued by reference to similar instruments may be categorized in level 2.

Restricted and/or illiquid securities – Restricted and/or illiquid securities for which quotations are not readily available or reliable may be valued with fair value pricing as determined in good faith by the VC under the direction of and pursuant to procedures established by the Company's Board of Directors. Restricted securities issued by publicly traded companies are generally valued at a discount to similar publicly traded securities. Restricted or illiquid securities issued by nonpublic entities may be valued by reference to comparable public entities or fundamental data relating to the issuer or both similar inputs. Depending on the relative significance of valuation inputs, these instruments may be classified in either level 2 or level 3 of the fair value hierarchy.

Real estate assets – Real estate assets, including self storage facilities held indirectly through one or more wholly owned and controlled subsidiaries, are valued using fair value pricing as determined in good faith by the VC under the direction of or pursuant to procedures established by the Company's Board of Directors. Real estate assets may be valued by reference to, among other things, quarterly appraisals by an independent third party and additional factors which may include assessment of comparable recent acquisitions, changes in cash flows from the operation of the subject property, and material events affecting the operation of the property.

The following is a summary of the inputs used as of December 31, 2013 in valuing the Company's assets. Refer to the Schedule of portfolio Investments for detailed information on specific investments.

ASSETS	Level 1	Level 2	Level 3	Total
Investments, at value
Real estate owned	$-	$-	$27,437,500	$27,437,500
Common stocks	6,171,734	-	-	6,171,734
Preferred stocks	1,456,500	-	-	1,456,500
Other	-	-	94,561	94,561
Short term investment	-	536,624	-	536,624
Total investments, at value	$7,628,234	$536,624	$27,532,061	$35,696,919

NOTES TO FINANCIAL STATEMENTS	December 31, 2013 continued
Financial Statements

There were no securities transferred from level 1 at December 31, 2012 to level 2 at December 31, 2013. Transfers from level 1 to level 2, or from level 2 to level 1 are valued utilizing values at the beginning of the period.

The following is a reconciliation of assets for which significant unobservable inputs were used to determine fair value:

	Real Estate Owned	Other	Total
Balance at December 31, 2012	$7,425,000	$-	$7,425,000
Cost of purchases	19,475,000	-	19,475,000
Sales	-	-	-
Transfers in to (out of) level 3	-	-	-
Change in unrealized depreciation	537,500	94,561	632,061
Balance at December 31, 2013	$27,437,500	$94,561	$27,532,061
Net change in unrealized appreciation attributable to assets held as level in 3 at December 31, 2013	$537,500	$94,561	$632,061

Unrealized gains (losses) are included in the related amounts on investments in the Statement of operations.

The VC, under the direction of the Company's Board of Directors, considers various valuation approaches for valuing investments categorized within level 3 of the fair value hierarchy. The factors used in determining the value of the Company's private investments may include, but are not limited to: marketability, professional appraisals of portfolio companies, company and industry results and outlooks, and general market conditions. The VC then recommends a value for each investment in light of all the information available. The determination of fair value involves subjective judgments. As a result, using fair value to price an investment may result in a price materially different from the price used by other investors or the price that may be realized upon the actual sale of the investment. Significant changes in any of those inputs in isolation may result in a significantly lower or higher value measurement. The pricing of all fair value holdings is reported to the Company's Board of Directors.

In valuing the self storage properties indirectly owned as of December 31, 2013, the VC used a number of significant unobservable inputs to develop a range of possible values for the properties. It used a sales comparison approach which looks at recent sales of self storage properties considered similar to the subject property, an income capitalization approach which looks at discounted cash flow analysis based on certain assumptions regarding the property's trend in income and expenses, and a cost approach which looks at recent comparable land sales in the subject area and the estimated replacement value of the existing buildings and site improvements.

The values obtained from weighting the three methods described above with greater weight given to the sales comparison approach were then discounted for the lack of marketability of the Company's membership interest in its subsidiary, which represents the range of rates the VC believes market participants would apply. The resulting range of values, together with the underlying support, other information about each underlying properties financial condition and results of operations and its industry outlook, were considered by the VC, which recommended a value for the investment.

The following table presents additional information about valuation methodologies and inputs used for investments that are measured at fair value and categorized as level 3 as of December 31, 2013:

ASSET	Fair Value	Primary	Unobservable Input
CATEGORY	Dec. 31, 2013	Valuation Technique	Input	Range
Self Storage Properties	$27,437,500	Sales comparison approach	Discount rate for lack of marketability	73.3% - 100%
Other	$94,561	Liquidating value	Discount rate for lack of marketability	80%

NOTES TO FINANCIAL STATEMENTS	December 31, 2013 continued
Financial Statements

5.  INVESTMENT IN SELF STORAGE PROPERTIES   A summary of the Company's holdings in self storage properties is set forth below:

	Beginning	Membership Equity		Ending	Dividend	Value
	Equity Interest	Gross	Gross	Equity Interest	Income	December 31, 2013
	Percentage	Additions	Reductions	Percentage
SSG Rochester LLC	100%	$250,000	$-	100%	$-	$4,012,500
SSG Sadsbury LLC	100%	$-	$-	100%	$-	$4,200,000
SSG Bolingbrook LLC	0%	$5,700,000	$-	100%	$-	$5,700,000
SSG Dolton LLC	0%	$5,100,000	$-	100%	$-	$5,100,000
SSG Merrillville LLC	0%	$4,825,000	$-	100%	$-	$4,825,000
SSG Summerville I LLC	0%	$2,300,000	$-	100%	$-	$2,300,000
SSG Summerville II LLC	0%	$1,300,000	$-	100%	$-	$1,300,000

Summarized financial information for the Company's wholly-owned subsidiaries as of and for the year ended December 31, 2013 was as follows:

Dollars in thousands	SSG Bolingbrook LLC (1)	SSG Dolton LLC (1)	SSG Merrillville LLC (1)	SSG Rochester LLC	SSG Sadsbury LLC	SSG Summerville I LLC (2)	SSG Summerville II LLC (3)
OPERATING DATA Year ended December 31, 2013
Rental income	$324	$324	$294	$740	$518	$163	$80
Net income (loss)	$45	$86	$49	$173	$111	$(45)	$(28)
BALANCE SHEET DATA December 31, 2013
Real estate assets, net	$5,622	$5,069	$4,760	$3,565	$3,681	$2,269	$1,278
Total assets	$5,972	$5,417	$5,078	$3,712	$4,034	$2,441	$1,374
Total liabilities	$227	$231	$204	$159	$57	$186	$102

(1)	Operations commenced with the acquisition of the property on June 27, 2013.
(2)	Operations commenced with the acquisition of the property on July 12, 2013.
(3)	Operations commenced with the acquisition of the property on August 20, 2013.

The Company holds investments that have a limited trading market and/or certain restrictions on trading and, therefore, may be illiquid and/or restricted. These investment holdings have been valued at fair value. Due to the inherent uncertainty of valuation, fair value pricing values may differ from the values that would have been used had a readily available market for the securities existed. These differences in valuation could be material. Illiquid and/or restricted investment holdings owned at December 31, 2013, were as follows:

NOTES TO FINANCIAL STATEMENTS	December 31, 2013 continued
Financial Statements

	Acquisition Date	Cost	Value
SSG Rochester LLC	12/24/12	$3,750,000	$4,012,500
SSG Sadsbury LLC	12/5/12	4,000,000	4,200,000
SSG Bolingbrook LLC	6/27/13	5,700,000	5,700,000
SSG Dolton LLC	6/27/13	5,100,000	5,100,000
SSG Merrillville LLC	6/27/13	4,825,000	4,825,000
SSG Summerville I LLC	7/12/13	2,300,000	2,300,000
SSG Summerville II LLC	8/20/13	1,300,000	1,300,000
DWS RREEF Real Estate Fund Liquidating Trust	2009	0	15,356
DWS RREEF Real Estate Fund II Liquidating Trust	2009	0	79,205
Total		$26,975,000	$27,532,061
Percent of net assets		79.48%	81.12%

6. INVESTMENT TRANSACTIONS  Purchases and proceeds of investments, excluding short term investments, were $19,475,000 and $21,931,161, respectively, for the year ended December 31, 2013. As of December 31, 2013, for federal income tax purposes, the aggregate cost of investments was $34,161,353 and net unrealized appreciation was $1,535,566, comprised of gross unrealized appreciation of $1,632,576and gross unrealized depreciation of $97,010.

7.  BORROWING AND SECURITIES LENDING  The Company has entered into a committed facility agreement (the "CFA") with BNP Paribas Prime Brokerage, Inc. ("BNP") that allows the Company to adjust its credit facility amount up to $20,000,000, and a lending agreement, as defined below. Borrowings under the CFA are secured by assets of the Company that are held with the Company's custodian in a separate account (the "pledged collateral"). Interest is charged at the 1 month LIBOR (London Inter-bank Offered Rate) plus 0.95% on the amount borrowed and 0.50% on the undrawn balance. Because the Company adjusts the facility amount each day to equal borrowing drawn that day, the 0.50% annualized rate charge on undrawn facility amounts provided for by the CFA has not been incurred. The outstanding loan balance and the value of eligible collateral investments as of December 31, 2013 were $1,717,040 and $5,012,126, respectively, and the weighted average interest rate and average daily amount outstanding under the CFA  for the year ended December 31, 2013 were 1.13% and $207,014, respectively. The maximum outstanding balance during the year ended December 31, 2013 was $1,805,823.

The Lending Agreement provides that BNP may borrow a portion of the pledged collateral (the "lent Securities") in an amount not to exceed the outstanding borrowings owed by the Company to BNP under the CFA. BNP may re-register the lent Securities in its own name or in another name other than the Company and may pledge, re-pledge, sell, lend, or otherwise transfer or use the lent Securities with all attendant rights of ownership. The Company may designate any security within the pledge collateral as ineligible to be a lent Security, provided there are eligible securities within the pledged collateral in an amount equal to the outstanding borrowing owed by the Company. BNP must remit payment to the Company equal to the amount of all dividends, interest, or other distributions earned or made by the lent Securities.

Under the Lending Agreement, Lent Securities are marked to market daily and, if the value of the Lent Securities exceeds the value of the then-outstanding borrowings owed by the Company to BNP under the CFA (the "current Borrowings"), BNP must, on that day, either (1) return Lent Securities to the Company's custodian in an amount sufficient to cause the value of the outstanding Lent Securities to equal the Current Borrowings; or (2) post cash collateral with the Company's custodian equal to the difference between the value of the Lent Securities and the value of the Current Borrowings. If BNP fails to perform either of these actions as required, the Company will recall securities, as discussed below, in an amount sufficient to cause the value of the outstanding Lent Securities to equal the current Borrowings. The Company can recall any of the Lent Securities and BNP shall, to the extent commercially possible, return such security or equivalent security to the Company's custodian no later than three business days after such request. If the Company recalls a Lent Security pursuant to the Lending agreement, and BNP fails to return the lent Securities or equivalent securities in a timely fashion, BNP shall remain liable to the Company's custodian for the ultimate delivery of such Lent Securities, or equivalent securities, and for any buy-in costs that the executing broker for the sales transaction may impose with respect to the failure to deliver. The Company shall also have the right to apply and set-off an amount equal to one hundred percent (100%) of the then- current fair value of such Lent Securities against the Current Borrowings. The Company earns securities lending income consisting of payments received from BNP for lending certain securities, less any rebates paid to borrowers and lending agent fees associated with the loan. As of and for the year ended December 31, 2013, there were no Lent Securities.

NOTES TO FINANCIAL STATEMENTS	December 31, 2013 continued
Financial Statements

8. INVESTMENT AND SECURITIES RISK

Foreign securities risk. Investments in the securities of foreign issuers involve special risks, including changes in foreign exchange rates and the possibility of future adverse political and economic developments, which could adversely affect the value of such securities. Moreover, securities in foreign issuers and markets may be less liquid and their prices more volatile than those of U.S. Issuers and markets.

Non-diversified fund risk. The Company is considered non-diversified and can invest a greater portion of assets in securities of individual issuers than a diversified fund. As a result, changes in the market value of a single investment could cause greater fluctuations in share price than would occur in a diversified fund. Equity securities risk. The prices of equity securities change in response to many factors including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity.

Concentration risk. The Company's assets are concentrated in investments in the real estate industry and, as a result, the value of the Company's common stock may be subject to greater volatility than an investment Company with a portfolio that is less concentrated by industry. If the securities of the real estate industry or self storage companies as a group fall out of favor with investors, the company could underperform other Companies that have greater industry diversification. A more concentrated portfolio may cause the Company's net asset value to be more volatile and thus may subject stockholders to more risk. As of December 31, 2013, the Company held approximately 81% of its assets inself storage properties. Thus, the volatility of the Company's net asset value, and its performance in general, depends disproportionately more on the respective performance of a single industry than that of a more diversified fund.

REIT risk. The Company's investments in securities of real estate companies involve risks. The REITs in which the Company invests are subject to risks inherent in the direct ownership of real estate. These risks include, but are not limited to, the risk of a possible lack of mortgage funds and associated interest rate risks, overbuilding, property vacancies, increases in property taxes and operating expenses, changes in zoning laws, losses due to environmental damages and changes in neighborhood values and appeal to purchasers.

9.  CAPITAL   STOCK   The   Company  is  authorized to  issue 20,000,000 shares of $0.01 par value common stock. There were no transactions in common stock for the year ended December 31, 2013. For the year ended December 31, 2012, the Company issued 783 shares of common stock and increased paid in capital $3,163 in connection with shares issued in reinvestment of distributions.

As of December 31, 2013, an affiliate of the Company owned approximately 2% of its outstanding common stock.

10.  STOCKHOLDER RIGHTS PLAN  On December 6, 2013, the Company's Board of Directors adopted a stockholder rights plan (the "plan") dated December 6, 2013. To implement the plan, the Board of Directors declared a special dividend distribution of one non-transferable right for each outstanding share of the Company's common stock, par value $.01 per share, to stockholders of record at the close of business on December 6, 2013. Each right entitles the registered holder to purchase from the Company one share of its common stock, par value $.01 per share, subject to adjustment. The rights will be distributed as a non-taxable dividend and will expire at the close of business on April 4, 2014 unless earlier redeemed or exchanged by the company. The rights will be evidenced by the underlying Company common stock and no separate rights certificates will presently be distributed. Subject to certain exceptions in the rights agreement, ("Rights Agreement") the rights will become exercisable 10 days following a public announcement that a "person" (as defined in the Rights Agreement) or a group of affiliated or associated persons have acquired "beneficial ownership" (as defined in the rights agreement) of 19% or more of the outstanding shares of the Company's common stock. In this event, however, any person who "beneficially owns" (as defined in the Rights Agreement) more than 17% of the outstanding common shares of the Company's common stock will not be permitted to exercise any rights associated with common shares beneficially owned in excess of 17% of the outstanding common shares of the Company, and those additional rights will be deemed null and void. The Board of Directors may terminate the plan at any time or redeem the rights, for $.01 per right, at any time before a person or a group of affiliated or associated persons beneficially owns 19% or more of the Company's common stock. Under certain circumstances, as set forth in the Rights Agreement, certain rights owned by any person who is or becomes an acquiring person (as defined in the rights agreement) shall become null and void. A copy of the rights agreement specifying the terms and conditions of the rights is available on the Company's website at www.selfstoragegroupinc.com.

NOTES TO FINANCIAL STATEMENTS	December 31, 2013 concluded
Financial Statements

11. SHARE REPURCHASE PROGRAM In accordance with Section 23(c) of the Act, the Company may from time to time repurchase its shares in the open market at the discretion of and upon such terms as determined by the Board of Directors. The Company did not repurchase any of its shares during the years ended December 31, 2013 and 2012, respectively.

12.  COMMITMENTS AND CONTINGENCIES The Company indemnifies its officers and directors from certain liabilities that might arise from their performance of their duties for the Company. Additionally, in the normal course of business, the Company enters into contracts that contain a variety of representations and warranties and which may provide general indemnifications. The Company's maximum exposure under these arrangements is unknown as it involves future claims that may be made against the Company under circumstances that have not occurred. The Company leases an automobile under a lease expiring on February  24, 2014. The future minimum lease payments under the lease is $1,410 for the year ending December 31, 2014.

13.  OTHER  INFORMATION   The  Company may at times raise cash for investment by issuing shares through one or more offerings, including rights offerings. Proceeds from any such offerings will be invested in accordance with the investment objectives and policies of the Company.

FINANCIAL HIGHLIGHTS	December 31, 2013
Financial Statements

	Year ended December 31,
Per Share Operating Performance	2013	2012	2011	2010	2009
(for a share outstanding throughout each period)
Net asset value, beginning of period	$4.74	$4.60	$5.00	$4.43	$3.64
Income from investment operations:
Net investment income (loss) (1)	(.09)	.01	.19	.20	.21
Net realized and unrealized gain (loss) on investments	.28	.60	(.33)	.59	.82
Total income from investment operations	.19	.61	(.14)	.79	1.03
Less distributions:
Net investment income	(.06)	(.02)	(.26)	(.22)	(.24)
Net realized gains	(.29)	(.45)	-	-	-
Total distributions	(.35)	(.47)	(.26)	(.22)	(.24)
Net asset value, end of period	$4.58	$4.74	$4.60	$5.00	$4.43
Market value, end of period	$3.59	$3.69	$3.78	$4.17	$3.65
Total Return (2)
Based on net asset value	5.70%	16.22%	(1.86)%	19.60%	31.03%
Based on market price	6.43%	10.10%	(3.30)%	21.07%	45.55%
Ratios/Supplemental Data (3)
Net assets at end of period (000s omitted)	$33,940	$35,155	$34,102	$37,071	$32,813
Ratio of total expenses to average net assets	3.14%	2.60%	2.31%	2.00%	1.62%
Ratio of net expenses excluding loan interest and
fees to average net assets	3.14%	2.60%	2.30%	1.96%	1.56%
Ratio of net investment income (loss) to average net assets	(1.88)%	0.25%	4.31%	4.33%	5.23%
Portfolio turnover rate	57%	115%	22%	55%	48%

(1)  The per share amounts were calculated using the average number of common shares outstanding during the period.

(2) Total return on a market value basis is calculated assuming a purchase of common stock on the opening of the first day and a sale on the closing of the last day of each period reported. Dividends and distributions, if any, are assumed for purposes of this calculation to be reinvested at prices obtained under the Company's dividend reinvestment plan if in effect or, if there is no plan in effect, at the lower of the per share net asset value or the closing market price of the Company's shares on the dividend/distribution date. Generally, total return on a net asset value basis will be higher than total return on a market value basis in periods where there is an increase in the discount or a decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total return on a net asset value basis will be lower than total return on a market value basis in periods where there is a decrease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such periods. The calculation does not reflect brokerage commissions, if any.

(3)  Expenses and income ratios do not include expenses incurred by the Acquired Funds in which the Company invests.

See notes to financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	December 31, 2013
Financial Statements

To the Board of Directors and Stockholders of

Self Storage Group, Inc.

We have audited the accompanying statement of assets and liabilities of Self Storage group, Inc., including the schedule of portfolio investments as of December 31, 2013 and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years indicated thereon. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards of the public Company accounting oversight Board (united States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2013, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Self Storage group, Inc. As of December 31, 2013, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years indicated thereon, in conformity with accounting principles generally accepted in the United States of America.

TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania

February 28, 2014

Item 14.                          Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.                          Financial Statements and Exhibits.

(a)	(i) Unaudited financial statements for the six months ended June 30, 2015 are included herein under Item 13.

(ii)	Audited financial statements for the year ended December 31, 2014 are included herein under Item 13.

(iii)	Unaudited financial statements for the six months ended June 30, 2014 are included herein under Item 13.

(iv)	Audited financial statements for the year ended December 31, 2013 are included herein under Item 13.

(v)	Unaudited pro forma condensed consolidated financial statements filed herewith as Exhibit 99.

(b)	Exhibits – See Exhibit Index below.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
SELF STORAGE GROUP, INC.

Date:             October 28 , 2015                                                                                                  /s/ Mark C. Winmill
By:            Mark C. Winmill, President

Exhibit Index

Exhibit Item Number and Description	Incorporated by Reference to	Filed Herewith
3.1.1. Articles of incorporation	Company's registration statement filing on Form N-2, File Nos. 333-46765 and 811-08025, as filed with the SEC on January 23, 1997.
3.1.2. Articles of amendment	Company's registration statement filing on Form N-2, File No. 811-08025, as filed with the SEC on December 10, 2003.
3.1.3. Articles supplementary	Company's registration statement filing on Form N-2, File No. 811-08025, as filed with the SEC on December 10, 2003.
3.1.4. Articles of amendment	Company's filing on Form 10, File No. 001-12681, as filed with the SEC on June 30, 2015.
3.2. Amended and Restated Bylaws	Company's filing on Form 10, File No. 001-12681, as filed with the SEC on June 30, 2015.
4. Rights Agreement	Company's filing on Form 10, File No. 001-12681, as filed with the SEC on June 30, 2015.
10.1. Committed Facility Agreement	Company's filing on Form NSAR-A, File No. 811-08025, as filed with the SEC on August 29, 2012.
10.2. Lending Agreement	Company's filing on Form NSAR-A, File No. 811-08025, as filed with the SEC on August 29, 2012.
10.6. Employment Agreement dated July 1, 2015	Company's filing on Form 10, File No. 001-12681, as filed with the SEC on June 30, 2015.
11. Statement re computation of per share earnings	Company's audited financial statements for the year ended December 31, 2014, as filed with the SEC in Form N-CSR on March 9, 2015
21. Subsidiaries of the registrant	Company's filing on Form 10, File No. 001-12681, as filed with the SEC on September 25, 2015.
99. Unaudited pro forma condensed consolidated financial statements		X